                                                                    EXHIBIT 10.2

                       REVOLVING AND TERM CREDIT AGREEMENT

                                   DATED AS OF
                                 APRIL 16, 2003

                                      AMONG

                             GGP LIMITED PARTNERSHIP
                                       AND
                                  GGPLP L.L.C.,
                                  AS BORROWER,

                         THE INSTITUTIONS PARTY HERETO,
                                   AS LENDERS,

                          EUROHYPO AG, NEW YORK BRANCH,
                AS ADMINISTRATIVE AGENT, JOINT LEAD ARRANGER AND
                               JOINT BOOK MANAGER,

                                       AND

                             BANK OF AMERICA, N.A.,
                             AS CO-SYNDICATION AGENT

                                      WITH

                         BANC OF AMERICA SECURITIES LLC,
                           AS JOINT LEAD ARRANGER AND
                               JOINT BOOK MANAGER

                          LEHMAN COMMERCIAL PAPER INC.,
                             AS CO-SYNDICATION AGENT

                              FLEET NATIONAL BANK,
                            AS CO-DOCUMENTATION AGENT

                         U.S. BANK NATIONAL ASSOCIATION,
                            AS CO-DOCUMENTATION AGENT

                                       AND

                         COMMERZBANK AG NEW YORK BRANCH,
                            AS CO-DOCUMENTATION AGENT

                                TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
ARTICLE I -      DEFINITIONS........................................................................1
     1.1    Certain Defined Terms...................................................................1
     1.2    Computation of Time Periods............................................................24
     1.3    Accounting Terms.......................................................................24
     1.4    Other Terms............................................................................24
     1.5    Use of Defined Term "Borrower".........................................................24

ARTICLE II -     AMOUNTS AND TERMS OF LOANS........................................................25
     2.1    Loans..................................................................................25
     2.2    Amortization...........................................................................28
     2.3    Termination Date.......................................................................28
     2.4    Use of Proceeds of Loans...............................................................28
     2.5    Maximum Credit Facility................................................................28
     2.6    Special Reduction in Commitments.......................................................28
     2.7    Authorized Agents......................................................................29

ARTICLE III -    INCREASE OF THE FACILITY..........................................................30
     3.1    Increase in Maximum Aggregate Commitment Amount........................................30
     3.2    Joinder of New Lender..................................................................30
     3.3    Increase in Commitment of Existing Lender..............................................31
     3.4    Breakage Costs Due to Reallocation of Commitments......................................32

ARTICLE IV -     PAYMENTS AND PREPAYMENTS..........................................................32
     4.1    Prepayments; Reductions in Commitments.................................................32
     4.2    Payments...............................................................................34
     4.3    Promise to Repay; Evidence of Indebtedness.............................................36

ARTICLE V -      INTEREST AND FEES.................................................................37
     5.1    Interest on the Loans and Other Obligations............................................37
     5.2    Special Provisions Governing Eurodollar Rate Loans.....................................39
     5.3    Fees...................................................................................43

ARTICLE VI -     CONDITIONS TO LOANS...............................................................43
     6.1    Conditions Precedent to the Loans......................................................43
     6.2    Conditions Precedent to All Subsequent Loans...........................................45

ARTICLE VII -    REPRESENTATIONS AND WARRANTIES....................................................46
     7.1    Representations and Warranties of the Borrower.........................................46

ARTICLE VIII -   REPORTING COVENANTS...............................................................55
     8.1    Borrower Accounting Practices..........................................................55
     8.2    Financial Reports......................................................................55
     8.3    Events of Default......................................................................59
     8.4    Lawsuits...............................................................................59
     8.5    Insurance..............................................................................59
     8.6    ERISA Notices..........................................................................59

     8.7    Environmental Notices..................................................................61
     8.8    Labor Matters..........................................................................62
     8.9    Notices of Asset Sales and/or Acquisitions.............................................62
     8.10   [Intentionally Omitted]................................................................62
     8.11   Other Reports..........................................................................62
     8.12   Other Information......................................................................62

ARTICLE IX -     AFFIRMATIVE COVENANTS.............................................................63
     9.1    Existence, Etc.........................................................................63
     9.2    Powers; Conduct of Business............................................................63
     9.3    Compliance with Laws, Etc..............................................................63
     9.4    Payment of Taxes and Claims............................................................63
     9.5    Insurance..............................................................................63
     9.6    Inspection of Property; Books and Records; Discussions.................................64
     9.7    ERISA Compliance.......................................................................64
     9.8    Maintenance of Property................................................................64
     9.9    REIT Status............................................................................64
     9.10   Ownership of Property..................................................................64
     9.11   Tax Shelter Regulations................................................................64

ARTICLE X -      NEGATIVE COVENANTS................................................................65
     10.1   Sales of Assets........................................................................65
     10.2   Liens..................................................................................65
     10.3   Conduct of Business....................................................................65
     10.4   Transactions with Partners and Affiliates..............................................66
     10.5   Restriction on Fundamental Changes and Changes of Control..............................66
     10.6   Margin Regulations; Securities Laws....................................................66
     10.7   ERISA..................................................................................66
     10.8   Organizational Documents...............................................................67
     10.9   Fiscal Year............................................................................67
     10.10  Preferred Securities...................................................................67
     10.11  Investments............................................................................68
     10.12  Other Financial Covenants..............................................................69

ARTICLE XI -     EVENTS OF DEFAULT; RIGHTS AND REMEDIES............................................70
     11.1   Events of Default......................................................................70
     11.2   Rights and Remedies....................................................................74

ARTICLE XII -    THE AGENT.........................................................................75
     12.1   Appointment............................................................................75
     12.2   Powers.................................................................................75
     12.3   General Immunity.......................................................................75
     12.4   No Responsibility for Loans, Recitals, etc.............................................76
     12.5   Action on Instructions of Lenders......................................................76
     12.6   Employment of Administrative Agents and Counsel........................................76
     12.7   Reliance on Documents..................................................................76
     12.8   Administrative Agent's Reimbursement and Indemnification...............................76
     12.9   Rights as a Lender.....................................................................77

     12.10  Lender Credit Decision.................................................................77
     12.11  Successor Administrative Agent.........................................................78
     12.12  Notice of Defaults.....................................................................78
     12.13  Requests for Approval..................................................................79
     12.14  Copies of Documents....................................................................79
     12.15  Withholding Tax........................................................................79
     12.16  Borrower's Default; Enforcement........................................................79
     12.17  Workout................................................................................80
     12.18  Bankruptcy of Borrower.................................................................80
     12.19  Relationship of Parties................................................................80
     12.20  Counsel................................................................................80

ARTICLE XIII -   YIELD PROTECTION..................................................................81
     13.1   Taxes..................................................................................81
     13.2   Increased Capital......................................................................83
     13.3   Changes; Legal Restrictions............................................................83

ARTICLE XIV -    [Intentionally Omitted.]..........................................................84

ARTICLE XV -     MISCELLANEOUS.....................................................................84
     15.1   Assignments and Participations.........................................................84
     15.2   Expenses...............................................................................87
     15.3   Indemnity..............................................................................88
     15.4   Change in Accounting Principles........................................................88
     15.5   Setoff.................................................................................88
     15.6   Ratable Sharing........................................................................89
     15.7   Amendments and Waivers.................................................................89
     15.8   Notices................................................................................91
     15.9   Survival of Warranties and Agreements..................................................91
     15.10  Failure or Indulgence Not Waiver; Remedies Cumulative..................................92
     15.11  Marshalling: Payments Set Aside........................................................92
     15.12  Severability...........................................................................92
     15.13  Headings...............................................................................92
     15.14  Governing Law..........................................................................92
     15.15  Limitation of Liability................................................................92
     15.16  Successors and Assigns.................................................................92
     15.17  Certain Consents and Waivers...........................................................93
     15.18  Counterparts; Effectiveness; Inconsistencies...........................................94
     15.19  Limitation on Agreements...............................................................94
     15.20  Confidentiality........................................................................95
     15.21  Disclaimers............................................................................95
     15.22  No Third Party Beneficiaries...........................................................96
     15.23  Entire Agreement.......................................................................96
     15.24  Nature of the Borrower's Liability.....................................................96

                       REVOLVING AND TERM CREDIT AGREEMENT

     THIS REVOLVING AND TERM CREDIT AGREEMENT dated as of April 16, 2003 (as the same may be amended, supplemented or modified from time to time, the "AGREEMENT") is entered into among GGP LIMITED PARTNERSHIP, a Delaware limited partnership (the "PARTNERSHIP"), GGPLP L.L.C., a Delaware limited liability company (the "COMPANY"; the Partnership and the Company being referred to herein, individually or collectively, as the context shall infer, as the "BORROWER"), the institutions from time to time parties hereto as Lenders, EUROHYPO AG, NEW YORK BRANCH ("EUROHYPO"), as a Lender and as administrative agent ("ADMINISTRATIVE AGENT") for the Lenders, and BANK OF AMERICA, N.A., a national banking association ("BANK OF AMERICA"), as a Lender and as a co-syndication agent (referred to in such capacity as a "SYNDICATION AGENT") for the Lenders (the Administrative Agent and the Syndication Agent being referred to herein collectively as the "LEAD AGENTS").

The parties hereto agree as follows:

                             ARTICLE I - DEFINITIONS

     1.1 CERTAIN DEFINED TERMS. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

     "ADDENDUM" is defined in SECTION 3.3.

     "ADJUSTED EBITDA" means, with respect to any Property, for the immediately preceding consecutive four calendar quarters, an amount equal to (i) total revenues relating to such Property for such period, LESS (ii) the sum of total operating expenses relating to such Property (including applicable management fees and costs) for such period determined in accordance with GAAP (excluding any such expenses funded from the Capital Improvement Reserve) and the Capital Improvement Reserve for such period, PLUS (iii) to the extent subtracted pursuant to clause (ii) above, interest, income taxes (but not real estate taxes), depreciation, amortization and other non-cash charges determined in accordance with GAAP, which amount shall be adjusted for nonrecurring items such as sales of Properties or Minority Holdings and to eliminate the straight-lining of rents; PROVIDED, HOWEVER, that for each Property which has been owned by Borrower, a Consolidated Business or a Minority Holding or open for business for a period of less than four calendar quarters, Adjusted EBITDA shall be calculated on the basis of Adjusted EBITDA determined as of the first day of each calendar quarter for the immediately preceding consecutive one, two or three calendar quarters, as applicable with respect to the length of ownership or since opening, annualized; PROVIDED FURTHER, HOWEVER, that for each Property which has been owned by Borrower, a Consolidated Business or a Minority Holding or open for business for a period of less than one quarter, Adjusted EBITDA shall be calculated on a PRO FORMA basis reasonably acceptable to the Administrative Agent. Examples of such calculations are set forth in EXHIBIT G hereto. Adjusted EBITDA shall be determined by reference to the Borrower's statement of operations for the applicable period. Notwithstanding anything to the contrary contained herein, (1) Adjusted EBITDA shall not include any revenues generated by or allocable to any Property to the extent that the Investment in such Property constitutes an Event of Default or Potential Event of Default under SECTION 10.11 hereof; (2) Adjusted EBITDA shall not include any revenues generated by or allocable to any Real Estate

Under Construction with respect to which the Borrower elects to include Construction Asset Cost in Capitalization Value; PROVIDED, HOWEVER, that such revenues may be included to the extent that (A) the construction in question constitutes renovation or expansion of a Property that is otherwise completed, open for business and operational, (B) the construction in question will not materially interrupt, limit or impair such ongoing business and operations, and
(C) the inclusion of both such revenues in Adjusted EBITDA and such Construction Asset Cost in Capitalization Value is not duplicative; and (3) the headquarters building located at 110 North Wacker Drive, Chicago, Illinois is not a Property for purposes of this definition.

     "ADMINISTRATIVE AGENT" is defined in the preamble and includes Eurohypo AG, New York Branch in its capacity as administrative agent for the Lenders and each successor administrative agent appointed in accordance with the terms of this Agreement

     "AFFILIATE", as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote fifteen percent (15.0%) or more of the equity Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting equity Securities or by contract or otherwise.

     "AGENTS" is defined in SECTION 2.6.

     "AMORTIZATION PAYMENT AMOUNT" is defined in SECTION 2.2.

     "APPLICABLE LENDING OFFICE" means, with respect to a particular Lender, (i) its Eurodollar Lending Office in respect of provisions relating to Eurodollar Rate Loans, and (ii) its Domestic Lending Office in respect of provisions relating to Base Rate Loans.

     "APPLICABLE MARGIN" means, with respect to each Loan, the respective percentages per annum determined, at any time, based on the range into which the Leverage Ratio then falls, in accordance with the following table. Any change in the Applicable Margin shall be effective as of the applicable financial reporting date set forth in SECTION 8.2 hereof (exclusive of SECTION 8.2(b)(iv) hereof), and as of the date of the consummation and funding of each Capital Event.

                                   Applicable Margin (% per annum)
                                   ------------------------------
                                                                                    Base
                                Term Eurodollar     Revolver Eurodollar          Rate Loans
         Leverage Ratio           Rate Loans             Rate Loans         (Term and Revolver)
         --------------           ----------             ----------          -----------------
      less than 50%                  1.15%                  1.00%                   0.00%
      50% to less than 60%           1.35%                  1.15%                   0.00%
      60% or greater                 1.75%                  1.50%                   0.25%

     "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance in substantially the form of EXHIBIT A attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Administrative Agent in connection with an assignment of a Lender's interest under this Agreement in accordance with the provisions of
SECTION 15.1.

     "AUTHORIZED FINANCIAL OFFICER" means a chief executive officer, chief financial officer, treasurer or other qualified senior officer acceptable to the Administrative Agent.

     "BANK OF AMERICA" is defined in the preamble to this Agreement.

     "BASE EURODOLLAR RATE" means, with respect to any Eurodollar Interest Period applicable to a Borrowing of Eurodollar Rate Loans, an interest rate per annum displayed on the Rate Page for the purpose of displaying interest rates at which U.S. Dollar deposits are offered by major banks in the London interbank market as of 11:00 a.m., London time, on the applicable Eurodollar Interest Rate Determination Date, for deposits in Dollars, in immediately available funds, in an amount comparable to the amount of the applicable Eurodollar Rate Loan on such date, and for a duration comparable to the applicable Eurodollar Interest Period; PROVIDED, HOWEVER, that if such rate does not appear on the Rate Page, the "Base Eurodollar Rate" applicable to a particular Eurodollar Interest Period shall mean a rate per annum equal to the rate at which U.S. Dollar deposits in an amount approximately equal to the principal balance (or the portion thereof which will bear interest at a rate determined by reference to the Base Eurodollar Rate during the Interest Period to which such Base Eurodollar Rate is applicable in accordance with the provisions hereof), and with maturities comparable to the last day of the Eurodollar Interest Period with respect to which such Base Eurodollar Rate is applicable, are offered in immediately available funds in the London Interbank Market to the London office of Eurohypo AG by leading banks in the eurodollar market at 11:00 a.m., London time, on the applicable Eurodollar Interest Rate Determination Date.

     "BASE RATE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (i) the rate of interest announced publicly by Bank of America from time to time, as its prime rate (or such equivalent term as is then used by Bank of America); and

                  (ii) the sum of (A) one-half of one percent (0.50%) per annum PLUS (B) the Federal Funds Rate in effect from time to time during such period.

     "BASE RATE LOAN" means (i) a Loan which bears interest at the Base Rate, or
(ii) an overdue amount which was a Base Rate Loan immediately before it became due.

     "BENEFIT PLAN" means a "defined benefit plan" as defined in Section 3(35) of ERISA and any other "pension plan" as defined in Section 3(2) of ERISA subject to Section 302 of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA or in respect of which the Borrower or any ERISA Affiliate has assumed any liability.

     "BORROWER" is defined in the preamble to this Agreement.

     "BORROWER OPERATING AGREEMENT" means the Second Amended and Restated Operating Agreement of the Company dated April 17, 2002, as amended by First Amendment dated April 23, 2002, Second Amendment dated May 13, 2002, Third Amendment dated October 30, 2002, Fourth Amendment dated April 7, 2003, and Fifth Amendment dated April 11. 2003 as such agreement may be amended, restated, modified or supplemented from time to time with the consent of the Administrative Agent or as permitted under SECTION 10.8.

     "BORROWER PARTNERSHIP AGREEMENT" means the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated April 1, 1998, as amended by First Amendment dated as of June 10, 1998, Second Amendment dated as of June 29, 1998, Third Amendment dated February 15, 2002, Amendment dated as of April 24, 2002, Fourth Amendment dated July 10, 2002, and Amendment dated November 27, 2002 and as supplemented by joinders of certain third parties as limited partners in the Partnership, as such agreement may be amended, restated, modified or supplemented from time to time with the consent of the Administrative Agent or as permitted under SECTION 10.8.

     "BORROWING" means a borrowing by a Borrower consisting of Loans of the same type made, continued or converted on the same day.

     "BUSINESS DAY" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (i) in New York, New York, and (ii) in the case of Eurodollar Rate Loans, in London, England.

     "CAPITAL EVENT" means any sale or issuance (or series of related sales or issuances) by GGP, Inc., the Borrower or any of its Subsidiaries, of: (i) equity Securities representing interests in such entity that generates net proceeds in excess of $75,000,000; or (ii) debt Securities representing obligations of such entity (including, without limitation, any secured or unsecured financing or refinancing) that generates net proceeds in excess of $400,000,000.

     "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by the Borrower's or any of its Subsidiaries' fixed asset accounts as reflected in any of their respective balance sheets; PROVIDED, HOWEVER, (i) Capital Expenditures shall include, whether or not such a designation would be in conformity with GAAP, (a) that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries and (b) expenditures for Equipment which is purchased simultaneously with the trade-in of existing Equipment owned by the Borrower or any of its Subsidiaries, to the extent the gross purchase price of the purchased Equipment exceeds the book value of the Equipment being traded in at such time; and (ii) Capital Expenditures shall exclude, whether or not such a designation would be in conformity with GAAP, expenditures made in connection with the restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds.

     "CAPITAL IMPROVEMENT RESERVE" means $0.25 per annum per square foot of mall store gross leasable area in Real Property owned by Borrower or its Wholly Owned Subsidiaries, and in that portion of real property owned by Minority Holdings allocable, on a PRO RATA basis, to the Consolidated Businesses.

     "CAPITAL LEASE" means any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     "CAPITAL STOCK" means, with respect to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

     "CAPITALIZATION VALUE" means the sum of (i) the Combined EBITDA for the applicable period divided by 8.25%, and (ii) Cash and Cash Equivalents, and
(iii) Inactive Assets, other than Construction Assets, at the lesser of cost or fair market value; and (iv) Construction Asset Cost; PROVIDED, HOWEVER, that Capitalization Value shall include Inactive Assets and Construction Asset Cost only to the extent that Inactive Assets and Construction Asset Cost do not exceed, in the aggregate, eight percent (8%) of Capitalization Value; and PROVIDED FURTHER that Capitalization Value shall not include any Inactive Asset or Construction Asset Cost incurred with respect to any Construction Asset to the extent the incurrence of such Construction Asset Cost or the Investment in such Inactive Asset or Construction Asset constitutes an Event of Default or Potential Event of Default under SECTION 10.11 hereof; and PROVIDED FURTHER that Capitalization Value shall not include Construction Asset Cost as to any Real Estate Under Construction with respect to which the Borrower elects to include revenues in Adjusted EBITDA; PROVIDED, HOWEVER, that such Construction Asset Cost may be included to the extent that (A) the construction in question constitutes renovation or expansion of a Property that is otherwise completed, open for business and operational, (B) the construction in question will not materially interrupt, limit or impair such ongoing business and operations, and
(C) the inclusion of both such revenues in Adjusted EBITDA and such Construction Asset Cost in Capitalization Value is not duplicative.

     "CASH AND CASH EQUIVALENTS" means (i) unrestricted cash, (ii) unrestricted marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and (iii) unrestricted domestic and eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) rated A1 (or better) by S&P or P1 (or better) by Moody's or F1 by Fitch; PROVIDED, HOWEVER, that the maturities of such Cash and Cash Equivalents shall not exceed one year.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 ET SEQ., any amendments thereto, any successor statutes, and any regulations or guidance having the force of law promulgated thereunder.

     "CHANGE OF CONTROL" means that (i) more than two of Matthew Bucksbaum, John Bucksbaum, Robert Michaels, and Bernard Freibaum, or any replacement for any of the foregoing Persons previously approved by the Requisite Lenders pursuant to clause (ii) below, cease to be senior officers of GGP, Inc., and (ii) if the circumstances described in clause (i) shall occur, the senior management positions of the foregoing Persons who cease to be senior officers as aforesaid are not filled within 180 days after the vacancy in such positions arise with replacements approved by the Requisite Lenders.

     "CLAIM" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

     "CLOSING DATE" means April 16, 2003.

     "COMBINED EBITDA" means the sum of (i) 100% of the Adjusted EBITDA of the Borrower and its Wholly Owned Subsidiaries with respect to Properties owned by the Borrower or any such Wholly Owned Subsidiary; and (ii) the portion of the Adjusted EBITDA of the Minority Holdings allocable to the Borrower and the Management Company in accordance with GAAP; PROVIDED, HOWEVER, that Combined EBITDA shall include Adjusted EBITDA allocable to the Management Company only to the extent that Adjusted EBITDA allocable to the Management Company does not exceed four percent (4%) of Combined EBITDA.

     "COMBINED EQUITY VALUE" means Capitalization Value minus Total Adjusted Outstanding Indebtedness.

     "COMBINED INTEREST EXPENSE" means, for any period, the sum of (i) interest expense of GGP, Inc. and the Consolidated Businesses paid during such period and
(ii) interest expense of GGP, Inc. and the Consolidated Businesses accrued for such period to the extent not paid during such period, and (iii) the portion of the interest expense of Minority Holdings allocable to GGP, Inc. or the Borrower in accordance with GAAP and paid during such period, and (iv) the portion of the interest expense of Minority Holdings allocable to GGP, Inc. or the Borrower in accordance with GAAP and accrued for such period, to the extent not paid during such period, in each case including participating interest expense, but excluding extraordinary interest expense and prepayment fees, premiums or penalties and net of amortization of deferred costs associated with new financings or refinancings of existing Indebtedness; PROVIDED, HOWEVER, that with respect to Properties that GGP, Inc., the Borrower, a Consolidated Business or a Minority Holding has owned for less than one year and which is included in the calculation of Adjusted EBITDA, the interest expense with respect thereto (incurred in connection with any Loans made in connection with the acquisition of such Property or in connection with any mortgage loans entered into or assumed in connection therewith) shall be determined as of the first day of each fiscal quarter for the immediately preceding consecutive one, two or three fiscal quarters, as applicable with respect to the period such Property has been owned by GGP, Inc., Borrower, a Consolidated Business or a Minority Holding, annualized; PROVIDED, FURTHER, HOWEVER, that for each Property which has been owned by Borrower, a Consolidated Business or a Minority Holding or open for business for a period of less than one quarter, the interest expense with respect thereto shall be calculated on a PRO FORMA basis reasonably acceptable to the Administrative Agent; and PROVIDED, FURTHER, HOWEVER, that dividends on preferred Securities shall not be considered part of Combined Interest Expense.

     "COMMISSION" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

     "COMMITMENT" means, with respect to any Lender, such Lender's Revolving Loan Commitment and Term Loan Commitment, and "COMMITMENTS" means the aggregate principal amount of the Commitments of all the Lenders.

     "COMPLIANCE CERTIFICATE" is defined in SECTION 8.2(b).

     "CONSOLIDATED" means consolidated in accordance with GAAP.

     "CONSOLIDATED BUSINESSES" means the Borrower and its Wholly Owned Subsidiaries.

     "CONSTRUCTION ASSET" means any Property which is raw land, vacant out-parcels or Real Estate Under Construction.

     "CONSTRUCTION ASSET COST" means, with respect to all Construction Assets, the aggregate sums expended on the construction of such improvements (including land acquisition costs).

     "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, radioactive materials, asbestos (in any form or condition), polychlorinated biphenyls (PCBs), or any constituent of any such substance or waste, and includes, but is not limited to, these terms as defined in federal, state or local laws or regulations; provided however that "Contaminant" shall not include the foregoing items to the extent (i) the same exist on the applicable Property in negligible or customary amounts and are stored and used in accordance with all Environmental, Health or Safety Requirements of Law or
(ii) are used in connection with a tire or battery retail store provided the same are stored, sold and used in accordance with all Environmental, Health or Safety Requirements of Law.

     "CONTINGENT OBLIGATION" as to any Person means, without duplication, (i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements in accordance with GAAP, guaranteeing partially or in whole any Non-Recourse Indebtedness, lease, dividend or other obligation, exclusive of (A) contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of Securities or other assets) and (B) guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements required to be delivered pursuant to Section 8.2 hereto. Notwithstanding anything contained herein to the contrary, guarantees of completion or other performance shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion or other performance shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is Recourse Indebtedness, directly or indirectly to the Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that (X) such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person's obligations under such joint and several guaranty or (Y) such other Person holds an Investment Grade Credit Rating from any of Fitch, Moody's or S&P or has creditworthiness otherwise reasonably acceptable to the Administrative Agent, and (ii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.

     "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any Securities issued by that Person or any Organizational Document, indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

     "CREDIT OBLIGATIONS" means, at any particular time, the sum of the outstanding principal amount of the Loans at such time.

     "CREDIT RATING" means the publicly announced rating of the long-term unsecured debt of a Person given by Fitch, Moody's or S&P.

     "CUSTOMARY PERMITTED LIENS" means

            (a) Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or utility or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings in accordance with SECTION
9.4 and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

            (b) Statutory Liens of landlords or Equipment lessors against any Property of the Borrower or any of its Subsidiaries and Liens against any Property of the Borrower or any of its Subsidiaries in favor of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens against any Property of the Borrower or any of its Subsidiaries imposed by law created in the ordinary course of business for amounts which, if not resolved in favor of the Borrower or such Subsidiary, would not be likely, in the aggregate together with all other such Liens, to result in a Material Adverse Effect;

            (c) Liens (other than any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; PROVIDED THAT (A) all such Liens do not in the aggregate materially detract from the value of the Borrower's (if such Liens are against Property of a Borrower) or a Subsidiary's assets or Property or materially impair the use thereof in the operation of their respective businesses, and (B) all Liens of attachment or judgment and Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount of Recourse Indebtedness exceeding $5,000,000 with respect to the Borrower and its Subsidiaries; and

            (d) Liens against any Property of the Borrower or any Subsidiary of the Borrower arising with respect to zoning restrictions, easements, operating agreements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries or materially affect the value thereof or, taken together, to the extent they would not be likely to result in a Material Adverse Effect.

     "DEFAULTING LENDER" shall mean any Lender which has failed to fund its Pro Rata Share of any Loan when and as required under the terms of this Agreement, provided that, if such Lender cures such failure, such Lender shall cease to be a Defaulting Lender.

     "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

     "DOLLARS" and "$" mean the lawful money of the United States.

     "DOMESTIC LENDING OFFICE" means, with respect to any Lender, such Lender's office, located in the United States, specified as the "Domestic Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

     "ELIGIBLE ASSIGNEE" means (i) a Lender or any Affiliate thereof; (ii) a commercial bank having total assets in excess of $5,000,000,000; (iii) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; or (iv) a finance company or other financial institution reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $500,000,000 or is otherwise acceptable to the Administrative Agent and, in each case other than (i) above, so long as no Event of Default shall have occurred and be continuing hereunder, to the Borrower (which acceptance shall not be unreasonably withheld, conditioned or delayed).

     "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to any federal, state or local law, ordinance, rule, regulation, Permit, license or other binding determination of any Governmental Authority relating to, imposing liability or standards concerning, or otherwise addressing the environment, health and/or safety, including, but not limited to the Clean Air Act, the Clean Water Act, CERCLA, RCRA, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act and OSHA, and public health codes, each as from time to time in effect, in each case as applicable to the Borrower or its Property.

     "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirement of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

     "ENVIRONMENTAL PROPERTY TRANSFER ACT" means any applicable Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the transfer, sale, lease or closure of any Property or deed or title for any Property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Act" or "Responsible Property Transfer Act".

     "EQUIPMENT" means equipment which is personal property used in connection with the maintenance of any Property.

     "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1000 ET SEQ., any amendments thereto, any successor statutes, and any regulations or guidance having the force of law promulgated thereunder.

     "ERISA AFFILIATE" means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower; and
(iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above. An entity shall be treated as an ERISA Affiliate only during the period such entity is an ERISA Affiliate.

     "ERISA TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan subject to Title IV of ERISA; (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which the Borrower or such ERISA Affiliate was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA which requires notification to the PBGC pursuant to
Section 4063 of ERISA; (iii) the imposition of an obligation on the Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan which will result in liability in excess of $1,000,000.

     "EURODOLLAR AFFILIATE" means, with respect to each Lender, the Affiliate of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Affiliate" on the signature pages hereof or on the Assignment and Acceptance or Joinder Agreement by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

     "EURODOLLAR INTEREST PERIOD" is defined in SECTION 5.2(b).

     "EURODOLLAR INTEREST RATE DETERMINATION DATE" is defined in SECTION 5.2(c).

     "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, such Lender's office (if any) specified as the "Eurodollar Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance or Joinder Agreement by which it became a Lender or such other office or offices of such Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

     "EURODOLLAR RATE" means, with respect to any Eurodollar Interest Period applicable to a Eurodollar Rate Loan, an interest rate per annum obtained by dividing (i) the Base Eurodollar Rate applicable to that Eurodollar Interest Period by (ii) a percentage, calculated for each Lender in respect of the Loans made by it, equal to 100% MINUS the Eurodollar Reserve Percentage in effect as to such Lender, if any, on the relevant Eurodollar Interest Rate Determination Date.

     "EURODOLLAR RATE LOAN" means (i) a Loan which bears interest at a rate determined by reference to the Eurodollar Rate and the Applicable Margin for Eurodollar Rate Loans, as provided in SECTION 5.1(a) or (ii) an overdue amount which was a Eurodollar Rate Loan immediately before it became due.

     "EURODOLLAR RESERVE PERCENTAGE" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D. The Eurodollar Reserve Percentage shall be expressed in decimal form and rounded upward, if necessary, to the nearest 1/100th of one percent, and shall include marginal, emergency, supplemental, special and other reserve percentages.

     "EUROHYPO" is defined in the preamble to this Agreement.

     "EVENT OF DEFAULT" means any of the occurrences set forth in SECTION 11.1 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in SECTION 11.1.

     "FACILITY" means the Term Facility and Revolving Facility evidenced by the Loan Documents.

     "FACILITY FEE" is defined in SECTION 5.3(a).

     "FACILITY FEE PERCENTAGE" means the applicable percentage per annum determined, at any time, based on the range into which the Leverage Ratio then falls, in accordance with the following table. Any change in the Facility Fee Percentage shall be effective as of the applicable financial reporting date set forth in SECTION 8.2 hereof (exclusive of SECTION 8.2(b)(iv) hereof) and as of the date of the consummation and funding of each Capital Event.

                                                       Facility Fee
                                                        Percentage
            Leverage Ratio                             (% per annum)
            --------------                             -------------
            less than 50%                                  0.15%
            50% to less than 60%                           0.20%
            60% or greater                                 0.25%

     "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business
Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on transactions by the Reference Bank, as reasonably determined by the Administrative Agent.

     "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

     "FFO" means net income, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures (which will be calculated to reflect funds from operations on the same basis), as determined and adjusted in accordance with the standards established from time to time by the National Association of Real Estate Investment Trusts.

     "FINANCIAL STATEMENTS" means (i) quarterly and annual Consolidated statements of income and retained earnings, statements of cash flow, and balance sheets, (ii) such other financial statements as GGP, Inc. and the Borrower shall routinely and regularly prepare on a quarterly or annual basis, and (iii) such other regularly prepared financial statements of the Consolidated Businesses or Minority Holdings, which statements are material to the Loans (including anything which would reasonably be expected to have a Material Adverse Effect), as the Administrative Agent or the Requisite Lenders may from time to time reasonably specify; PROVIDED, HOWEVER, that the Financial Statements referenced in clauses (i) and (ii) above shall be prepared in form satisfactory to the Administrative Agent, provided that the requirements of Administrative Agent and the Requisite Lenders shall not conflict with SEC requirements.

     "FISCAL YEAR" means the fiscal year of the Borrower or GGP, Inc., as applicable, for accounting and tax purposes, which shall be the 12-month period ending on December 31 of each calendar year.

     "FITCH" means Fitch ICBA, Inc.

     "FIXED CHARGES" means, as of the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, the sum of (a) Combined Interest Expense and (b) the aggregate of all scheduled principal payments on Total Adjusted Outstanding Indebtedness according to GAAP made or required to be made during such fiscal period for GGP, Inc., the Consolidated Businesses and Minority Holdings (but excluding balloon payments of principal due upon the stated maturity of an Indebtedness), and (c) the aggregate of all dividends payable on the preferred stock or other preferred Securities of GGP, Inc., Borrower and its Subsidiaries, and of Minority Holdings allocable, on a PRO RATA basis to GGP, Inc. or the Borrower, which preferred Securities are not owned by the Borrower or any of its Subsidiaries (including on any preferred units of the Company and Price Development Company, Limited Partnership, a Maryland limited partnership, not owned by the Borrower or any of its Subsidiaries).

     "FUNDING DATE" means the Initial Funding Date and each subsequent date on which Loans are to be funded under this Agreement.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the American Institute of Certified Public Accountants' Accounting Principles Board and Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the Closing Date (unless otherwise specified herein as in effect on another date or dates).

     "GGP, INC." means General Growth Properties, Inc., a Delaware corporation.

     "GOVERNMENTAL APPROVAL" means any and all existing or future certificates, licenses, permits, variances, authorizations and approvals issued or required to be issued by any Governmental Authority having jurisdiction with respect to any Property.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GUARANTOR" means GGP, Inc. and the Partnership, individually or collectively, as the context shall infer.

     "GUARANTY" means that certain joint and several Guaranty, dated as of even date herewith, made by Guarantor in favor of the Administrative Agent, as agent for the Lenders, guaranteeing the payment and performance of the Obligations of the Borrower hereunder.

     "HOLDER" means any Person entitled to enforce any of the Obligations, whether or not such Person holds any evidence of Indebtedness, including, without limitation, the Administrative Agent and each other Lender.

     "HOMART PORTFOLIO" means the portfolio of Properties commonly described by the Partnership as GGP/Homart and GGP/Homart II, and their respective Subsidiaries and Investments.

     "IMPROVEMENTS" means, with respect to any Real Property, all buildings, fixtures, structures, parking areas, landscaping and all other improvements whether existing now or hereafter constructed, together with all machinery and mechanical, electrical, HVAC and plumbing systems presently or hereafter located thereon and used in the operation thereof, excluding (a) any such items owned by utility service providers, (b) any such items owned by tenants or other third-parties and (c) any items of personal property.

     "INACTIVE ASSETS" means Construction Assets (other than Real Estate Under Construction), loans receivable (including, without limitation, purchase money and other mortgage loans), other miscellaneous Property not described in any of clauses (i) through (iv) of SECTION 10.11(d) hereof, and the headquarters building located at 110 North Wacker Drive, Chicago, Illinois, provided that the value of such headquarters building for the purpose of calculating Inactive Assets shall be as set forth in the most recent appraisal of said building received from time to time by Borrower which appraisal is prepared by an MAI appraiser from a nationally recognized appraisal firm in accordance with the requirements of FIRREA. Borrower shall promptly deliver to Administrative Agent a copy of each appraisal of said building received by Borrower from time to time.

     "INDEBTEDNESS", as applied to any Person, means, at any time, without duplication, (a) all indebtedness, obligations or other liabilities of such Person (whether consolidated or representing the proportionate interest in any other Person) (i) for borrowed money (including construction loans) or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities issued by such Person or to pay dividends in respect of any stock, (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases, (vi) which are Contingent Obligations, (vii) under warranties and indemnities or (viii) for the payment of taxes, levies, or other obligations which are then past due and payable to any Governmental Authority; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of interest rate contracts and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock and other Securities subject (upon the occurrence of any contingency or otherwise) to mandatory redemption by such Person; (e) all indebtedness, obligations or other liabilities of such person in respect of forward equity sales and similar purchase obligations, and (f) all contingent Contractual Obligations with respect to any of the foregoing .

     "INDEMNIFIED MATTERS" is defined in SECTION 15.3.

     "INDEMNITEES" is defined in SECTION 15.3.

     "INITIAL FUNDING DATE" means the date on or after the Closing Date, on which all of the conditions described in SECTION 6.1 have been satisfied (or waived) in a manner satisfactory to the Administrative Agent and the Lenders and on which the initial Loans under this Agreement are made by the Lenders to the Borrower.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance having the force of law promulgated thereunder.

     "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Property, including, without limitation, Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

     "INVESTMENT GRADE" means (i) with respect to Fitch a Credit Rating of BBB-or higher, (ii) with respect to Moody's a Credit Rating of Baa3 or higher and
(iii) with respect to S&P, a Credit Rating of BBB- or higher.

     "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

     "IVANHOE PORTFOLIO" means the portfolio of Properties commonly described by the Partnership as GGP/Ivanhoe, GGP/Ivanhoe II and GGP/Ivanhoe III, and their respective Subsidiaries and Investments.

     "JOINDER AGREEMENT" is defined in SECTION 3.2.

     "JOINT SYNDICATION LETTER" is defined in SECTION 2.6.

     "KNOWLEDGE" with reference to any Person or any Subsidiary of such Person, means the actual knowledge of an officer of such Person after reasonable inquiry (which reasonable inquiry shall include, without limitation, interviewing and questioning such other Persons as such Person or such Subsidiary, as applicable, deems reasonably necessary).

     "LEAD AGENTS" is defined in the preamble to this Agreement.

     "LEASE" means a lease, license, concession agreement or other agreement providing for the use or occupancy of any portion of any Property, including all amendments, supplements, modifications and assignments thereof and all side letters or side agreements relating thereto.

     "LENDER" means each of the Lead Agents and, at any other given time, each financial institution which is or hereafter becomes a party hereto as a Lender, whether as a signatory hereto or pursuant to an Assignment and Acceptance or pursuant to a Joinder Agreement and regardless of the capacity in which such entity is acting (i.e. whether as a Lead Agent or Lender).

     "LENDER PROCESS AGENT" is defined in SECTION 15.17(a).

     "LEVERAGE RATIO" means the ratio, expressed as a percentage, of the Total Adjusted Outstanding Indebtedness to the Capitalization Value.

     "LIABILITIES AND COSTS" means all liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

     "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other and including, without limitation, any Environmental Lien), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to Section 9-505 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

     "LIMITED MINORITY HOLDINGS" means Minority Holdings in which (i) the Borrower or GGP, Inc. has a less than fifty percent (50%) ownership interest or
(ii) the Borrower or GGP, Inc. does not control the management of such Minority Holdings, whether as the general partner or managing member of such Minority Holding, or otherwise or (iii) the Borrower or GGP, Inc. does not control decisions with respect to the financing or sale or other disposition of the assets thereof. As used in this definition only, the term "control" shall mean the authority to make major management decisions or the management of day-to-day operations of such entity and shall include instances in which the Management Company manages the day-to-day leasing, management, control or development of the Properties of such Minority Holding pursuant to the terms of a management agreement.

     "LOAN" means a loan made by a Lender pursuant to Section 2.1; provided, that if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Conversion/Continuation under SECTION 5.1, the term "Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "LOAN ACCOUNT" is defined in SECTION 4.3(b).

     "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranty and all other instruments, agreements and written Contractual Obligations (including fee letters) now or hereafter entered into between the Borrower and/or the Guarantor and the Administrative Agent and/or the Lenders pursuant to or in connection with the transactions contemplated hereby.

     "MAJOR SUBSIDIARY" means any Subsidiary of Borrower or any Minority Holding, in each case to which more than $300,000,000 of Capitalization Value is attributable.

     "MANAGEMENT COMPANY" means General Growth Management, Inc., a Delaware corporation and its Subsidiaries, and any of its successors and assigns that are Subsidiaries of GGP, Inc.

     "MARGIN STOCK" means "margin stock" as such term is defined in Regulation
U.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (i) the financial condition or assets of GGP, Inc., Borrower and their Subsidiaries taken as a whole, (ii) the ability of GGP, Inc. or either Borrower to perform their respective obligations under the applicable Loan Documents, (iii) the financial condition or assets of any Major Subsidiary, or (iv) the ability of the Lenders or the Administrative Agent to enforce any of the Loan Documents.

     "MAXIMUM AGGREGATE COMMITMENT AMOUNT" means the maximum aggregate amounts of the Revolving Loan Commitments and Term Loan Commitments from time to time.

     "MAXIMUM REVOLVING CREDIT AMOUNT" means, at any particular time, the Revolving Loan Commitments at such time, which shall initially be $250,000,000, subject to increase pursuant to ARTICLE III below.

     "MINORITY HOLDINGS" means partnerships, joint ventures, trusts, limited liability companies and corporations held or owned by the Borrower, GGP, Inc. or the Management Company, which are not wholly-owned by the Borrower, GGP, Inc. or the Management Company.

     "MOODY'S" means Moody's Investor Services, Inc.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 3(37) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or any ERISA Affiliate or in respect of which the Borrower or any ERISA Affiliate has assumed any liability.

     "NON-RECOURSE INDEBTEDNESS" means Indebtedness which is not Recourse Indebtedness.

     "NOTE" means a promissory note substantially in the form attached hereto as EXHIBIT B payable to a Lender, in form and substance acceptable to the Administrative Agent and such Lender, evidencing certain of the Obligations of and executed by a Borrower as required by SECTION 4.3(a), as well as any such other promissory note as is necessary to evidence the Loans owing by each Borrower to each Lender, after giving effect to any Assignment and Acceptance pursuant to SECTION 15.1, any Joinder Agreement pursuant to SECTION 3.2 and any Addendum hereto pursuant to SECTION 3.3, which is in form and substance acceptable to the Administrative

Agent and the parties to such Assignment and Acceptance, Joinder Agreement or Addendum, as applicable. For convenience, each Note shall be valid and sufficient whether or not a principal amount is specified. All such promissory notes, as the same may be amended, supplemented, modified or restated from time to time and all replacements thereof and substitutions therefor are collectively referred to herein as the "NOTES."

     "NOTICE OF BORROWING" means a notice substantially in the form of EXHIBIT C attached hereto and made a part hereof. (EXHIBIT C consists of four alternative forms, two for each Borrower, one for Base Rate Loans and one for Eurodollar Rate Loans.)

     "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT D attached hereto and made a part hereof with respect to a proposed conversion or continuation of a Loan pursuant to SECTION 5.1(c). (EXHIBIT D consists of two alternative forms, one for each Borrower.)

     "OBLIGATIONS" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any other Lender, any Affiliate of the Administrative Agent, any other Lender, or any Person entitled to indemnification pursuant to SECTION 15.3 of this Agreement, of any kind or nature, arising under this Agreement, the Notes or any other Loan Document. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

     "OFFICER'S CERTIFICATE" means, as to a corporation, a certificate executed on behalf of such corporation by the chairman of its board of directors (if an officer of such corporation) or its chief executive officer, president, any of its vice-presidents, its chief financial officer, or its treasurer and, as to a partnership, a certificate executed on behalf of such partnership by the chief executive officer, president, any vice-president or treasurer of the general partner of such partnership.

     "ORGANIZATIONAL DOCUMENTS" means, with respect to any corporation, limited liability company, trust or partnership (i) the articles/certificate of incorporation, formation or limited partnership (or the equivalent organizational documents) of such corporation or limited liability company, trust or limited partnership, (ii) the partnership agreement, operating agreement or trust agreement executed by the partners in the partnership, the members in the limited liability company or governing the trust, (iii) the bylaws (or the equivalent governing documents) of the corporation, limited liability company, trust or partnership, and (iv) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's Capital Stock or such limited liability company's, partnership's or trust's equity, ownership or beneficial interests.

     "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C. Sections 651 ET SEQ., any amendments thereto, any successor statutes and any regulations or guidance having the force of law promulgated thereunder.

     "PARTNERSHIP" is defined in the preamble to this Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

     "PERMITS" means any permit, consent, approval, authorization, license, variance, or permission required from any Person, including any Governmental Approvals.

     "PERSON" means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

     "PLAN" means an "employee benefit" plan defined in Section 3(3) of ERISA in respect of which the Borrower is an "employer" as defined in Section 3(5) of ERISA or the Borrower or any ERISA Affiliate has assumed any liability.

     "POTENTIAL EVENT OF DEFAULT" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

     "PREPAYMENT DATE" is defined in SECTION 4.1(d).

     "PROCESS AGENT" is defined in SECTION 15.17(a).

     "PROPERTY" means any Real Property or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, general intangible, receivable, or other asset owned, leased or operated by any Consolidated Business or any Minority Holding (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

     "PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of such Lender's Commitments by (ii) the aggregate amount of all of the Lenders' Commitments; PROVIDED, HOWEVER, that, if the Commitments have been terminated, each Lender's Pro Rata Share shall be the percentage held by such Lender of the outstanding Loans. When the term "Pro Rata Share" is used in reference to any Loans, it shall be deemed to refer to such Lender's Revolving Loan Pro Rata Share or Term Loan Pro Rata Share, as applicable.

     "RATE PAGE" means the display designated as "Page 3750" on Moneyline Telerate (or such other page as may replace Page 3750 on Moneyline Telerate or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for U.S. Dollar deposits).

     "RCRA" means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 ET SEQ., any amendments thereto, any successor statutes, and any regulations or guidance having the force of law promulgated thereunder.

     "REAL ESTATE UNDER CONSTRUCTION" means Real Property on which construction of material improvements has commenced and is continuing to be performed, but has not yet been completed (as such completion shall be evidenced by such Property being opened for business to the general public).

     "REAL PROPERTY" means all of the Borrower's or any Subsidiary of Borrower's present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any Improvements of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the "Premises"), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in, on or benefiting the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in CLAUSES
(iii) and (iv) above.

     "RECOURSE INDEBTEDNESS" means any Indebtedness, to the extent that recourse of the applicable lender for non-payment is not limited to such lender's Liens on a particular asset or group of assets (except to the extent the property on which such lender has a Lien and to which its recourse for non-payment is limited constitutes Cash or Cash Equivalents, to which extent such Indebtedness shall be deemed to be Recourse Indebtedness).

     "REFERENCE BANK" means Eurohypo.

     "REGISTER" is defined in SECTION 15.1(c).

     "REGULATION A" means Regulation A of the Federal Reserve Board as in effect from time to time.

     ""REGULATION T" means Regulation T of the Federal Reserve Board as in effect from time to time.

     "REGULATION U" means Regulation U of the Federal Reserve Board as in effect from time to time.

     "REGULATION X" means Regulation X of the Federal Reserve Board as in effect from time to time.

     "REIT" means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, ET SEQ. of the Internal Revenue Code.

     "RELEASE" means any release, spill, emission, leaking, pumping, pouring, dumping, injection, deposit, disposal, abandonment, or discarding of barrels, containers or other receptacles, discharge, emptying, escape, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

     "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care or
(iv) cure or prevent any violation of any Environmental, Health or Safety Requirements of Law.

     "REPORTABLE EVENT" means any of the events described in Section 4043(c) of ERISA and the regulations having the force of law promulgated thereunder as in effect from time to time but not including any such event as to which the thirty
(30) day notice requirement has been waived by applicable PBGC regulations.

     "REQUIREMENTS OF LAW" means, as to any Person, the charter and bylaws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or other Permit, Governmental Approval or Environmental, Health or Safety Requirement of Law.

     "REQUISITE LENDERS" means the Lenders (excluding any Defaulting Lenders) whose Pro Rata Shares, in the aggregate, represent an amount equal to or more than sixty-six and two-thirds percent (66-2/3%) of the aggregate Pro Rata Shares of all Lenders which are not then Defaulting Lenders.

     "REVOLVING CREDIT AVAILABILITY" means, at any particular time, the amount by which the Maximum Revolving Credit Amount at such time exceeds the Revolving Credit Obligations at such time.

     "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of the outstanding principal amount of the Revolving Loans at such time.

     "REVOLVING CREDIT PERIOD" means the period from the Initial Funding Date to the Business Day next preceding the Termination Date.

     "REVOLVING FACILITY" means the credit facility to be made available by the lending of Revolving Loans.

     "REVOLVING LOAN" is defined in SECTION 2.1(a)(iii) hereof.

     "REVOLVING LOAN COMMITMENT" means, with respect to any Lender, the obligation of such Lender to make Revolving Loans pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Revolving Loan Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance or Joinder Agreement by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance or Addendum, and "REVOLVING LOAN COMMITMENTS" means the aggregate principal amount of the Revolving Loan Commitments of all the Lenders, as the Revolving Loan Commitments may be reduced from time to time pursuant to SECTION 4.1(b) hereof or increased from time to time in connection with any increase in the Maximum Revolving Credit Amount pursuant to SECTION 3.1 hereof.

     "REVOLVING LOAN PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of such Lender's Revolving Loan Commitments by (ii) the aggregate amount of all of the Revolving Loan Commitments; PROVIDED, HOWEVER, that, if the Revolving Loan Commitments have been terminated, each Lender's Revolving Loan Pro Rata Share shall be the percentage held by such Lender of the outstanding Revolving Loans.

     "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw Hill Companies, Inc.

     "SECURED INDEBTEDNESS" means any Indebtedness secured by a Lien.

     "SECURITIES" means any stock, shares, voting trust certificates, partnership interests, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", including, without limitation, any "security" as such term is defined in Section 8-102 of the Uniform Commercial Code, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Notes or any other evidence of the Obligations.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

     "SOLVENT", when used with respect to any Person, means that at the time of determination:

            (a) the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

            (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

            (c) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

            (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

     "SUBSIDIARY" of a Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is at the time owned by such Person directly or indirectly through Subsidiaries, (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has an equity interest of more than 50% at the time, and (iii) as to GGP, Inc. or the Borrower, any Major Subsidiary. For purposes of this Agreement, Subsidiaries of any one or more of GGP, Inc., the Company or the Partnership shall be considered Subsidiaries of the Borrower.

     "SUCCESSFUL SECONDARY SYNDICATION" is defined in the Joint Syndication Letter.

     "SYNDICATION AGENT" is defined in the preamble and includes Bank of America in its capacity as co-syndication agent for the Lenders and each other syndication agent or co-syndication agent appointed in accordance with the terms of this Agreement.

     "TAXES" is defined in SECTION 13.1(a) hereof.

     "TERM FACILITY" means the credit facility to be made available by the lending of the Term Loans.

     "TERM LOAN" is defined in SECTION 2.1(a)(ii) hereof.

     "TERM LOAN COMMITMENT" means, with respect to any Lender, the obligation of such Lender to make Term Loans pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Term Loan Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance or Joinder Agreement by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance or Addendum, and "TERM LOAN COMMITMENTS" means the aggregate principal amount of the Term Loan Commitments of all of the Lenders, as the Term Loan Commitments may be increased pursuant to SECTION 3.1 hereof.

     "TERM LOAN PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of such Lender's Term Loan Commitments by (ii) the aggregate amount of all of the Term Loan Commitments; PROVIDED, HOWEVER, that, if the Term Loan Commitments have been terminated, each Lender's Term Loan Pro Rata Share shall be the percentage held by such Lender of the outstanding Term Loans.

     "TERMINATION DATE" means the earlier to occur of (i) April 16, 2006 (or, if not a Business Day, the next preceding Business Day); and (ii) the date on which the Loans are accelerated pursuant to SECTION 11.2(a) hereof.

     "TOTAL ADJUSTED OUTSTANDING INDEBTEDNESS" means, for any period, the sum of
(i) the amount of Indebtedness of GGP, Inc. and the Consolidated Businesses set forth on the then most recent quarterly financial statements of GGP, Inc., and
(ii) the outstanding amount of Minority Holding Indebtedness pro rata allocable to the Borrower and GGP, Inc. as of the time of determination and (iii) without duplication, the Contingent Obligations of GGP, Inc. and the Consolidated Businesses and, to the extent allocable to GGP, Inc. and the Consolidated Businesses in accordance with GAAP, of the Minority Holdings, provided however that for purposes of this calculation only, the term "Indebtedness" shall not include Indebtedness with respect to letters of credit issued to support guaranties of interest or interest and principal, or operating income guaranties or other performance guaranty or completion guaranty obligations;

PROVIDED, HOWEVER, that the exclusion for letters of credit issued to support performance guaranty obligations shall not exceed 1.0% of Capitalization Value.

     "TOTAL ADJUSTED OUTSTANDING SECURED INDEBTEDNESS" means that portion of Total Adjusted Outstanding Indebtedness that is Secured Indebtedness.

     "TOTAL ADJUSTED OUTSTANDING UNSECURED INDEBTEDNESS" means that portion of Total Adjusted Outstanding Indebtedness that is Unsecured Indebtedness.

     "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as enacted in the State of Illinois, as it may be amended from time to time.

     "UNSECURED INDEBTEDNESS" means Indebtedness that is not secured by any Lien.

     "WHOLLY OWNED SUBSIDIARY" of any Person means any Subsidiary of such Person in which all of the equity interests (other than any directors' qualifying shares) are owned directly or indirectly by such Person.

     1.2 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, PROVIDED, that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

     1.3 ACCOUNTING TERMS. Subject to SECTION 15.4, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

     1.4 OTHER TERMS. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.

     1.5 USE OF DEFINED TERM "BORROWER". As set forth in the preamble hereof, the term Borrower, when used in this Agreement, shall refer to the Partnership and the Company, individually or collectively, as the context shall infer. Without limiting the foregoing, except as may be otherwise expressly set forth in this Agreement (and subject to the provisions of SECTION 15.24 of this Agreement), (x) each covenant and agreement of Borrower contained in this Agreement shall be deemed made by, and shall be deemed to refer to, each of the Company and the Partnership, except that each of the financial covenants of Borrower contained in SECTION 10.11 and SECTION 10.12 of this Agreement shall be calculated with respect to the Company and the Partnership in aggregate and (y) the occurrence of any of the events set forth in

ARTICLE XI with respect to either (or both) of the Company and the Partnership shall constitute an Event of Default.

                     ARTICLE II - AMOUNTS AND TERMS OF LOANS

     2.1    LOANS.

            (a)   AVAILABILITY.

                  (i) LOANS. Subject to the terms and conditions set forth in this Agreement, each Lender hereby severally and not jointly agrees to make loans, in Dollars (each individually, a "LOAN" and, collectively, the "LOANS") to each Borrower as set forth below.

                  (ii) TERM LOANS. Subject to the terms and conditions set forth in this Agreement, each Lender hereby severally and not jointly agrees to make loans, in Dollars (each individually, a "TERM LOAN" and, collectively, the "TERM LOANS") in the amount of their respective Term Loan Commitments in a single disbursement on the Initial Funding Date (with subsequent disbursements of Term Loans to be made in accordance with
     SECTION 3.1). The Term Loans to be made on the Initial Funding Date shall be made by the Lenders simultaneously and proportionately to their then respective Term Loan Pro Rata Shares. Notwithstanding anything to the contrary contained in this Agreement, either Borrower (or both Borrowers) may elect to divide the initial disbursement of the Term Loans into two increments, the first to be funded on the Initial Funding Date and the second to be funded no later than thirty (30) days thereafter. The conditions set forth in SECTION 6.1 must remain satisfied as of the date of the funding of the second such disbursement. No Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Term Loan hereunder nor shall the Term Loan Commitment of any Lender be increased or decreased as a result of any such failure. The amount of the Term Loan Commitments shall be subject to increase as provided in SECTION
     3.1 below.

                  (iii) REVOLVING LOANS. Subject to the terms and conditions set forth in this Agreement, each Lender hereby severally and not jointly agrees to make loans, in Dollars (each individually, a "REVOLVING LOAN" and, collectively, the "REVOLVING LOANS") from time to time during the Revolving Credit Period, in an amount not to exceed such Lender's Revolving Loan Pro Rata Share of the Revolving Credit Availability at such time. The amount of the Revolving Loan Commitments shall be subject to increase as provided in SECTION 3.1 below. All Revolving Loans comprising the same Borrowing under this Agreement shall be made by the Lenders simultaneously and proportionately to their then respective Revolving Loan Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Revolving Loan hereunder nor shall the Revolving Loan Commitment of any Lender be increased or decreased as a result of any such failure. Subject to the provisions of this Agreement, the Borrower may repay any outstanding Revolving Loan on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this SECTION 2.1(a) at the time of such Borrowing, until the Business Day next preceding the Termination Date. Each requested Borrowing of Revolving Loans funded on any Funding Date shall be in a principal amount of at least $2,000,000.

                  (iv) BORROWING BY EACH BORROWER. Each Borrowing shall be made by either the Company or the Partnership (simultaneous Borrowings may be made by the Company and the Partnership) and shall be the separate obligation of the Borrower making such Borrowing and not of the other Borrower; PROVIDED, HOWEVER, that pursuant to the Guaranty the Guarantor shall guaranty the obligation of each Borrower (so that the Partnership shall also, as a Guarantor, be liable for the Obligations of the Company.) The Term Loan Commitments (excluding any additional Term Loan Commitments issued pursuant to SECTION 3.1) have been allocated to and shall be borrowed by each Borrower on the Initial Funding Date in the following amounts:

                  Partnership                        $ 135,000,000
                  Company                            $ 315,000,000

     The Revolving Loan Commitments (excluding any additional Revolving Loan Commitments issued pursuant to SECTION 3.1) have been allocated to and shall be available for borrowing by each Borrower in accordance with this Agreement in the following maximum amounts:

                  Partnership                        $  75,000,000
                  Company                            $ 175,000,000

     Revolving Loans need not be borrowed by each Borrower at the same time or in the same proportions (but the maximum amount that may be borrowed by each Borrower shall be as set forth above, subject to increase pursuant to
     SECTION 3.1). Any increase in the Term Loan Commitments and Revolving Loan Commitments shall be allocated to each Borrower in accordance with SECTION
     3.1 below.

            (b) NOTICE OF BORROWING. When a Borrower desires to borrow under this SECTION 2.1, it shall deliver to the Administrative Agent a Notice of Borrowing, signed by it (i) no later than noon (New York time) on the Business Day immediately preceding the proposed Funding Date, in the case of a Borrowing of Base Rate Loans and (ii) no later than noon (New York time) at least three
(3) Business Days in advance of the proposed Funding Date, in the case of a Borrowing of Eurodollar Rate Loans. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing, (iii) whether such Borrowing is of Term Loans or Revolving Loans, (iv) with respect to a Borrowing of Revolving Loans, the Revolving Credit Availability as of the date of such Notice of Borrowing, (v) whether the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (vi) in the case of Eurodollar Rate Loans, the requested Eurodollar Interest Period and (vii) instructions for the disbursement of the proceeds of the proposed Borrowing. In lieu of delivering such a Notice of Borrowing (except with respect to a Borrowing of Loans on the Initial Funding Date), the Borrower may give the Administrative Agent telephonic notice of any proposed Borrowing by the time required under this SECTION 2.1(b), if the Borrower confirms such notice by delivery of the Notice of Borrowing to the Administrative

Agent by facsimile transmission promptly, but in no event later than 1:00 p.m. (New York time) on the same day.

            (c)   MAKING OF LOANS.

                  (i)    Promptly after receipt of a Notice of Borrowing under
     SECTION 2.1(b) (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Lender by facsimile transmission, or other similar form of transmission, of the proposed Borrowing (which notice to the Lenders, in the case of a Borrowing of Eurodollar Rate Loans, shall be at least three (3) Business Days in advance of the proposed Funding Date for such Loans). Each Lender shall deposit an amount equal to its Pro Rata Share of the Borrowing requested by the Borrower with the Administrative Agent at its office in New York, New York in immediately available funds, not later than noon (New York time) on the respective Funding Date. Subject to the fulfillment of the conditions precedent set forth in SECTION 6.1 or
     SECTION 6.2, as applicable, the Administrative Agent shall make the proceeds of such amounts received by it available to the Borrower at the Administrative Agent's office in New York, New York on such Funding Date (or on the date received if later than such Funding Date) and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in the applicable Notice of Borrowing. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Funding Date shall not relieve any other Lender of its obligations hereunder to make its Loan on such Funding Date. In the event the conditions precedent set forth in SECTION 6.1 or SECTION 6.2, as applicable, are not fulfilled as of the proposed Funding Date for any Borrowing, the Administrative Agent shall promptly return to each Lender, by wire transfer of immediately available funds, the amount deposited by such Lender.

                  (ii) Unless the Administrative Agent shall have been notified by any Lender on the Business Day immediately preceding the applicable Funding Date in respect of any Borrowing that such Lender does not intend to fund its Loan requested to be funded on such Funding Date, the Administrative Agent may assume that such Lender has funded its Loan and is depositing the proceeds thereof with the Administrative Agent on such Funding Date, and the Administrative Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrower on the Funding Date. If the Loan proceeds corresponding to that amount are advanced to the Borrower by the Administrative Agent but are not in fact deposited with the Administrative Agent by such Lender on or prior to such Funding Date, such Lender agrees to pay, and in addition the Borrower agrees to repay, to the Administrative Agent forthwith on demand such corresponding amount of such advance by the Administrative Agent, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Borrower until the date such amount is paid or repaid to the Administrative Agent, at the interest rate applicable to such Borrowing. If such Lender shall pay to the Administrative Agent the corresponding amount of such advance by the Administrative Agent, the amount so paid shall constitute such Lender's Loan, and if both such Lender and the Borrower shall pay and repay such corresponding amount, the Administrative Agent shall promptly pay to the Borrower such corresponding amount of such advance by the Administrative Agent. This SECTION 2.1(c)(ii) does not relieve any Lender of its obligation to make its Loan on the Funding Date.

     2.2 AMORTIZATION. Except to the extent application of a prepayment pursuant to the last sentence of Section 4.2(b)(i) has already resulted in the payment of such a scheduled amortization payment, the Borrower shall make principal amortization payments on the Term Loans on or before the first day of May, 2004 and on or before the first day of each August, November, February and May thereafter until the Term Loans have been repaid in full, each such payment to be in the Amortization Payment Amount. Such payments shall be applied seventy percent (70%) to Term Loans of the Company and thirty percent (30%) to Term Loans of the Partnership. The "AMORTIZATION PAYMENT AMOUNT" shall mean $5,625,000 (being 1.25% (5% on a per annum basis) of the amount of the Term Loans to be funded on the Initial Funding Date), provided that, as additional or increased Term Loans are funded pursuant to ARTICLE III, the Amortization Payment Amount shall increase by 1.25% (5% on a per annum basis) of each such addition or increase.

     2.3 TERMINATION DATE. All then outstanding Obligations shall be due and payable on the Termination Date. Each Lender's obligation to make Loans shall terminate on the Business Day next preceding the Termination Date.

     2.4 USE OF PROCEEDS OF LOANS. The proceeds of the Loans to the Borrower hereunder may be used to provide working capital to Borrower including, but not limited to, real estate acquisitions, development costs and debt repayment.

     2.5 MAXIMUM CREDIT FACILITY. Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate Credit Obligations exceed $1,000,000,000 without the consent of each Lender.

     2.6 SPECIAL REDUCTION IN COMMITMENTS. Pursuant to letter agreement dated April 3, 2003 ("JOINT SYNDICATION LETTER") between the Lead Agents and the other Lenders which are original signatories to this Agreement (the Lead Agents and such other Lenders referred to herein as the "AGENTS"), the terms of which Joint Syndication Letter have been approved by Borrower, agreement was reached to effectuate a "Successful Secondary Syndication" by the reduction of each Agent's Commitment to its respective "Maximum Hold Level" (with each initially capitalized term used in this SECTION 2.6 and not defined in this Agreement having the meaning ascribed to that term in the Joint Syndication Letter). If
(i) a Successful Secondary Syndication is not achieved within ninety (90) days after the Closing Date and (ii) the Borrower withholds consent to changes to the structure, terms (including pricing), or amount of the Facility which have been requested by the Lead Agents (following consultation with the Borrower) in order to achieve a Successful Secondary Syndication, then upon written notice from the Lead Agents to the Borrower and the Lenders (x) the Commitment of each Agent shall be reduced (with such reduction first to be applied against Revolving Loan Commitments) to the extent necessary so that the Commitment of each Agent equals its respective Maximum Hold Level (as shall be specified in such notice) and (y) to the extent that the outstanding balance of the Loans held by any Agent exceeds such Agent's Commitment (as so reduced), the Borrower shall within thirty (30) days of such notice pay to each such Agent the excess of the outstanding balance of its Loans over the amount of its reduced Commitment (with Borrower also being required to pay any amounts payable under SECTION 5.2(f), if applicable). Each such reduction in the Commitments shall be allocated seventy percent (70%) to Loans to the Company and thirty percent (30%) to Loans to the Partnership. In the event of any such reduction in the Revolving Loan Commitment of one or more Agents (regardless of whether any principal payment is required as set forth in the preceding sentence), the Administrative Agent shall recalculate the Revolving Loan Pro Rata Share of each Lender and shall calculate each Lender's "TARGET OUTSTANDINGS" by multiplying each Lender's Revolving Loan Pro Rata Share (as recalculated) by the aggregate outstanding balance of all Revolving Loans. Those Lenders ("PURCHASING LENDERS") who then hold outstanding Revolving Loans in an amount less than their Target Outstandings shall purchase Revolving Loans from the Lenders ("SELLING LENDERS") who then hold Revolving Loans in an amount greater than their Target Outstandings so that upon completion of such purchase each Lender will hold Revolving Loans in the amount of its respective Target Outstandings. Such purchase shall be effectuated by each Purchasing Lender paying to the Administrative Agent the amounts by which its outstanding Revolving Loans are less than its Target Outstandings, from which funds Administrative Agent shall pay to each Selling Lender the amount by which its outstanding Revolving Loans exceed its Target Outstandings, so as to achieve the result that each Lender will hold outstanding Revolving Loans in an amount equal to its Target Outstandings. The closing date of such purchase shall be a date determined by Administrative Agent with not less than two (2) Business Days' prior written notice to the Lenders. Administrative Agent shall select such date in good faith so as to coincide, to the extent feasible, with the expiration of Eurodollar Interest Periods in order to avoid (or, to the extent the Administrative Agent determines in good faith that avoidance is not feasible because of the expiration of Eurodollar Interest Periods on varying dates, minimize) the repayment of portions of Eurodollar Rate Loans prior to the end of the applicable Eurodollar Interest Period, but Borrower shall pay in accordance with SECTION 5.2(f) losses incurred by any Selling Lender who receives repayment of a portion of its Eurodollar Rate Loans prior to the end of the applicable Eurodollar Interest Period. Each such payment is a purchase of an interest in the Revolving Loans and not a funding to Borrower. If any such reduction reduces the Term Commitment of one or more Agents, there shall be no such adjustment between the Lenders of the outstanding Term Loans, but the Term Loan Pro Rata Share of each Lender shall be recalculated accordingly. Notwithstanding the provisions of SECTION 15.7, if a Successful Secondary Syndication is achieved (and Borrower has performed any obligations it may have under this SECTION 2.6), Administrative Agent is hereby authorized (on behalf of the Lenders) to enter into a memorandum with Borrower stating that this SECTION 2.6 is no longer of any force or effect and memorializing any cancellation of Commitments pursuant hereto.

     2.7 AUTHORIZED AGENTS. On the Closing Date and from time to time thereafter, the Borrower shall deliver to the Administrative Agent an Officer's Certificate setting forth the names of the employees and agents authorized to request Loans and to request a conversion/continuation of any Loan and containing a specimen signature of each such employee or agent. The employees and agents so authorized shall also be authorized to act for the Borrower in respect of all other matters relating to the Loan Documents. The Administrative Agent and the Lenders shall be entitled to rely conclusively on such employee's or agent's authority to request such Loan or such conversion/continuation until the Administrative Agent receives written notice to the contrary. The Administrative Agent shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing or Notice of Conversion/Continuation or any other document, and, with respect to an oral request for any

Loan or any conversion/continuation, the Administrative Agent shall have no duty to verify the identity of any person representing himself or herself as one of the employees or agents authorized to make such request or otherwise to act on behalf of the Borrower. None of the Administrative Agent or the Lenders shall incur any liability to the Borrower or any other Person in acting upon any telephonic or facsimile notice referred to above which the Administrative Agent or such Lender reasonably believes to have been given by a person duly authorized to act on behalf of the Borrower and the Borrower hereby indemnifies and holds harmless the Administrative Agent and each other Lender from any loss or expense the Administrative Agent or the Lenders incur in acting in good faith as provided in this SECTION 2.7, provided however that the Borrower shall not indemnify or hold harmless the Administrative Agent or any other Lender from any loss or expense incurred as the result of the Administrative Agent's or such Lender's gross negligence or willful misconduct.

                     ARTICLE III - INCREASE OF THE FACILITY

     3.1 INCREASE IN MAXIMUM AGGREGATE COMMITMENT AMOUNT. The Maximum Aggregate Commitment Amount as of the date hereof is $700,000,000 ($450,000,000 of Term Loan Commitments and $250,000,000 of Revolving Loan Commitments). So long as the Borrower is then in compliance with the conditions precedent to making further Borrowings as set forth in SECTION 6.2 (and a Successful Secondary Syndication has been achieved as set forth in SECTION 2.6), the Maximum Aggregate Commitment Amount may be increased at the election of the Borrower, to an amount not greater than the difference between (i) $1,000,000,000, LESS (ii) the amount of any Term Loan repayments which have been made. Increases in the Maximum Aggregate Commitment Amount may be effectuated by any combination of joinder herein as a Lender by an Eligible Assignee who was not a Lender immediately before such joinder and the increase in the Commitment by an existing Lender. (Borrower acknowledges that as of the date hereof, no Lender has undertaken to provide, or cause to be provided, any additional or increased Commitment). Such increases must be effectuated, if at all, no later than two years and six months after the Closing Date. The division of the increase in the Maximum Aggregate Commitment Amount between Revolving Loan Commitments and Term Loan Commitments shall be as determined by the Borrower (with the agreement of the Lenders providing new or increased Commitments). Each increase in the Revolving Loan Commitments and/or Term Loan Commitments shall be allocated seventy percent (70%) to the Company and thirty percent (30%) to the Partnership. Borrower shall pay all reasonable actual out of pocket expenses of the Administrative Agent in connection with each such increase.

     3.2 JOINDER OF NEW LENDER. In the event of any such proposed joinder by an Eligible Assignee, such joinder shall occur only as to a Commitment by such Eligible Assignee that will not cause all Commitments to exceed the Maximum Aggregate Commitment Amount, after giving effect to such joinder and any other such joinders and any increases under SECTION 3.3 hereof to occur substantially contemporaneously therewith. The proposed joinder of any Eligible Assignee satisfying the requirements of the preceding sentence shall be effectuated through such Eligible Assignee's execution and delivery to the Administrative Agent, the Borrower and each Lender of a joinder agreement ("JOINDER AGREEMENT"), in form and content reasonably satisfactory to the Administrative Agent and the Borrower, pursuant to which such Eligible Assignee agrees to become a Lender hereunder and under the other Loan Documents and assumes all of the obligations of a Lender hereunder and thereunder, whereupon, effective as of the date of such execution and delivery:

            (a) such Eligible Assignee shall become a Lender party to this Agreement for all purposes hereof, entitled to all of the rights and subject to all of the obligations of a Lender hereunder,

            (b) the Commitment of such Eligible Assignee shall be the amount committed by such Eligible Assignee as set forth in such Joinder Agreement (which amount will not cause all Commitments to exceed the Maximum Aggregate Commitment Amount, after giving effect to such joinder and any other such joinders and any increases under SECTION 3.3 hereof to occur substantially contemporaneously therewith),

            (c) the Borrower shall immediately pay to such Eligible Assignee such fees as the Borrower may have agreed to pay in connection with the joinder of such Eligible Assignee,

            (d) subject to the provisions of SECTION 3.4, if such Eligible Assignee is providing a Revolving Loan Commitment, such Eligible Assignee shall immediately purchase from each party hereto that was a Lender immediately prior to such effective date, and pay to each such Lender at par, such Eligible Assignee's Revolving Loan Pro Rata Share of each such Lender's Revolving Loans then outstanding hereunder, including, without limitation, interest then accrued and unpaid thereon,

            (e) if such Eligible Assignee is providing a Term Loan Commitment, such Eligible Assignee shall (provided that Borrower then satisfies the conditions set forth in SECTION 6.2) disburse a Term Loan to Borrower in the amount of such Eligible Assignee's Term Loan Commitment, and

            (f) each Borrower shall immediately deliver to each such Eligible Assignee Notes substantially in the form attached hereto as EXHIBIT B.

     3.3 INCREASE IN COMMITMENT OF EXISTING LENDER. In the event of any such proposed increase in the Commitment of any Lender, such increase shall occur only as to an increase in an amount that will not cause all Commitments to exceed the Maximum Aggregate Commitment Amount, after giving effect to such increase and any other such increases and any joinders under SECTION 3.2 hereof to occur substantially contemporaneously therewith. Any proposed increase satisfying the requirements of the preceding sentence shall be effectuated through such Lender's execution and delivery to the Administrative Agent, the Borrower and each Lender of an addendum to this Agreement ("ADDENDUM"), in form and content reasonably satisfactory to the Administrative Agent and the Borrower, evidencing such increase, whereupon, effective as of the date of such execution and delivery:

            (a) the Commitment of such Lender shall be increased by the amount set forth in such Addendum (which amount shall not cause all Commitments to exceed the Maximum Aggregate Commitment Amount, after giving effect to such increase and any other such increases and any joinders under SECTION 3.2 hereof to occur substantially contemporaneously therewith),

            (b) the Borrower shall immediately pay to such Lender such fees as the Borrower may have agreed to pay in connection with such increase,

            (c) subject to the provisions of SECTION 3.4, if such Lender is providing a Revolving Loan Commitment, such Lender shall immediately purchase from each other Lender that was a party hereto immediately prior to such effective date, and pay to each such other Lender at par, a percentage of each such other Lender's Revolving Loans then outstanding hereunder (including, without limitation, interest then accrued and unpaid thereon), which percentage shall equal the increase in such purchasing Lender's Revolving Pro Rata Share resulting from the increase in its Revolving Loan Commitment, and

            (d) if such Lender is increasing its Term Loan Commitment, such Lender shall (provided that Borrower then satisfies the conditions set forth in SECTION 6.2) disburse the increase in its Term Loan Commitment to the Borrower.

     3.4 BREAKAGE COSTS DUE TO REALLOCATION OF COMMITMENTS. Borrower and Administrative Agent shall cooperate in scheduling the effective date of any new or increased Revolving Loan Commitments so as to coincide, to the extent feasible, with the expiration of Eurodollar Interest Periods in order to avoid (or, to the extent the Administrative Agent determines in good faith that avoidance is not feasible because of the expiration of Eurodollar Interest Periods on varying dates, minimize) the repayment of portions of Eurodollar Rate Loans pursuant to SECTION 3.2(d) or SECTION 3.3(c), as applicable, prior to the end of the applicable Eurodollar Interest Periods, but Borrower shall pay in accordance with SECTION 5.2(f) losses incurred by any Lender who receives repayment of any part of its Eurodollar Rate Loans prior to the end of the applicable Eurodollar Interest Period. In the alternative to the readjustment of the outstanding balance of each Lender's Revolving Loans provided for in SECTION 3.2(d) and SECTION 3.3(c), on the effective date of the issuance of a new (or increased) Revolving Loan Commitment, Borrower may (subject to satisfying all applicable conditions) effectuate a Borrowing of a portion of such new (or increased) Revolving Loan Commitment in the amount which would result in the outstanding Revolving Loans held by each Lender being in proportion to their respective Revolving Loan Pro Rata Shares (as recalculated so as to give effect to such new or increased Revolving Loan Commitment).

                      ARTICLE IV - PAYMENTS AND PREPAYMENTS

     4.1    PREPAYMENTS; REDUCTIONS IN COMMITMENTS.

            (a) VOLUNTARY PREPAYMENTS. The Borrower may, at any time and from time to time, prepay the Loans, in part or in their entirety, subject to the following limitations. The Borrower shall give at least two (2) days' prior written notice to the Administrative Agent (which the Administrative Agent shall promptly transmit to each Lender) of any prepayment to be made prior to the occurrence of an Event of Default, which notice of prepayment shall specify the date (which shall be a Business Day) of prepayment and shall specify the allocations of such prepayment between the Company and the Partnership and between the Term Loans and Revolving Loans. When notice of prepayment is delivered as provided herein, the outstanding principal amount of the Loans to be prepaid on the prepayment date specified in the notice shall become due and payable on such prepayment date. Each voluntary partial prepayment of

Revolving Loans shall be in a minimum amount of $1,000,000. Each voluntary partial prepayment of Term Loans shall be in the minimum amount of $5,000,000. Term Loans repaid may not be reborrowed and each repayment of Term Loans shall reduce the Term Loan Commitments by a like amount. Eurodollar Rate Loans may be prepaid in part or in their entirety only upon payment of the amounts described in SECTION 5.2(f).

            (b) VOLUNTARY REDUCTIONS IN REVOLVING LOAN COMMITMENTS. The Borrower may, upon at least two (2) Business Days' prior written notice to the Administrative Agent (which the Administrative Agent shall promptly transmit to each Lender), at any time and from time to time, terminate in whole or permanently reduce in part the Revolving Loan Commitments (with the allocation of such reduction between the Partnership and the Company to be specified in such notice); PROVIDED THAT the Borrower shall have made whatever payment may be required to reduce the Revolving Credit Obligations to an amount less than or equal to the Revolving Loan Commitments as reduced or terminated, which amount shall become due and payable on the date specified in such notice. Any partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000, and shall reduce the Revolving Loan Commitment of each Lender proportionately in accordance with its Revolving Loan Pro Rata Share. Any notice of termination or reduction given to the Administrative Agent under this
SECTION 4.1(b) shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof.

            (c) NO PENALTY. The prepayments and payments in respect of reductions and terminations described in clauses (a), (b) and (d) of this
SECTION 4.1 may be made without premium or penalty (except as provided in SECTION 5.2(f)).

            (d) MANDATORY PREPAYMENT. If at any time from and after the Closing Date: (i) the Company, the Partnership or GGP, Inc. merges or consolidates with another Person and the Company, the Partnership or GGP, Inc., as applicable, is not the surviving entity (provided that nothing herein or in any other Loan Document shall prohibit a merger between the Company and the Partnership, regardless of which entity is the surviving entity, so long as contemporaneously with such merger the surviving Borrower shall assume the non-surviving Borrower's obligations under the Loan Documents pursuant to documentation in form and substance reasonably satisfactory to the Requisite Lenders), or (ii) the Borrower or any Consolidated Subsidiary or any Minority Holding sells, transfers, assigns, conveys or suffers foreclosure as to assets, the book value of which (computed in accordance with GAAP but without deduction for depreciation), in the aggregate of all such sales, transfers, assignments, foreclosures or conveyances exceeds twenty percent (20%) of the then Capitalization Value, or (iii) the portion of Capitalization Value attributable to the aggregate Limited Minority Holdings of the Borrower and its Consolidated Subsidiaries exceeds twenty-five percent (25%) of the then Capitalization Value, or (iv) the Management Company ceases to provide property management and leasing services to at least seventy-five percent (75%) of the total number of Real Properties in which the Borrower has an ownership interest, excluding any such Real Properties that are Limited Minority Holdings (the date any such event shall occur being the "PREPAYMENT DATE"), the Commitments shall be terminated and the Borrower shall be required to prepay the Loans in their entirety as if the Prepayment Date were the Termination Date. The Borrower shall immediately make such prepayment together with interest accrued to the date of the prepayment on the principal amount prepaid. In connection with the prepayment of any Loan prior to the maturity thereof, the Borrower shall also pay any applicable expenses pursuant to SECTION 5.2(f). Each such prepayment shall be applied to prepay ratably the Loans of the Lenders. Amounts prepaid pursuant to this SECTION 4.1(d) may not be reborrowed. As used in this SECTION 4.1(d) only, the phrase "sells, transfers, assigns or conveys" shall not include (i) sales or conveyances among Borrower and any Consolidated Subsidiaries, or (ii) mortgages secured by Real Property, or (iii) sales or conveyances of Securities representing interests in or obligations of the Borrower or Subsidiaries or Minority Holdings in connection with the acquisition of interests in Real Property, or (iv) sales or conveyances of non-mall assets of Price Development Company, Limited Partnership and its Subsidiaries.

     4.2    PAYMENTS.

            (a) MANNER AND TIME OF PAYMENT. All payments of principal and interest on the Loans and other Obligations (including, without limitation, fees and expenses) which are payable to the Administrative Agent or any other Lender shall be made without offset, condition or reservation of right, in immediately available funds, transmitted to the Administrative Agent not later than noon (New York time) on the date and at the place due, to such account of the Administrative Agent as it may designate, for the account of the Administrative Agent or such other Lender, as the case may be; and funds received by the Administrative Agent, including, without limitation, funds in respect of any Loans to be made on that date, not later than noon (New York time) on any given Business Day shall be credited against payment to be made that day and funds received by the Administrative Agent after that time shall be deemed to have been paid on the next succeeding Business Day. Payments actually received by the Administrative Agent for the account of the Lenders, or any of them, shall be paid to them in immediately available funds by the Administrative Agent promptly after receipt thereof.

            (b)   APPORTIONMENT OF PAYMENTS.

                  (i) Subject to the provisions of SECTION 4.2(b)(v), all payments of principal and interest in respect of outstanding Loans, all payments of fees and all other payments in respect of any other Obligations, shall be allocated among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Share or otherwise as provided herein. Subject to the provisions of SECTION 4.2(b)(ii), all such payments and any other amounts received by the Administrative Agent from or for the benefit of a Borrower shall be applied in the following order:

                         (1) first, to pay principal and interest on any portion of the Loans to such Borrower which the Administrative Agent may have advanced on behalf of any Lender (other than the Administrative Agent) for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower (or either of them),

                         (2) second, to pay all other Obligations of such Borrower then due and payable, and

                         (3) third, as the Borrower (or either of them) so designates.

Unless otherwise designated by the Borrower (or either of them), all principal payments in respect of Loans shall be applied first, to repay outstanding Base Rate Loans, and then to repay outstanding Eurodollar Rate Loans, with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods. If Borrower (or either of them) fails to designate the allocation of any principal payments between Term Loans and Revolving Loans, such payment shall first be applied to Revolving Loans. If Borrower (or either of them) fails to designate the allocation of any principal payments between the Company and the Partnership, such principal payments shall be applied PRO RATA to amounts owed by the Partnership and the Company. Prepayments of the Term Loans, whether voluntary or involuntary, shall be applied to installments of principal of the Term Loans in the order in which such installments are due.

                  (ii) After the occurrence of an Event of Default and while the same is continuing, the Administrative Agent shall apply all payments in respect of any Obligations in the following order:

                         (1) first, to pay principal and interest on any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender (other than the Administrative Agent) for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

                         (2) second, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Lead Agents, or any of them, in their respective capacities as such and not as Lenders;

                         (3) third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Lenders;

                         (4)    fourth, to pay interest due in respect of Loans;

                         (5) fifth, to the ratable payment or prepayment of the outstanding principal amounts of Loans (without preference between the Revolving Loans and the Term Loans); and

                         (6) sixth to the ratable payment of all other Obligations.

The order of priority set forth in this SECTION 4.2(b)(ii) and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent, the other Lenders and other Holders as among themselves. The order of priority set forth in clauses (3) through (6) of this SECTION 4.2(b)(ii) may at any time and from time to time be changed by the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Holder which is not a Lender, or any other Person; PROVIDED, HOWEVER, that no such change shall favor any Lender over any other Lender. The order of priority set forth in clauses (1) and (2) of this SECTION 4.2(b)(ii) may be changed only with the prior written consent of the Administrative Agent.

                  (iii)  Intentionally deleted.

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

                  (iv) The Administrative Agent shall promptly distribute to each other Lender at its primary address set forth on the appropriate signature page hereof or the signature page to the Assignment and Acceptance or the Joinder Agreement by which it became a Lender, or at such other address as a Lender or other Holder may request in writing, such funds as such Person may be entitled to receive, subject to the provisions of ARTICLE XII; PROVIDED, HOWEVER, that the Administrative Agent shall under no circumstances be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Holder and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.

                  (v) In the event that any Lender fails to fund its Pro Rata Share of any Borrowing requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement (the Loans funded by the other Lenders as part of such Borrowing being hereinafter referred to as "NON PRO RATA LOANS"), then until such Lender's cure of such failure the proceeds of all amounts thereafter paid to or collected by Administrative Agent which would otherwise be paid to such Lender pursuant to the terms of this Agreement shall instead be applied ratably to repayment of amounts due in respect of the Non Pro Rata Loans until all Non Pro Rata Loans have been repaid. The foregoing shall govern notwithstanding any contrary requirement of this Agreement or any instructions received in connection with any payment upon the Obligations.

            (c) PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made by the Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (or, if required pursuant to SECTION 5.2(b)(iii), the next preceding Business Day).

     4.3    PROMISE TO REPAY; EVIDENCE OF INDEBTEDNESS.

            (a) PROMISE TO REPAY. Each Borrower hereby agrees to pay when due the principal amount of each Loan which is made to it, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes. Each Borrower shall execute and deliver to each Lender on the Closing Date, a Note evidencing the Loans owing or which may become owing to such Lender, and thereafter shall execute and deliver such other Notes as are necessary to evidence the Loans owing to the Lenders after giving effect to any Assignment and Acceptance pursuant to SECTION 15.1, any Joinder Agreement pursuant to SECTION 3.2 and any Addendum pursuant to SECTION 3.3 hereof, all in form and substance acceptable to the Administrative Agent and the parties to such Assignment and Acceptance, Joinder Agreement or Addendum, as applicable.

            (b) LOAN ACCOUNT. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including, without limitation, the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

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            (c)   CONTROL ACCOUNT. The Register maintained by the Administrative
Agent pursuant to SECTION 15.1(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the type of Loans comprising such Borrowing and any Eurodollar Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance, Joinder Agreement and Addendum delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the Notes and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof.

            (d) ENTRIES BINDING. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error.

                          ARTICLE V - INTEREST AND FEES

     5.1    INTEREST ON THE LOANS AND OTHER OBLIGATIONS.

            (a) RATE OF INTEREST. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in SECTION 5.1(d), as follows:

                  (i) If a Base Rate Loan or an Obligation other than a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Base Rate, as in effect from time to time as interest accrues, PLUS (B) the then Applicable Margin for Base Rate Loans; and

                  (ii) If a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Eurodollar Interest Period, PLUS (B) the then Applicable Margin for Eurodollar Rate Loans.

The applicable basis for determining the rate of interest on the Loans shall be selected by the Borrower at the time a Notice of Borrowing or a Notice of Conversion/Continuation is delivered by the Borrower to the Administrative Agent; PROVIDED, HOWEVER, that the Borrower may not select the Eurodollar Rate as the applicable basis for determining the rate of interest on such a Loan if at the time of such selection an Event of Default has occurred and is continuing or an Event of Default would occur as a result of such selection; and PROVIDED FURTHER that the Borrower may not select the Eurodollar Rate for a Eurodollar Interest Period of more than thirty (30) days if at the time of such selection a Potential Event of Default has occurred and is continuing or a Potential Event of Default would occur as a result of such selection; and PROVIDED FURTHER that from and after the occurrence of an Event of Default, each Eurodollar Rate Loan then outstanding shall, at the Administrative Agent's option, convert to a Base Rate Loan. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest on that day, then, except as set forth in the last sentence of SECTION 5.1(c)(ii), for that day interest on that Loan shall be determined by reference to the Base Rate.

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            (b)   INTEREST PAYMENTS.

                  (i) Interest accrued on each Loan, whether a Base Rate Loan or a Eurodollar Rate Loan, shall be calculated on the last day of each calendar month and shall be payable in arrears (A) on the first day of each calendar month with respect to a Base Rate Loan or Eurodollar Rate Loan, commencing on the first such day following the making of such Loan, (B) upon the payment or prepayment thereof in full or in part, and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Loan.

                  (ii) Interest accrued on the principal balance of all other Obligations shall be calculated on the last day of each calendar month and shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the accrual of such Obligation,
     (B) upon repayment thereof in full or in part, and (C) if not previously paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

            (c)   CONVERSION OR CONTINUATION.

                  (i) The Borrower shall have the option (A) to convert at any time all or any part of outstanding Base Rate Loans to Eurodollar Rate Loans; (B) to convert all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date to Base Rate Loans on such expiration date; or (C) to continue all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date as Eurodollar Rate Loans, and the succeeding Eurodollar Interest Period of such continued Loans shall commence on such expiration date; PROVIDED, HOWEVER, no such outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan (i) if such continuation or conversion would violate any of the provisions of SECTION
     5.2 or (ii) if an Event of Default has occurred and is continuing or an Event of Default would occur as a result of such continuation or conversion; and PROVIDED FURTHER no such outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan having a Eurodollar Interest Period of more than thirty (30) days, if a Potential Event of Default has occurred and is continuing or a Potential Event of Default would occur as a result of such continuation or conversion. Any conversion into or continuation of Eurodollar Rate Loans under this SECTION 5.1(c) shall be in a minimum amount of $1,000,000 and in integral multiples of $250,000 in excess of that amount.

                  (ii) To convert or continue a Loan under SECTION 5.1(c)(i), the Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than noon (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day), (B) the principal amount of the Loan to be converted/continued, (C) whether such Loan shall be converted and/or continued, and (D) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Eurodollar Interest Period. In lieu of delivering a Notice of Conversion/Continuation, the Borrower may give the Administrative Agent telephonic notice of any proposed conversion/continuation by the

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

     time required under this SECTION 5.1(c)(ii), if the Borrower confirms such notice by delivery of the Notice of Conversion/Continuation to the Administrative Agent by facsimile transmission promptly, but in no event later than 1:00 p.m. (New York time) on the same day. Promptly after receipt of a Notice of Conversion/Continuation under this SECTION 5.1(c)(ii) (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Lender by facsimile transmission, or other similar form of transmission, of the proposed conversion/continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) given pursuant to this SECTION 5.1(c)(ii) shall be irrevocable, and the Borrower shall be bound to convert or continue in accordance therewith. In the event no Notice of Conversion/Continuation is delivered as and when specified in this SECTION 5.1(c)(ii) with respect to outstanding Eurodollar Rate Loans, upon the expiration of the Eurodollar Interest Period applicable thereto, such Loans shall automatically be continued as Eurodollar Rate Loans with a Eurodollar Interest Period of thirty (30) days.

            (d) DEFAULT INTEREST. Notwithstanding the rates of interest specified in SECTION 5.1(a) or elsewhere in this Agreement, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and other Obligations shall bear interest at a rate equal to the sum of (A) the Base Rate, as in effect from time to time as interest accrues, PLUS (B) three percent (3.0%) per annum.

            (e) COMPUTATION OF INTEREST. Interest on all Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the date of the making of the Loan or the first day of a Eurodollar Interest Period, as the case may be, shall be included and the date of payment or the expiration date of a Eurodollar Interest Period, as the case may be, shall be excluded; PROVIDED, HOWEVER, if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on such Loan.

            (f) EURODOLLAR RATE INFORMATION. Upon the reasonable request of the Borrower from time to time, the Administrative Agent shall promptly provide to the Borrower such information with respect to the applicable Eurodollar Rate as may be so requested.

     5.2    SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

            (a) AMOUNT OF EURODOLLAR RATE LOANS. Each Eurodollar Rate Loan shall be in a minimum principal amount of $1,000,000 and in integral multiples of $250,000 in excess of that amount.

            (b) DETERMINATION OF EURODOLLAR INTEREST PERIOD. By giving notice as set forth in SECTION 2.1(b) (with respect to a Borrowing of Eurodollar Rate Loans) or SECTION 5.1(c) (with respect to a conversion into or continuation of Eurodollar Rate Loans), the Borrower shall have the option, subject to the other provisions of this SECTION 5.2, to select an interest period (each, a "EURODOLLAR INTEREST PERIOD") to apply to the Loans described in such notice, subject to the following provisions:

                  (i) The Borrower may only select, as to a particular Borrowing of Eurodollar Rate Loans, a Eurodollar Interest Period of one, two, three or six months in duration or, with the prior written consent of the Administrative Agent, a shorter or a longer duration; PROVIDED, HOWEVER, that the Borrower may not elect a Eurodollar Interest Period longer than one month until achievement of a "Successful Secondary Syndication" as described in SECTION 2.6.

                  (ii) In the case of immediately successive Eurodollar Interest Periods applicable to a Borrowing of Eurodollar Rate Loans, each successive Eurodollar Interest Period shall commence on the day on which the next preceding Eurodollar Interest Period expires;

                  (iii) If any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to expire on the next succeeding Business Day, if the next succeeding Business Day occurs in the same calendar month, and, if there will be no succeeding Business Day in such calendar month, the Eurodollar Interest Period shall expire on the immediately preceding Business Day;

                  (iv) The Borrower may not select a Eurodollar Interest Period as to any Loan if such Eurodollar Interest Period terminates later than the Termination Date;

                  (v) The Borrower may not select a Eurodollar Interest Period as to a Loan (or applicable portion thereof) if, after giving effect to such selection, the aggregate principal amount of Eurodollar Rate Loans having Eurodollar Interest Periods ending after the next succeeding date on which an installment of the Loans is scheduled to be repaid would exceed the aggregate principal amount of the Loans scheduled to be outstanding after giving effect to such repayment; and

                  (vi) There shall be no more than ten (10) Eurodollar Rate Loans outstanding under this Agreement at any one time in the aggregate.

            (c) DETERMINATION OF EURODOLLAR INTEREST RATE. As soon as practicable on the second Business Day prior to the first day of each Eurodollar Interest Period (the "EURODOLLAR INTEREST RATE DETERMINATION DATE"), the Administrative Agent shall determine (pursuant to the procedures set forth in the definition of Eurodollar Rate) the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Eurodollar Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and to each Lender. The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrower.

            (d) INTEREST RATE UNASCERTAINABLE, INADEQUATE OR UNFAIR. In the event that at least one (1) Business Day before the Eurodollar Interest Rate Determination Date:

                  (i) the Administrative Agent determines that deposits in Dollars are not generally being offered in the London interbank market for such Eurodollar Interest Period; or

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

                  (ii) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or

                  (iii) the Requisite Lenders advise the Administrative Agent that the Eurodollar Rate for Eurodollar Rate Loans comprising such Borrowing will not adequately reflect the cost to such Requisite Lenders of obtaining funds in Dollars in the London interbank market in the amount substantially equal to such Lenders' Eurodollar Rate Loans in Dollars and for a period equal to such Eurodollar Interest Period;

then the Administrative Agent shall forthwith give notice thereof to the Borrower, whereupon (until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist) the right of the Borrower to elect to have Loans bear interest based upon the Eurodollar Rate shall be suspended and each outstanding Eurodollar Rate Loan shall be converted into a Base Rate Loan on the last day of the then current Eurodollar Interest Period therefor, notwithstanding any prior election by the Borrower to the contrary.

            (e)   ILLEGALITY.

                  (i) If at any time any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender.

                  (ii) When notice is given by a Lender under SECTION 5.2(e)(i), (A) the Borrower's right to request from such Lender and such Lender's obligation, if any, to make Eurodollar Rate Loans shall be immediately suspended, and such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (B) if the affected Eurodollar Rate Loan or Loans are then outstanding, the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's prior written notice to the Administrative Agent and the affected Lender, convert each such Loan into a Base Rate Loan.

                  (iii)  If at any time after a Lender gives notice under
     SECTION 5.2(e)(i) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination, in writing, to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

                  (iv) Notwithstanding the foregoing, in the event that any Lender gives such a notice, at Borrower's sole election, Borrower may identify an Eligible Assignee to

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

     whom the Lender which has given such a notice shall assign its interest in the Loans pursuant to the terms of an Assignment and Acceptance substantially in the form attached as EXHIBIT A.

            (f) COMPENSATION. In addition to all amounts required to be paid by the Borrower pursuant to SECTION 5.1 and ARTICLE XIII, the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of Applicable Margin on the relevant Loans and losses or expenses incurred as the result of such Lender's gross negligence or willful misconduct) which that Lender may sustain (i) if for any reason a Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion/continuation or a successive Eurodollar Interest Period does not commence after notice therefor is given pursuant to SECTION 5.1(c), other than such a failure resulting from the circumstances described in
SECTION 5.2(d) or SECTION 5.2(e), (ii) if for any reason any Eurodollar Rate Loan is prepaid (including, without limitation, on a mandatory basis pursuant to SECTION 4.1(d)) on a date which is not the last day of the applicable Eurodollar Interest Period, or (iii) as a consequence of any failure by the Borrower to repay a Eurodollar Rate Loan when required by the terms of this Agreement. The Lender making demand for such compensation shall deliver to the Administrative Agent concurrently with such demand, and the Administrative Agent shall promptly forward to the Borrower, a written statement setting forth in reasonable detail such losses, expenses and liabilities, and such statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

            (g) BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, its Eurodollar Lending Office or Eurodollar Affiliate or its other offices or Affiliates. No Lender shall be entitled, however, to receive any greater amount under SECTIONS
4.2 or 5.2(f) or ARTICLE XIII as a result of the transfer of any such Eurodollar Rate Loan to any office (other than such Eurodollar Lending Office) or any Affiliate (other than such Eurodollar Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.

            (h) AFFILIATES NOT OBLIGATED. No Eurodollar Affiliate or other Affiliate of any Lender shall be deemed a party to this Agreement or shall have any liability or obligation under this Agreement unless such Eurodollar Affiliate, itself, is a Lender.

            (i) ADJUSTED EURODOLLAR RATE. Any failure by any Lender to take into account the Eurodollar Reserve Percentage when calculating interest due on Eurodollar Rate Loans shall not constitute, whether by course of dealing or otherwise, a waiver by such Lender of its right to collect such amount for any future period.

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

     5.3    FEES.

            (a) FACILITY FEE. The Borrower shall pay to the Administrative Agent, for the account of the Lenders (other than Defaulting Lenders as provided herein) based on their respective Revolving Loan Pro Rata Shares, a fee (the "FACILITY FEE"), accruing at a per annum rate equal to the then applicable Facility Fee Percentage on the Revolving Loan Commitments of all Lenders (other than Defaulting Lenders only with respect to their unfunded Revolving Loan Commitments), such fee being payable quarterly, in arrears, commencing on August 1, 2003 and on the first day of each November, February, May and August thereafter, a prorated payment being payable upon any partial termination of the Revolving Loan Commitments, and with a final prorated payment being payable on the first to occur of termination of the Revolving Loan Commitments and the Termination Date. Each such payment shall be in the amount of the accrued and unpaid Facility Fee. Notwithstanding the foregoing, in the event that any Lender fails to fund its Revolving Loan Pro Rata Share of any Revolving Loan requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement, (A) such Lender shall not be entitled to any portion of the Facility Fee with respect to its unfunded Revolving Loan Commitment until such failure has been cured and (B) until such time, the Facility Fee shall accrue only in favor of the Lenders which have funded their respective Revolving Loan Pro Rata Shares of such requested Loan and shall be allocated among such performing Lenders ratably based upon their relative Revolving Loan Commitments.

            (b) CALCULATION AND PAYMENT OF FEES. All fees shall be calculated on the basis of the actual number of days elapsed during the relevant period in a 360-day year. All fees shall be payable in addition to, and not in lieu of, interest, compensation, expense reimbursements, indemnification and other Obligations. Fees shall be payable to the Administrative Agent in immediately available funds. All fees shall be fully earned and nonrefundable when paid. All fees due to any Lender, including, without limitation, those referred to in this
SECTION 5.3, shall bear interest, if not paid when due, at the interest rate specified in SECTION 5.1(d) and shall constitute Obligations.

                        ARTICLE VI - CONDITIONS TO LOANS

     6.1 CONDITIONS PRECEDENT TO THE LOANS. The obligation of each Lender on the Initial Funding Date to make any Loan requested to be made by it shall be subject to the satisfaction or waiver of all of the following conditions precedent:

            (a) COMMITMENTS. Commitments shall have been received from Lenders aggregating not less than $700,000,000.

            (b) DOCUMENTS. The Administrative Agent shall have received, on or before the Funding Date, this Agreement, the Notes, the Guaranty, all other Loan Documents and agreements, documents and instruments described in the List of Closing Documents attached hereto as EXHIBIT E and made a part hereof, and such additional documentation material to the Loans as the Administrative Agent may reasonably request, each duly executed, if applicable, by the Borrower or GGP, Inc., as appropriate, and in form and substance satisfactory to the Administrative Agent. Without limiting the foregoing, the Borrower hereby directs its counsel,

Neal, Gerber & Eisenberg, to prepare and deliver to the Administrative Agent and the Lenders, the legal opinion(s) referred to in such List of Closing Documents; and

            (c) NO LEGAL IMPEDIMENTS OR LITIGATION. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received any notice that any litigation, arbitration proceeding or other Claim is pending or threatened which is likely to (i) enjoin, prohibit or restrain the making of the Loans on the Funding Date or (ii) impose or result in the imposition of a Material Adverse Effect.

            (d) NO CHANGE IN CONDITION. No change in (i) the business, assets, management, operations, financial condition or prospects of the Borrower, GGP, Inc. or any Major Subsidiary or any of their respective Properties shall have occurred since December 31, 2002, which change, in the judgment of the Administrative Agent, has had, will have or is reasonably likely to have a Material Adverse Effect, or (ii) conditions in the financial, banking, or capital markets has occurred which the Lead Agents, in their sole discretion, deem materially adverse to the Successful Secondary Syndication of the Facility.

            (e) INTERIM LIABILITIES AND EQUITY. Except as disclosed in writing to the Administrative Agent and the Lenders, since December 31, 2002, neither GGP, Inc. nor the Borrower shall have (i) entered into any material (as determined in good faith by the Administrative Agent) commitment or transaction, including, without limitation, transactions for borrowings and Capital Expenditures, which are not in the ordinary course of GGP, Inc.'s or the Borrower's business, (ii) declared or paid any dividends or other distributions (other than the dividends anticipated to be paid on April 15 and April 30, 2003), (iii) established compensation or employee benefit plans, or (iv) redeemed any equity Securities.

            (f) DEFAULTS. Neither Borrower, nor GGP, Inc. nor any Major Subsidiary is in default under documents pertaining to any Indebtedness or otherwise pertaining to any material financial obligations if such default would reasonably be expected to result in a Material Adverse Effect.

            (g) NO LOSS OF MATERIAL AGREEMENTS AND LICENSES. Since December 31, 2002, no agreement or license relating to the business, operations or employee relations of the Borrower or any of its Properties shall have been terminated, modified, revoked, breached or declared to be in default, the termination, modification, revocation, breach or default under which, in the reasonable judgment of the Administrative Agent, would result in a Material Adverse Effect.

            (h) DUE DILIGENCE. The Lenders shall have completed and are satisfied with the results of, all legal, business, financial and other due diligences relating to Borrower and GGP, Inc., including with respect to the legal structure of Borrower and Guarantor.

            (i) NO DEFAULT. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the Loans.

            (j) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in SECTION 7.1 and in any of the other Loan Documents shall be true and correct in all material respects on and as of the Initial Funding Date (other than representations and warranties which expressly speak as to a different specific date, which shall be true and correct as of such date).

            (k) FEES AND EXPENSES PAID. There shall have been paid to the Administrative Agent, for the accounts of the Administrative Agent and the other Lenders, as applicable, all fees due and payable on or before the Initial Funding Date and all expenses due and payable on or before the Initial Funding Date, including, without limitation, reasonable attorneys' fees and expenses, and other costs and expenses incurred in connection with the Loan Documents.

            (l) APPROVALS. The Borrower shall have provided evidence reasonably satisfactory to the Administrative Agent that all third party approvals necessary (including under any documentation evidencing Indebtedness of a Borrower), if any, in connection with the Borrower's execution of the Loan Documents have been obtained or shall have provided a certification from the Borrower that no such approvals are required.

            (m) REPAYMENT OF OTHER FACILITIES. All commitments of the lenders shall have terminated under that certain Credit Agreement dated as of July 10, 2002 among the Company, Eurohypo, as successor "Administrative Agent" and as a lender thereunder, and the other lenders identified therein and under that certain unsecured Term Loan Agreement dated as of July 31, 2000 among Bankers Trust Company, as "Administrative Agent", the Partnership, the Company and the lending institutions party thereto, and Borrower shall repay in full all of its obligations under each of said facilities immediately upon the initial funding of the Loans hereunder.

            (n) COVENANT CALCULATIONS. The Borrower shall have delivered to the Administrative Agent pro forma calculations of the financial covenants and ratios described in ARTICLE X hereof as of the end of calendar years 2002 (if actual calculations have not been previously delivered), 2003 and 2004 in form as provided in SECTION 8.2(a)(iii)(B) AND 8.2(b)(iii)(B) hereof for such calculations and otherwise in form and substance satisfactory to the Administrative Agent.

            (o) PRO FORMA SOURCES AND USES. The Borrower shall have delivered to the Administrative Agent PRO FORMA sources and uses of funds for calendar years 2003, 2004 and 2005 in form and substance satisfactory to Administrative Agent.

     6.2 CONDITIONS PRECEDENT TO ALL SUBSEQUENT LOANS. The obligation of each Lender to make any Loan requested to be made by it on any Funding Date after the Initial Funding Date is subject to the following conditions precedent as of each such date:

            (a) REPRESENTATIONS AND WARRANTIES. As of such Funding Date, both before and after giving effect to the Loans to be made on such date, all of the representations and warranties of the Borrower contained in SECTION 7.1 and of the Guarantor as contained in the Guaranty shall be true and correct in all material respects (other than representations and warranties which expressly speak as of a different date, which shall be true and correct as of such date, and other than representations and warranties with respect to which the Borrower or Guarantor, as applicable, has disclosed to the Administrative Agent in writing that the facts are not as represented therein and the Administrative Agent has approved or consented to, conditionally or otherwise, the facts as so disclosed).

            (b) NO DEFAULTS. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the requested Loan.

            (c) NO LEGAL IMPEDIMENTS. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received from any Lender notice that, in the judgment of such Lender, litigation is pending or threatened which is likely to, enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon such Lender's making the requested Loan.

            (d) NO MATERIAL ADVERSE EFFECT. The Borrower shall not have received written notice from the Requisite Lenders that an event has occurred since the date of this Agreement which has had and continues to have, will have or is reasonably likely to have, a Material Adverse Effect.

Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing with respect to a Borrowing or a Notice of Conversion/Continuation with respect to any Loan and each acceptance by the Borrower of the proceeds of each Loan made, converted or continued hereunder, shall constitute a representation and warranty by the Borrower as of the Funding Date in respect of such Borrowing or Loan and the date of conversion or continuation, that all the conditions contained in this SECTION 6.2 have been satisfied or waived in accordance with SECTION 15.7.

                  ARTICLE VII - REPRESENTATIONS AND WARRANTIES

     7.1 REPRESENTATIONS AND WARRANTIES OF THE BORROWER. In order to induce the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower described herein, each Borrower hereby represents and warrants as to itself (and, where applicable, its Subsidiaries) and only to the extent applicable to it (provided that each Borrower shall be deemed to have made the representations and warranties set forth in this Article VII with respect to the Consolidated Businesses) to each Lender that the following statements are true, correct and complete:

            (a)   ORGANIZATION; POWERS.

                  (i) The Partnership (A) is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, (B) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, (C) has all requisite partnership power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement and (D) is a partnership for federal income tax purposes.

                  (ii) The Company (A) is a Delaware limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, (B) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, (C) has all requisite limited liability company power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement and (D) is a partnership for federal income tax purposes. The Partnership is a member of the Company, having an interest in the Company as set forth in SCHEDULE 7.1-A-1 attached hereto. The only other members of the Company are GSEP 2000 Realty Corp. (an Affiliate of Goldman, Sachs), GSEP 2002 Realty Corp. (an Affiliate of Goldman, Sachs), DA Retail Investments, LLC (a private investor), Caledonian Holding Company, Inc. (a corporation which is an Affiliate of the Partnership), and GGP American Properties Inc. (a corporation which is an Affiliate of the Partnership), each having an interest in the Company as set forth in SCHEDULE 7.1-A-1 attached hereto.

                  (iii)  [Intentionally Omitted].

                  (iv) True, correct and complete copies of the Borrower's Organizational Documents identified on SCHEDULE 7.1-A have been delivered to the Administrative Agent, each of which is in full force and effect, has not been modified or amended except to the extent indicated therein and, to the best of the Borrower's knowledge, there are no defaults under such Organizational Documents and no events which, with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents.

                  (v) Neither the Borrower nor any of its Affiliates is a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code.

            (b)   AUTHORITY.

                  (i) The Partnership is the sole managing member of the Company, and no other member of the Company has any decision-making authority in connection with the business, assets, liabilities, operations or other affairs of the Company. GGP, Inc. is the sole general partner of the Partnership.

                  (ii) GGP, Inc., (A) in its capacity as the sole general partner of the Partnership, in respect of the Partnership and (B) in its capacity as the sole general partner of the Partnership, in the Partnership's capacity as the sole managing member of the Company, in respect of the Company, has the requisite power and authority to execute, deliver and perform this Agreement on behalf of the Borrower and each of the other Loan Documents which are required to be executed on behalf of the Borrower as required by this Agreement. GGP, Inc. is the Person who has executed this Agreement and such other Loan Documents on behalf of the Borrower.

                  (iii) The execution, delivery and performance of each of the Loan Documents which must be executed in connection with this Agreement by the Borrower and to which the Borrower is a party and the consummation of the transactions contemplated thereby are within the Partnership's partnership powers and the Company's limited liability company powers, have been duly authorized by all necessary partnership action or limited liability company action, as applicable, and such authorization has not been rescinded. No other partnership or limited liability company action or proceedings on the part of the Borrower are necessary to consummate such transactions.

                  (iv) Each of the Loan Documents to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower and constitutes the Borrower's legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms (except to the extent that the enforcement thereof or the availability of equitable remedies may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or similar laws now or hereafter in effect relating to or affecting creditors' rights generally or by general principles of equity, or by the discretion of any court in awarding equitable remedies, regardless of whether such enforcement is considered in a preceding in equity or at law), is in full force and effect and all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by the Borrower on or before the Funding Date have been performed or complied with, and no Potential Event of Default, Event of Default or breach of any covenant by the Borrower exists thereunder.

            (c) SUBSIDIARIES; OWNERSHIP OF CAPITAL STOCK AND PARTNERSHIP INTERESTS.

                  (i) SCHEDULE 7.1-C (A) contains a diagram indicating the structure of the Borrower, and any other Person in which the Borrower holds a direct or indirect partnership, membership, joint venture or other equity interest, indicating the nature of such interest with respect to each Person included in such diagram; and (B) accurately sets forth (1) the correct legal name of such Person, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation, or otherwise, and (2) the authorized, issued and outstanding shares or interests of each class of Securities representing equity interests of the Borrower and the owners of such shares or interests (as of the date(s) indicated on such SCHEDULE 7.1-C). None of such issued and outstanding Securities is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Securities, except as noted on SCHEDULE 7.1-C.

                  (ii) The outstanding Securities issued by the Borrower and, to the extent owned by the Borrower, its Subsidiaries are duly authorized and validly issued. The Borrower has previously caused to be delivered to the Administrative Agent a true, accurate and complete copy of the Borrower Partnership Agreement and the Borrower Operating Agreement, each as amended through and as in effect on the Closing Date, and neither the Borrower Partnership Agreement nor the Borrower Operating Agreement has been amended, supplemented, replaced, restated or otherwise modified in any respect since the Closing Date.

                  (iii) Except where failure may not have a Material Adverse Effect, each Subsidiary: (A) is a corporation, limited liability company, trust or partnership, as indicated on SCHEDULE 7.1-C, duly organized or formed, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization; (B) is duly qualified to do business and, if applicable, is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing would limit its ability to use the courts of such jurisdiction to enforce Contractual Obligations to which it is a party; and (C) has all requisite power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted hereafter.

            (d) NO CONFLICT. The execution, delivery and performance of each of the Loan Documents to which the Borrower is a party do not and will not (i) conflict with the Organizational Documents of the Borrower, (ii) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of the Borrower, or require termination of any such Contractual Obligation which may subject the Administrative Agent or any of the other Lenders to any liability or which is reasonably likely to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of the Borrower or any Subsidiary of the Borrower, or
(iv) require any approval of shareholders of GGP, Inc.

            (e) GOVERNMENTAL CONSENTS. The execution, delivery and performance of each of the Loan Documents to which the Borrower is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been made, obtained or given.

            (f) GOVERNMENTAL REGULATION. The Borrower is not is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated by this Agreement.

            (g) FINANCIAL POSITION. Complete and accurate copies of the following financial statements and materials have been delivered to the Administrative Agent: (i) annual audited financial statements of GGP, Inc. and its Consolidated Subsidiaries for the fiscal year ended December 31, 2002, and
(ii) quarterly financial statements for the Partnership, and, if requested, the Company, and their Consolidated Subsidiaries for the fiscal quarter ending December 31, 2002. All financial statements included in such materials were prepared in all material respects in conformity with GAAP, except as otherwise noted therein, and fairly present in all material respects the respective Consolidated financial positions, and the Consolidated results of operations and cash flows for each of the periods covered thereby of GGP, Inc. or the Borrower, as applicable, and its Consolidated Subsidiaries as at the respective dates thereof. Neither the Borrower nor any of its Consolidated Subsidiaries has any Contingent Obligation, contingent liability or liability for any taxes, long-term leases or commitments, not reflected in its audited financial statements delivered to the Administrative Agent on or prior to the Closing Date or otherwise disclosed to the Administrative Agent and the Lenders in writing, which will have or is reasonably likely to have a Material Adverse Effect.

            (h) INDEBTEDNESS. SCHEDULE 7.1-H sets forth, as of March 31, 2003, all Indebtedness for borrowed money of Borrower and its Subsidiaries and, except as set forth on SCHEDULE 7.1-H, there are no defaults in the payment of principal or interest on any such Indebtedness and no payments thereunder have been deferred or extended beyond their stated maturity and there has been no material change in the type or amount of such Indebtedness (except for the repayment or refinance of certain Indebtedness) since March 31, 2003.

            (i) LITIGATION: ADVERSE EFFECTS. Except as set forth in SCHEDULE 7.1-I, as of the Closing Date, there is no action, suit, proceeding, Claim, investigation or arbitration before or by any Governmental Authority or private arbitrator pending or, to the knowledge of the Borrower, threatened against the Borrower, or any of its Subsidiaries, or any Property of any of them (i) challenging the validity or the enforceability of any of the Loan Documents,
(ii) which will or is reasonably likely to result in any Material Adverse Effect, or (iii) under the Racketeering Influenced and Corrupt Organizations Act or any similar federal or state statute where such Person is a defendant in a criminal indictment that provides for the forfeiture of assets to any Governmental Authority as a potential criminal penalty. There is no material loss contingency within the meaning of GAAP which has not been reflected in the Consolidated financial statements of GGP, Inc. Neither the Borrower nor any Subsidiary of the Borrower is (A) in violation of any applicable Requirements of Law, which violation has had, will have or is reasonably likely to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which has had, will have or is reasonably likely to have a Material Adverse Effect.

            (j) NO MATERIAL ADVERSE EFFECT. Since December 31, 2002, there has occurred no event which has had, will have or is reasonably likely to have a Material Adverse Effect.

            (k) TAX EXAMINATIONS. All deficiencies which have been asserted against the Borrower as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and no issue has been raised in any such examination which, by application of similar principles, reasonably can be expected to result in assertion of a material deficiency for any other year not so examined which has not been reserved for in the financial statements of GGP, Inc. to the extent, if any, required by GAAP. The Borrower has not taken any reporting positions for which it does not have a reasonable basis nor does the Borrower anticipate any further material tax liability with respect to the years which have not been closed pursuant to applicable law.

            (l) PAYMENT OF TAXES. All tax returns, reports and similar statements or filings of the Borrower and its Subsidiaries required to be filed have been timely filed, and, except for Customary Permitted Liens, all taxes, assessments, fees and other charges of Governmental Authorities thereupon and upon or relating to their respective Properties, assets, receipts, sales, use, payroll, employment, income, licenses and franchises which are shown in such returns or reports to be due and payable have been paid, except to the extent
(i) such taxes, assessments, fees and other charges of Governmental Authorities are being contested in good faith by an appropriate proceeding diligently pursued as permitted by the terms of SECTION 9.4 and (ii) such taxes, assessments, fees and other charges of Governmental Authorities pertain to Property of the Borrower or any of its Subsidiaries and the nonpayment of the amounts thereof would not, individually or in the aggregate, result in a Material Adverse Effect. All other taxes (including, without limitation, real estate taxes), assessments, fees and other governmental charges upon or relating to the respective Properties of the Borrower and its Subsidiaries which are due and payable have been paid, except for Customary Permitted Liens and except to the extent described in clauses (i) and (ii) above. The Borrower has no knowledge of any proposed tax assessment against the Borrower, any of its Subsidiaries, or any of their respective Properties that, if not paid, will have or is reasonably likely to have a Material Adverse Effect.

            (m) PERFORMANCE. Neither the Borrower nor any of its Subsidiaries has received any notice, citation or allegation, nor has actual knowledge, that
(i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, (ii) any of its Properties is in violation of any Requirements of Law or (iii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, has not had, will not have and is not reasonably likely to have a Material Adverse Effect.

            (n) DISCLOSURE. The representations and warranties of the Borrower contained in the Loan Documents, and all certificates and other documents delivered to the Administrative Agent pursuant to the terms thereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Borrower has not intentionally withheld any fact from the Administrative Agent or the other Lenders in regard to any matter which will have or is reasonably likely to have a Material Adverse Effect. Notwithstanding the foregoing, the Lenders acknowledge that neither the Borrower nor the Guarantor has liability under this clause (n) with respect to its projections of future events.

            (o) REQUIREMENTS OF LAW. The Borrower and each of its Subsidiaries are in compliance in all material respects with all Requirements of Law applicable to it and its respective businesses and Properties, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect.

            (p)   ENVIRONMENTAL MATTERS.

                  (i) Except as disclosed on SCHEDULE 7.1-P and except where failure is not reasonably likely to have a Material Adverse Effect:

                         (A) the operations of the Borrower, each of its Subsidiaries, and their respective Properties comply in all material respects with all applicable Environmental, Health or Safety Requirements of Law;

                         (B) the Borrower and each of its Subsidiaries have obtained all material environmental, health and safety Permits necessary for their respective operations, and all such Permits are in good standing and the holder of each such

            Permit is currently in compliance in all material respects with all material terms and conditions of such Permits;

                         (C) none of the Borrower or any of its Subsidiaries or any of their respective present or, to the Borrower's knowledge, past Property or operations is subject to or is the subject of any investigation, judicial or administrative proceeding, order, judgment, decree, dispute, negotiations, agreement or settlement respecting (1) any Environmental, Health or Safety Requirements of Law, (2) any Remedial Action, (3) any Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment, or (4) any violation of or liability under any Environmental, Health or Safety Requirement of Law;

                         (D) none of Borrower or any of its Subsidiaries has filed any notice under any applicable Requirement of Law (1) reporting a Release of a Contaminant; (2) indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; or (3) reporting a violation of any applicable Environmental, Health or Safety Requirement of Law;

                         (E)    none of the Borrower's or any of its
            Subsidiaries' present or, to Borrower's knowledge, past Property presently is listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites requiring Remedial Action;

                         (F) neither the Borrower nor any of its Subsidiaries has sent or directly arranged for the transport of any waste to any site listed or proposed for listing on the NPL, CERCLIS or any similar state list;

                         (G) to the best of the Borrower's knowledge, there is not now, and to the Borrower's knowledge there has never been on or in any Real Property of the Borrower or any of its Subsidiaries
            (1) any treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; (2) any landfill, waste pile, or surface impoundment;
            (3) any underground storage tanks the presence or use of which is or, to the Borrower's knowledge, has been in violation of applicable Environmental, Health or Safety Requirements of Law, (4) any asbestos-containing material which the Borrower has any reason to believe could subject the Borrower, any of its Subsidiaries or any of their respective Properties to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect; or (5) any polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers or other Equipment which the Borrower has any reason to believe could subject the Borrower, any of its Subsidiaries or any of their respective Properties to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect;

                         (H) neither the Borrower nor any of its Subsidiaries has received any notice or Claim to the effect that any of the Borrower or its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment;

                         (I) to the Borrower's knowledge, neither the Borrower nor any of its Subsidiaries has any contingent liability in connection with any Release or threatened Release of any Contaminants into the environment;

                         (J) no Environmental Lien is presently recorded with respect to any Property of the Borrower or any Subsidiary of the Borrower.

                         (K) no Property of the Borrower or any Subsidiary of the Borrower is subject to any Environmental Property Transfer Act, or to the extent such acts are applicable to any such Property, the Borrower and/or such Subsidiary whose Property is subject thereto has fully complied with the requirements of such acts; and

                         (L) neither the Borrower nor any of its Subsidiaries owns or operates, or, to the Borrower's knowledge, has ever owned or operated, any underground storage tank, the presence or use of which is or has been in violation of applicable Environmental, Health or Safety Requirements of Law, at any Real Property.

                  (ii) the Borrower and each of its Subsidiaries are conducting and will continue to conduct their respective businesses and operations and maintain each Real Property in compliance in all material respects with applicable Environmental, Health or Safety Requirements of Law and neither the Borrower nor any of its Subsidiaries has been or has any reason to believe that it or any of its Property will be, subject to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect.

            (q) ERISA. Neither the Borrower nor any ERISA Affiliate maintains or contributes to any Benefit Plan or Multiemployer Plan with respect to which the Borrower or any ERISA Affiliate would have a material withdrawal liability if a partial or complete withdrawal occurred on the Funding Date, other than those listed on SCHEDULE 7.1-Q hereto. Except as disclosed on SCHEDULE 7.1-Q, each Plan maintained or contributed to by the Borrower or any of its Subsidiaries which is intended to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect has been determined by the IRS to be so qualified, has filed for such determination or is within the remedial amendment period. Except as disclosed on SCHEDULE 7.1-Q, neither the Borrower nor any of its Subsidiaries maintains or contributes to any "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by
Section 601 of ERISA. The Borrower and each of its Subsidiaries is in compliance in all material respects with the responsibilities, obligations and duties imposed on it by ERISA, the Internal Revenue Code and regulations promulgated thereunder with respect to all Plans. No Benefit Plan has any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code) whether or not waived. Neither the Borrower nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code with respect to which the Borrower can be subject to any material liability or (ii) has taken or failed to take any action which would constitute or result in an ERISA Termination Event. Neither the Borrower nor any ERISA Affiliate is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS (i.e. IRS Form 5500) with respect to each Benefit Plan and furnished to the Administrative Agent is complete and accurate in all material respects. Except as disclosed on SCHEDULE 7.1-Q, since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Borrower nor any ERISA Affiliate has
(i) failed to make a required contribution or payment to a Multiemployer Plan or
(ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan for which there is any material unsatisfied liability. Neither the Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment for which there is an outstanding liability. Neither the Borrower nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Benefit Plan amendment that results in an increase in current liability for the plan year. Except as disclosed on SCHEDULE 7.1-Q, neither the Borrower nor any of its Subsidiaries has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement.

            (r) SECURITIES ACTIVITIES. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

            (s) SOLVENCY. After giving effect to the Loans to be made on the Initial Funding Date or such other date as Loans requested hereunder are made, and the disbursement of the proceeds of such Loans pursuant to the Borrower's instructions, each of the Partnership and Company is Solvent.

            (t) INSURANCE. SCHEDULE 7.1-T accurately sets forth as of the Closing Date all insurance policies and programs currently in effect with respect to the respective Property and assets and business of the Borrower and its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, and (v) the expiration date thereof. Such insurance policies and programs are currently in full force and effect, in compliance with the requirements of SECTION 9.5 hereof and, together with payment by the insured of scheduled deductible payments, are in amounts sufficient to cover the replacement value of the respective Property and assets of the Borrower and/or its Subsidiaries.

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            (u)   PATRIOT ACT. The Borrower is not (nor will it be) a person with whom Lenders are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of Treasury of the United States of America (including, those persons named on OFAC's Specially Designated and Blocked Persons list) or under any similar statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; Borrower is not knowingly engaging in (and shall not knowingly engage in) any dealings or transactions or otherwise associated with such persons. In addition, Borrower hereby agrees to provide the Administrative Agent with any additional information that the Administrative Agent deems reasonable and necessary from time to time in connection with the Loans in order to ensure compliance with all applicable laws, rules and regulations concerning money laundering and similar activities.

            (v) OWNERSHIP OF PROPERTY. Ownership of substantially all Property of the Consolidated Businesses is held by the Borrower and its Subsidiaries.

                       ARTICLE VIII - REPORTING COVENANTS

The Borrower covenants and agrees that so long as any Revolving Loan Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to SECTION 15.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent thereto:

     8.1 BORROWER ACCOUNTING PRACTICES. The Borrower shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of Consolidated and Consolidating financial statements in conformity with GAAP, and each of the financial statements and reports described below shall be prepared from such system and records and in form satisfactory to the Administrative Agent.

     8.2 FINANCIAL REPORTS. The Borrower shall deliver or cause to be delivered to the Administrative Agent and the Lenders:

            (a)   QUARTERLY REPORTS.

                  (i) BORROWER QUARTERLY FINANCIAL REPORTS. As soon as practicable, and in any event within sixty (60) days after the end of each fiscal quarter in each Fiscal Year (other than the last fiscal quarter in each Fiscal Year), an unaudited Consolidated balance sheet of the Partnership and, if requested, the Company and the related Consolidated statements of income and cash flow (to be prepared and delivered quarterly in conjunction with the other reports delivered hereunder at the end of each fiscal quarter) for each such fiscal quarter, in each case in form and substance satisfactory to the Administrative Agent and, in comparative form, the corresponding figures for the corresponding periods of the previous Fiscal Year, certified by an Authorized Financial Officer of GGP, Inc. as fairly presenting the Consolidated and Consolidating financial position of the Borrower and its Consolidated Subsidiaries as of the dates indicated and

                                       55
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     the results of its operations and cash flow for the months indicated in accordance with GAAP, subject to normal quarterly adjustments.

                  (ii) GGP, INC. QUARTERLY FINANCIAL REPORTS. As soon as practicable, and in any event within sixty (60) days after the end of each fiscal quarter in each Fiscal Year (other than the last fiscal quarter in each Fiscal Year), the Financial Statements of GGP, Inc. and its Subsidiaries on Form 10Q as at the end of such period and a report setting forth in comparative form the corresponding figures for the corresponding period of the previous Fiscal Year, certified by an Authorized Financial Officer of GGP, Inc. as fairly presenting the Consolidated and Consolidating financial position of GGP, Inc. and its Subsidiaries as of the date indicated and the results of its operations and cash flow for the period indicated in accordance with GAAP, subject to normal adjustments.

                  (iii) QUARTERLY COMPLIANCE CERTIFICATES. Together with each delivery of any quarterly report pursuant to paragraph (a)(i) of this
     SECTION 8.2, the Borrower shall deliver an Officer's Certificate of the Borrower (the "QUARTERLY COMPLIANCE CERTIFICATE"), signed by the Borrower's Authorized Financial Officer setting forth, representing and certifying (A) that the Authorized Financial Officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and Consolidated and Consolidating financial condition of the Borrower and its Subsidiaries, during the fiscal quarter covered by such reports, that such review has not disclosed the existence during or at the end of such fiscal quarter, and that such officer does not have knowledge of the existence as of the date of such Officer's Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default or mandatory prepayment event as described in SECTION 4.1(d) of this Agreement, or, if any such condition or event existed or exists, and specifying the nature and period of existence thereof and what action the Borrower or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto; (B) the calculations (in the form of EXHIBIT G hereto and otherwise with such specificity as the Administrative Agent may reasonably request) for the period then ended which demonstrate compliance with the covenants and financial ratios set forth in ARTICLES IX AND X and, when applicable, that no Event of Default described in SECTION 11.1 exists, (C) a schedule of changes, if any, in the Borrower's outstanding Indebtedness for borrowed money, including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness, which information is material to the Loan, as may be reasonably requested by the Administrative Agent, since the last date on which such a schedule was submitted, (D) a schedule of Combined EBITDA, (E) a schedule of each bankruptcy or cessation of operations of any tenant to which greater than 5% of the Borrower's share of consolidated minimum rent is attributable, of which bankruptcy or cessation of operations the Borrower obtained knowledge since the last date on which such a schedule was submitted, and (F) such other information and reports which are material to the Loan (including with respect to matters which would reasonably be expected to have a Material Adverse Effect) as the Administrative Agent may reasonably request.

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            (b)   ANNUAL REPORTS.

                  (i) FINANCIAL STATEMENTS. As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, (A) the unaudited Consolidated balance sheet of GGP, Inc. and the Partnership and, if requested, the Company, and the related Consolidated statements of income and cash flow for such Fiscal Year, in each case in form and substance satisfactory to the Administrative Agent and, in comparative form, the corresponding figures for the previous Fiscal Year, certified by an Authorized Financial Officer of GGP, Inc. as fairly presenting the Consolidated and Consolidating financial position of each of the GGP, Inc., the Partnership and, if applicable, the Company, and their Consolidated Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, and (B) a copy of any management letter or any similar written report delivered to the Borrower or GGP, Inc. or to any Authorized Financial Officer thereof by any independent certified public accountants or other independent consultant in connection with or relating to such financial statements (which letter or report shall be subject to the confidentiality limitations set forth herein). The Administrative Agent and each Lender (through the Administrative Agent) may, with the consent of the Borrower (which consent shall not be unreasonably withheld), communicate directly with such accountants or consultant, with any such communication to occur together with a representative of the Borrower, at the expense of the Administrative Agent (or the Lender requesting such communication), upon reasonable notice and at reasonable times during normal business hours.

                  (ii) GGP, INC. ANNUAL FINANCIAL REPORTS. As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, an audit report with respect to the financial statements of GGP, Inc. delivered pursuant to SECTION 8.2(b)(i) above, by any independent certified public accountants reasonably acceptable to the Administrative Agent, which report shall be unqualified and shall state that such financial statements fairly present the Consolidated and Consolidating financial position of GGP, Inc. and its Consolidated Subsidiaries as of the date indicated and the results of its operations and cash flow for the period indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which any such independent certified public accountants shall concur and which shall have been disclosed in the notes to the financial statements).

                  (iii) ANNUAL COMPLIANCE CERTIFICATES. Together with each delivery of any annual report pursuant to clause (i) of this SECTION 8.2(b), the Borrower shall deliver an Officer's Certificate of the Borrower (the "ANNUAL COMPLIANCE CERTIFICATE" and, collectively with the Quarterly Compliance Certificates, the "COMPLIANCE CERTIFICATES"), signed by the Borrower's Authorized Financial Officer, setting forth, representing and certifying (A) that the officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and Consolidated and Consolidating financial condition of the Borrower and its Subsidiaries, during the accounting period covered by such reports, that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at

                                       57
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     the date of such Officer's Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default or mandatory prepayment event as described in SECTION 4.1(d) of this Agreement, or, if any such condition or event existed or exists, and specifying the nature and period of existence thereof and what action the Borrower or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto; (B) the calculations (in the form of EXHIBIT G and otherwise with such specificity as the Administrative Agent may reasonably request) for the period then ended which demonstrate compliance with the covenants and financial ratios set forth in ARTICLES IX AND X and, when applicable, that no Event of Default described in SECTION 11.1 exists, (C) a schedule of the Borrower's outstanding Indebtedness for borrowed money, including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness, which information is material to the Loan, as may be reasonably requested by the Administrative Agent, (D) a schedule of Combined EBITDA, (E) a schedule of the estimated taxable income of the Borrower for such fiscal year, (F) if requested by the Administrative Agent or the Requisite Lenders, a statement of net operating income and schedule of tenant sales and occupancy with respect to each Real Property, (G) if requested by Administrative Agent, pro forma statements of operations (including, without limitation, projections of net operating income and interest expense for each Real Property) and sources and uses of capital for the next 24 months of the operations of GGP, Inc. and the Borrower, together with a capital plan for such 24 month period, all in form, content and detail reasonably acceptable to the Administrative Agent, and (H) such other information and reports which are material to the Loan as the Administrative Agent may reasonably request.

                  (iv) TENANT BANKRUPTCY REPORTS. As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, the Borrower shall deliver a written report (which shall be incorporated into the Annual Compliance Certificate), in form reasonably satisfactory to the Administrative Agent, of all bankruptcy proceedings filed by or against, or the cessation of business or operations of, any tenant of any of the Real Properties of the Borrower or any of its Subsidiaries, the base rent payments of which tenant account for more than 5% of the Borrower's share of consolidated minimum rent in the Real Properties in the aggregate.

            (c) REPORTS OF CAPITAL EVENTS. On the date of the consummation and funding of each Capital Event, the Borrower shall, if requested by the Administrative Agent, submit to the Administrative Agent a reasonably detailed report thereof, which shall include a computation of the Leverage Ratio after giving effect thereto, which shall be otherwise reasonably acceptable in form and substance to the Administrative Agent.

            (d) INFORMATION REGARDING THE BORROWER. From time to time upon request by the Administrative Agent, the Borrower shall deliver or cause to be delivered to the Administrative Agent such information, reports and documents concerning the Borrower or GGP, Inc., which are material to the Loan (including with respect to matters which would reasonably be expected to have a Material Adverse Effect), as the Administrative Agent may reasonably request.

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     8.3    EVENTS OF DEFAULT. Promptly upon the Borrower obtaining knowledge
(a) of any condition or event which constitutes an Event of Default or Potential Event of Default, (b) that any Lender or the Administrative Agent has given any notice with respect to a claimed Event of Default or Potential Event of Default,
(c) that any Person has given any notice to the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in SECTION 11.1(e), or (d) of any condition or event which has or is reasonably likely to have a Material Adverse Effect, the Borrower shall deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying
(i) the nature and period of existence of any such claimed default, Event of Default, Potential Event of Default, condition or event, (ii) the notice given or action taken by such Person in connection therewith, and (iii) what action the Borrower or, to its knowledge, its applicable Subsidiary has taken, is taking and proposes to take with respect thereto.

     8.4 LAWSUITS. (i) Promptly upon the Borrower's obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries of the type described in SECTION 7.1(i) of this Agreement not previously disclosed pursuant to SECTION 7.1(i), the Borrower shall give written notice thereof to the Administrative Agent and the Lenders and provide such other information and which is material to the Loan as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; (ii) as soon as practicable and in any event within sixty (60) days after the end of each fiscal quarter of the Borrower, the Borrower shall provide a written quarterly report to the Administrative Agent and the Lenders (which may be incorporated into the Quarterly Compliance Certificate) covering the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration of the type described in SECTION 7.1(i) of this Agreement (not previously reported) and involving a Claim which is uninsured against or affecting the Borrower or any of its Subsidiaries or any Property of the Borrower or any of its Subsidiaries not previously disclosed by the Borrower to the Administrative Agent and the Lenders, and shall provide such other information which is material to the Loan at such time as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and (iii) in addition to the requirements set forth in clauses (i) and (ii) of this SECTION 8.4, the Borrower upon request of the Administrative Agent or the Requisite Lenders shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) or (ii) above and provide such other information as may be reasonably available to it and which is material to the Loan to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

     8.5 INSURANCE. If requested by the Administrative Agent, the Borrower shall promptly deliver to the Administrative Agent and the Lenders (i) a report in form and substance reasonably satisfactory to the Administrative Agent and the Lenders outlining all insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage and (ii) the certificate of an Authorized Financial Officer that all premiums with respect to such coverage have been paid when due.

     8.6 ERISA NOTICES. If requested by the Administrative Agent, or in the case of an event, action, or failure which is reasonably likely to have a Material Adverse Effect, the

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

Borrower shall deliver or cause to be delivered to the Administrative Agent and the Lenders, at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

            (a) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that an ERISA Termination Event has occurred, a written statement of the chief financial officer of the Borrower describing such ERISA Termination Event and the action, if any, which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

            (b) within fifteen (15) Business Days after the Borrower knows or has reason to know that a prohibited transaction (defined in Sections 406 of ERISA and 4975 of the Internal Revenue Code) has occurred, a statement of the chief financial officer of the Borrower describing such transaction and the action which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

            (c) within fifteen (15) Business Days after the filing of the same with the DOL or IRS, copies of each annual report (IRS Form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

            (d) within fifteen (15) Business Days after receipt by the Borrower or any ERISA Affiliate of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan (IRS Form
5500), copies of each such report;

            (e) within fifteen (15) Business Days after the filing of the same with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all written communications received by the Borrower or any ERISA Affiliate with respect to such request;

            (f) within fifteen (15) Business Days after the occurrence of any material increase in the benefits of any existing Benefit Plan or Multiemployer Plan or the establishment of any new Benefit Plan or the commencement of contributions to any Benefit Plan or Multiemployer Plan to which the Borrower or any ERISA Affiliate was not previously contributing, notification of such increase, establishment or commencement;

            (g) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate receives notice of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

            (h) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter;

            (i) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate receives notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

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            (j)   within fifteen (15) Business Days after the Borrower or any
ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure; and

            (k) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know (i) a Multiemployer Plan has been terminated, (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, notification of such termination, intention to terminate, or institution of proceedings.

For purposes of this SECTION 8.6, the Borrower and any ERISA Affiliate shall be deemed to know all facts known by the "Administrator" of any Plan of which the Borrower or any ERISA Affiliate is the plan sponsor.

     8.7 ENVIRONMENTAL NOTICES. The Borrower shall notify the Administrative Agent and the Lenders in writing, promptly upon any senior employee of the Borrower responsible for environmental matters at the applicable Property of the Borrower or any of its Subsidiaries learning thereof with respect to a Property, of any of the following (together with any material documents and correspondence received or sent in connection therewith):

            (a) notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment, if such liability would result in a Material Adverse Effect;

            (b) notice that the Borrower or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment which is reasonably likely to result in a Material Adverse Effect;

            (c) notice that any Property of the Borrower or any of its Subsidiaries is subject to an Environmental Lien if the claim to which such Environmental Lien relates would result in a Material Adverse Effect;

            (d) notice of a material violation by the Borrower or any of its Subsidiaries of any Environmental, Health or Safety Requirement of Law which is reasonably likely to result in a Material Adverse Effect;

            (e) any condition which might reasonably result in a violation by the Borrower or any Subsidiary of the Borrower of any Environmental, Health or Safety Requirement of Law, which violation would result in a Material Adverse Effect;

            (f) commencement or threat of any judicial or administrative proceeding alleging a violation by the Borrower or any of its Subsidiaries of any Environmental, Health or Safety Requirement of Law, which would result in a Material Adverse Effect;

                                       61
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            (g)   new or proposed changes to any existing Environmental, Health or Safety Requirement of Law that is reasonably likely to result in a Material Adverse Effect; or

            (h) any proposed acquisition of stock, assets, real estate, or leasing of Property, or any other action by the Borrower or any of its Subsidiaries that could subject the Borrower or any of its Subsidiaries to environmental, health or safety Liabilities and Costs which are reasonably likely to result in a Material Adverse Effect.

     8.8 LABOR MATTERS. The Borrower shall notify the Administrative Agent in writing, promptly upon the Borrower's learning thereof, of any labor dispute to which the Borrower or any of its Subsidiaries may become a party (including, without limitation, any strikes, lockouts or other disputes relating to any Property of such Persons and other facilities) which could result in a Material Adverse Effect.

     8.9 NOTICES OF ASSET SALES AND/OR ACQUISITIONS. The Borrower shall deliver to the Administrative Agent and the Lenders written notice of each of the following upon the occurrence thereof: (a) a sale, transfer or other disposition of assets, in a single transaction or series of related transactions, by the Borrower or their Subsidiaries for consideration in excess of $200,000,000 (exclusive of any sale, transfer or other disposition of any non-mall assets of Price Development Company, Limited Partnership and its Subsidiaries), (b) an acquisition of assets, in a single transaction or series of related transactions, by the Borrower or their Subsidiaries for consideration in excess of $400,000,000, and (c) the grant of a Lien with respect to assets, in a single transaction or series of related transactions, by the Borrower in connection with Indebtedness aggregating an amount in excess of $400,000,000.

     8.10   [INTENTIONALLY OMITTED].

     8.11 OTHER REPORTS. The Borrower shall deliver or cause to be delivered to the Administrative Agent copies of all financial statements, reports, material notices and other materials, if any, sent or made available generally by GGP, Inc. or the Borrower to their respective Securities holders or filed with the Commission, all press releases made available generally by GGP, Inc., the Borrower or any of its Subsidiaries to the public concerning material developments in the business of GGP, Inc., the Borrower or any such Subsidiary and all notifications received by GGP, Inc., the Borrower or its Subsidiaries pursuant to the Securities Exchange Act and the rules promulgated thereunder.

     8.12 OTHER INFORMATION. Promptly upon receiving a request therefor from the Administrative Agent, the Borrower shall prepare and deliver or cause to be delivered to the Administrative Agent such other information with respect to the Borrower and its Subsidiaries, on a Consolidated basis, which is material to the Loan (including with respect to matters which would reasonably be expected to have a Material Adverse Effect) as from time to time may be reasonably requested by the Administrative Agent.

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                       ARTICLE IX - AFFIRMATIVE COVENANTS

Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to SECTION 15.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

     9.1 EXISTENCE, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate existence or existence as a limited liability company, limited partnership, general partnership, trust or joint venture, as applicable, and preserve and keep, or cause to be preserved and kept, in full force and effect, its rights and franchises material to its businesses, except where the loss or termination of such rights and franchises is not likely to have a Material Adverse Effect.

     9.2 POWERS; CONDUCT OF BUSINESS. The Borrower shall remain qualified, and shall cause each of its Subsidiaries to qualify and remain qualified, to do business and maintain its good standing in each jurisdiction in which the nature of its business and the ownership of its respective Properties requires it to be so qualified and in good standing.

     9.3 COMPLIANCE WITH LAWS, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, (a) comply in all material respects with all Requirements of Law and all restrictive covenants affecting such Person or the business, Property, assets or operations of such Person, and (b) obtain and maintain as needed all Permits necessary for its operations (including, without limitation, the operation of the Real Properties) and maintain such Permits in good standing, except where noncompliance with either CLAUSE (a) or (b) above is not reasonably likely to have a Material Adverse Effect.

     9.4 PAYMENT OF TAXES AND CLAIMS. (a) The Borrower shall pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and other governmental charges imposed upon it or on any of its Property or assets or in respect of any of its franchises, licenses, receipts, sales, use, payroll, employment, business, income or Property before any penalty or interest accrues thereon, and (ii) all Claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by SECTION
10.2 or a Customary Permitted Lien for property taxes and assessments not yet due) upon any of the Borrower's or any of the Borrower's Subsidiaries' Property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED, HOWEVER, that no such taxes, assessments, fees and governmental charges referred to in clause (i) above or Claims referred to in clause (ii) above need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     9.5 INSURANCE. The Borrower shall maintain for itself and its Subsidiaries, or shall cause each of such Subsidiaries to maintain in full force and effect the insurance policies and programs listed on SCHEDULE 7.1-T or substantially similar policies and programs or other policies and programs as are reasonably acceptable to the Administrative Agent. All such policies and programs shall be maintained with insurers reasonably acceptable to the Administrative Agent.

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     9.6    INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. The Borrower
shall permit, and cause each of its Subsidiaries to permit, any authorized representative(s) designated by either the Administrative Agent or other Lender to visit and inspect any of their respective Real Properties, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their Authorized Financial Officers and independent certified public accountants, all with a representative of the Borrower present, upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such visitation and inspection shall be at such visitor's expense. The Borrower shall keep and maintain, and cause its Subsidiaries to keep and maintain, in all material respects proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities.

     9.7 ERISA COMPLIANCE. The Borrower shall, and shall cause each of its ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations having the force of law thereunder and the respective requirements of the governing documents for such Plans.

     9.8 MAINTENANCE OF PROPERTY. The Borrower shall, and shall cause each of its Subsidiaries to, maintain in all material respects all of their respective owned and leased Property in good, safe and insurable condition and repair, and not permit, commit or suffer any waste or abandonment of any such Property and from time to time shall make or cause to be made all material repairs, renewal and replacements thereof, including, without limitation, any capital improvements which may be required to maintain the same in good condition and repair; PROVIDED, HOWEVER, that such Property may be altered or renovated in the ordinary course of business of the Borrower or such applicable Subsidiary. Without any limitation on the foregoing, the Borrower shall maintain the Real Property in a manner such that each Real Property can be used in the manner and substantially for the purposes such Real Property is used on the Closing Date, including, without limitation, maintaining all utilities, access rights, zoning and necessary Permits for such Real Property.

     9.9 REIT STATUS. GGP, Inc. shall at all times (1) remain a publicly traded company listed on the New York Stock Exchange or other national stock exchange; (2) maintain its status as a REIT under the Internal Revenue Code, and
(3) retain direct or indirect management and control of the Borrower. The Partnership shall at all times retain direct or indirect control of the Company.

     9.10 OWNERSHIP OF PROPERTY. The ownership of substantially all Property of the Consolidated Businesses shall be held by the Borrower and its Subsidiaries. =

     9.11 TAX SHELTER REGULATIONS. The Borrower does not intend to treat the Loans as being a "reportable transaction" (within the meaning of the Treasury Regulation Section 1.6011-4) participated in by the Borrower. In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.

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Promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Loans as being a reportable transaction (within the meaning of Treasury Section 1.6011-4) participated in by the Borrower, Borrower shall deliver to the Lenders a duly completed copy of IRS Form 8866 or any successor form.

                         ARTICLE X - NEGATIVE COVENANTS

Borrower covenants and agrees that it shall comply, or cause compliance, with the following covenants so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to SECTION 15.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

     10.1 SALES OF ASSETS. Neither Borrower nor any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any Property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so which would result in a Material Adverse Effect.

     10.2 LIENS. Neither GGP, Inc., nor the Borrower, nor any of their Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any Property, or (to the extent the same constitutes a pledge or other encumbrance of equity interests in GGP, Inc., the Borrower, or the Consolidated Businesses) on or with respect to any such Securities held by GGP, Inc. or the Borrower, except:

            (a) Liens with respect to Capital Leases of Equipment entered into in the ordinary course of business of the Borrower or any of its Subsidiaries pursuant to which the aggregate Indebtedness under such Capital Leases does not exceed $5,000,000 for any Real Property;

            (b)   Customary Permitted Liens; and

            (c) Liens to secure capital contributions arising in favor of the holders of equity interests in entities which are Minority Holdings of the Borrower pursuant to the terms of the applicable partnership, joint venture, operating, shareholders or similar agreement between such holders and the Borrower or one of its Subsidiaries;

PROVIDED, HOWEVER, that none of the foregoing shall limit or prohibit the Borrower or any of its Subsidiaries from (i) granting Liens for the purposes of securing Secured Indebtedness or (ii) incurring additional Unsecured Indebtedness otherwise permitted hereunder.

     10.3 CONDUCT OF BUSINESS. Neither the Borrower nor any of its Subsidiaries shall engage in any business, enterprise or activity other than (a) the businesses of acquiring, developing, redeveloping and managing predominately retail Real Properties and portfolios of like Real Properties and (b) any business or activities which are substantially similar, related or incidental thereto.

     10.4 TRANSACTIONS WITH PARTNERS AND AFFILIATES. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including,

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without limitation, the purchase, sale, lease or exchange of any Property or the rendering of any service) with any Affiliate of Borrower which is not a Subsidiary of the Borrower, on terms that are determined by the Board of Directors of GGP, Inc. to be less favorable to the Borrower or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such an Affiliate. Without limiting the foregoing, exclusive of (i) dividends and other distributions to equity holders permitted by the terms of this Agreement and
(ii) transfers on account of inter-company loans permitted by the terms of this Agreement, Borrower and its Subsidiaries shall not sell or otherwise transfer, except on arm's length terms, Property to GGP, Inc. (or to Subsidiaries of GGP, Inc., but excluding from "Subsidiaries of GGP, Inc." for the purposes of this parenthetical clause Borrower and Subsidiaries of Borrower). Nothing contained in this SECTION 10.4 shall prohibit (a) increases in compensation and benefits for officers and employees of the Borrower or any of its Subsidiaries which are customary in the industry or consistent with the past business practice of GGP, Inc., the Borrower or such Subsidiary; (b) payment of customary partners' indemnities; or (c) performance of any obligations arising under the Loan Documents.

     10.5 RESTRICTION ON FUNDAMENTAL CHANGES AND CHANGES OF CONTROL. Neither GGP, Inc., nor the Borrower, nor any of their Subsidiaries shall enter into any merger or consolidation, or liquidate, windup or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of related transactions, all or substantially all of GGP, Inc.'s, the Borrower's, or any such Subsidiary's business or Property, whether now or hereafter acquired, except in connection with (a) issuance, transfer, conversion or repurchase of limited partnership interests in the Partnership, or (b) conversion or repurchase of membership interests in the Company to the extent required pursuant to any existing Contractual Obligation under the Borrower Operating Agreement or Borrower Partnership Agreement. Notwithstanding the foregoing, (i) Borrower shall be permitted to merge with another Person so long as it is the surviving Person following such merger, provided that nothing herein or in any other Loan Document shall prohibit a merger between the Company and the Partnership, regardless of which entity is the surviving entity, so long as contemporaneously with such merger the surviving Borrower shall assume the non-surviving Borrower's obligations under the Loan Documents pursuant to documentation in form and substance reasonably satisfactory to the Requisite Lenders, and (ii) subject to compliance with SECTION 4.1(d), Subsidiaries of the Borrower shall be permitted to sell, transfer, assign or convey their assets. No Change of Control shall occur.

     10.6 MARGIN REGULATIONS; SECURITIES LAWS. Neither the Borrower nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

     10.7 ERISA. Except where such action or failure is not reasonably likely to have a Material Adverse Effect, the Borrower shall not and shall not permit any of its ERISA Affiliates to:

            (a) engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

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            (b)   permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Benefit Plan, whether or not waived;

            (c) fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

            (d) terminate any Benefit Plan which would result in any liability of Borrower or any ERISA Affiliate under Title IV of ERISA;

            (e) fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

            (f) fail to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment; or

            (g) amend a Benefit Plan resulting in an increase in current liability for the plan year such that the Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code.

     10.8 ORGANIZATIONAL DOCUMENTS. Neither the Borrower nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective Organizational Documents as in effect on the Closing Date, except amendments to effect (a) a change of name of the Borrower or any such Subsidiary (PROVIDED, HOWEVER, that the Borrower shall have provided the Administrative Agent with at least ten (10) Business Days' prior written notice of any such name change), (b) changes to the Borrower Partnership Agreement relating to the acquisition of Real Property or interests in an owner of Real Property with respect to which the consideration paid to the seller thereof includes limited partnership interests in the Partnership, or (c) changes that would not affect such Organizational Documents or the interests of the Lenders in any material manner not otherwise permitted under this Agreement.

     10.9 FISCAL YEAR. Neither Borrower nor any of its Consolidated Subsidiaries shall change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

     10.10 PREFERRED SECURITIES. Neither the Company nor any of the Borrower's Subsidiaries shall after the date hereof issue or sell any preferred stock or other preferred Securities issued by it which would, after giving effect to such issuance or sale, result in the aggregate amount of all such preferred stock or other preferred Securities issued or sold after the date hereof exceeding $150,000,000. The foregoing limitation shall not apply to preferred stock or other preferred Securities in the Company or any of the Borrower's Subsidiaries held by third parties as of the date hereof. This SECTION 10.10 shall not limit the issuance of preferred stock or other preferred Securities by GGP, Inc. or the Partnership.

     10.11 INVESTMENTS. Neither GGP, Inc., nor the Borrower nor any of their Subsidiaries shall directly or indirectly make or own any Investment, except:

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            (a)   Investments in Cash and Cash Equivalents;

            (b) Subject to the limitations set forth in this SECTION 10.11, Investments in the Borrower's Subsidiaries, Borrower's Affiliates and the Management Company;

            (c) Investments received in connection with the bankruptcy or reorganization of suppliers and lessees and in settlement of delinquent obligations of, and other disputes with, lessees and suppliers arising in the ordinary course of business;

            (d)   Investments in:

                  (i) any individual Real Property (other than the Ala Moana Center and Property related thereto) which do not exceed ten percent (10%) of the Capitalization Value after giving effect to such Investments of GGP, Inc., Borrower, and their Subsidiaries;

                  (ii) any single Person owning Property or any portfolio of Properties (other than Borrower's investments in GGP-TRS L.L.C., Price Development Company, Limited Partnership, the Homart Portfolio and the Ivanhoe Portfolio) which do not exceed thirty-five percent (35%) of the Capitalization Value after giving effect to such Investments of GGP, Inc., Borrower, and their Subsidiaries, it being understood that no Investment in any individual Person will be permitted if GGP, Inc.'s and the Borrower's allocable share of the Investment of such Person in any individual Property would exceed the limitation described in clause (i) above;

                  (iii) Minority Holdings, provided that aggregate Investments in Limited Minority Holdings shall not exceed twenty-five percent (25%) of the then Capitalization Value after giving effect to such Investments of GGP, Inc., Borrower, and their Subsidiaries;

                  (iv) Real Estate Under Construction which, in the aggregate, does not exceed twenty percent (20%) of the Capitalization Value after giving effect to such Investments of GGP, Inc., the Borrower, and their Subsidiaries (PROVIDED, HOWEVER, that, for purposes of this clause (iv) only, the term Real Estate Under Construction shall not include any Construction Asset which is at least eighty percent (80%) leased, and PROVIDED FURTHER that, for purposes of this clause (iv), any portion of a Construction Asset which is under a binding contract of sale to an "anchor tenant" shall be deemed to be leased); and

            (e)   Investments held as of the Closing Date.

     10.12  OTHER FINANCIAL COVENANTS.

            (a) MINIMUM COMBINED EQUITY VALUE. The Combined Equity Value shall at no time be less than the sum of (i) $3,000,000,000 plus (ii) an amount equal to seventy-five percent (75%) of the aggregate net proceeds received by the Borrower or GGP, Inc. in connection with any offering or issuance after the date of this Agreement of equity Securities (including, without limitation, common stock, preferred stock partnership interests and

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membership interests) representing interests in the Borrower, or GGP, Inc. or any of their respective Subsidiaries.

            (b) CONSOLIDATED INTEREST COVERAGE RATIO. As of the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, the ratio of (i) Combined EBITDA to (ii) Combined Interest Expense, shall not be less than 1.8 to 1.0.

            (c) MINIMUM DEBT YIELD. As of the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, the ratio (expressed as a percentage) of (i) the sum of (A) Combined EBITDA plus (B) interest paid from reserves established under construction loans to (ii) Total Adjusted Outstanding Indebtedness shall not be less than 12.50%.

            (d)   DIVIDENDS AND REDEMPTIONS.

                  (i) GGP, Inc. shall not, as determined on an aggregate annual basis, pay any cash dividends (excluding special capital gain distributions and any dividends payable solely in equity securities of the entity paying such dividend) in excess of 60% of GGP, Inc.'s FFO for such year.

                  (ii) Neither the Borrower nor GGP, Inc. will, as determined on a combined, aggregate annual basis for both the Borrower and GGP, Inc., voluntarily redeem, repurchase or otherwise acquire for value more than $125,000,000 of the common stock, preferred stock, partnership interests and/or membership interests issued by GGP, Inc. and/or the Borrower, respectively, excluding any such redemption, repurchase or acquisition required pursuant to any Contractual Obligation to honor any conversion, exchange or put right heretofore or hereafter granted to any Person as consideration for capital contributions to GGP, Inc. or the Borrower, as the case may be, or in furtherance of any other bona fide business purpose of GGP, Inc. or the Borrower, as the case may; PROVIDED, HOWEVER, that no such redemption, repurchase or acquisition shall have, or be reasonably likely to have, a Material Adverse Effect.

            (e) MINIMUM FIXED CHARGE COVERAGE RATIO. As of the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, the ratio of (i) Combined EBITDA to (ii) Fixed Charges shall not be less than 1.5 to 1.0.

            (f)   [Intentionally deleted].

            (g) LEVERAGE. Neither GGP, Inc., nor the Borrower nor any of their Subsidiaries shall directly or indirectly create, incur, assume or be or remain directly or indirectly liable with respect to: (i) any Indebtedness, except Indebtedness which, in any case, when aggregated with Indebtedness of GGP, Inc., the Borrower and, without duplication, their Subsidiaries and Minority Holdings Indebtedness allocable in accordance with GAAP to GGP, Inc. and the Borrower as of the time of determination, would not cause Total Adjusted Outstanding Indebtedness to exceed sixty-five percent (65%) of Capitalization Value; (ii) any Secured Indebtedness, except Secured Indebtedness which, when aggregated with Total Adjusted Outstanding Secured Indebtedness, would not cause Total Adjusted Outstanding Secured Indebtedness to exceed sixty percent (60%) of Capitalization Value; (iii) any Recourse Indebtedness, except Recourse Indebtedness which, when aggregated with Recourse

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Indebtedness of GGP, Inc., the Borrower and, without duplication, their respective Subsidiaries and Minority Holdings Recourse Indebtedness allocable in accordance with GAAP to GGP, Inc. and the Borrower as of the time of determination, would not cause the portion of Total Adjusted Outstanding Indebtedness consisting of Recourse Indebtedness to exceed twenty percent (20%) of Capitalization Value; (iv) any Unsecured Indebtedness with priority of payment to the Loans, including without limitation any Unsecured Indebtedness of any Subsidiary of the Borrower, provided that existing Unsecured Indebtedness of a Subsidiary of Borrower may continue to be outstanding and may be refinanced in an amount not to exceed its original amount (and Unsecured Indebtedness of Price Development Company, Limited Partnership may be refinanced either as Unsecured Indebtedness of said partnership or as Unsecured Indebtedness of the Company); or (v) any Unsecured Indebtedness, except Unsecured Indebtedness which, when aggregated with Total Adjusted Outstanding Unsecured Indebtedness, would not cause Total Adjusted Outstanding Unsecured Indebtedness to exceed seventeen percent (17%) of Capitalization Value.

            (h) MOST FAVORED LOAN. The Borrower will not enter into any credit agreement or execute any note, deed of trust, mortgage, security agreement, pledge or any other loan agreement, document or instrument governing, evidencing or securing any Indebtedness of the Borrower which is either (A) Unsecured Indebtedness or (B) secured and Recourse Indebtedness, the terms of which require compliance by the Borrower with covenants that, taken as a whole, are more restrictive than the covenants of the Borrower herein contained, including, without limitation, those covenants set forth in this SECTION 10.12.

               ARTICLE XI - EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     11.1 EVENTS OF DEFAULT. Each of the following occurrences shall constitute an Event of Default under this Agreement:

            (a) FAILURE TO MAKE PAYMENTS WHEN DUE. The Borrower shall fail to pay when due any principal payment or interest payment on the Obligations or any Facility Fee.

            (b)   BREACH OF CERTAIN COVENANTS.

                  (i) The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Borrower under SECTIONS 8.3, 9.1, 9.2, 9.3, 9.9, 9.10 or ARTICLE X.

                  (ii) The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Borrower under SECTIONS 9.4, 9.5 or 9.6, and such failure shall continue for fifteen
     (15) days after receipt of written notice from the Administrative Agent thereof.

            (c) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made by the Borrower to the Administrative Agent or any other Lender herein or by the Borrower or any of its Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made.

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            (d)   OTHER DEFAULTS. Except as set forth in the next sentence, the
Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as identified in paragraphs (a), (b) or (c) of this Section 11.1), or any default (other than as identified in paragraphs (a), (b) (c) or (j) of this SECTION 11.1) shall occur under any of the other Loan Documents, and such default shall continue for thirty (30) days after receipt of written notice from the Administrative Agent thereof. Notwithstanding the foregoing sentence, such failure or noncompliance shall not constitute an Event of Default so long as the Borrower commences the cure within such thirty (30) day period after the receipt of written notice, thereafter diligently pursues the same until completion and completes the cure of such failure or noncompliance within ninety (90) days after the receipt of such notice.

            (e) DEFAULT UNDER OTHER INDEBTEDNESS. Any breach, default or event of default shall occur, or any other condition shall exist, subject to the receipt of any applicable notice and the expiration of any applicable cure period or grace period, under any instrument, agreement or indenture pertaining to (x) any Recourse Indebtedness (other than the Obligations) of the Borrower and/or its Subsidiaries aggregating $20,000,000 or more or (y) any Non-Recourse Indebtedness of Borrower and/or its Subsidiaries aggregating $250,000,000 or more; or (i) any such Recourse Indebtedness aggregating $20,000,000 or more or
(ii) any such Non-Recourse Indebtedness aggregating $250,000,000 or more shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

            (f)   INVOLUNTARY BANKRUPTCY: APPOINTMENT OF RECEIVER, ETC.

                  (i) An involuntary case shall be commenced against the Borrower, or any of its Subsidiaries to which more than $50,000,000 of the Capitalization Value is attributable, and the petition shall not be dismissed, stayed or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of such Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or the board of directors of GGP, Inc. or the partners or members, as the case may be, of the Borrower or the board of directors, partners or members of any of the Borrower's Subsidiaries to which more than $50,000,000 of the Capitalization Value is attributable (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

                  (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower, or any of its Subsidiaries to which more than $50,000,000 of the Capitalization Value is attributable, or over all or a substantial part of the Property of the Borrower or any of such Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Borrower or any of such Subsidiaries or of all or a substantial part of the Property of the Borrower or any of such Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of the Borrower or any of such Subsidiaries shall be issued and any

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     such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance; or the respective board of directors of the Borrower or members or partners of the Borrower or the board of directors, members or partners of any of Borrower's Subsidiaries to which more than $50,000,000 of the Capitalization Value is attributable (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

            (g) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. The Borrower, or any of its Subsidiaries to which more than $50,000,000 of the Capitalization Value is attributable, shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its Property; or Borrower or any of such Subsidiaries to which more than $50,000,000 of the Capitalization Value is attributable shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, generally to pay its debts as such debts become due.

            (h)   JUDGMENTS AND UNPERMITTED LIENS.

                  (i) Any money judgment (other than a money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process against the Borrower or any of its Subsidiaries or any of their respective assets involving in any event an amount in excess of $25,000,000 (other than with respect to Claims arising out of nonrecourse Indebtedness) is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder.

                  (ii) A federal, state, local or foreign tax Lien (other than a Lien permitted by SECTION 10.2 of this Agreement or a Lien relating to taxes being contested pursuant to SECTION 9.4 of this Agreement) is filed against the Borrower which is not discharged of record, bonded over or otherwise secured to the satisfaction of the Administrative Agent within thirty (30) days after the filing thereof or the date upon which the Administrative Agent receives actual knowledge of the filing thereof for an amount which, either separately or when aggregated with the amount of any judgments described in clause (i) above and/or the amount of the Environmental Lien Claims described in clause (iii) below, equals or exceeds $25,000,000.

                  (iii) An Environmental Lien is filed against any Real Property with respect to Claims in an amount which, either separately or when aggregated with the amount of any judgments described in clause (i) above and/or the amount of the tax Liens described in clause (ii) above, equals or exceeds $25,000,000.

            (i) DISSOLUTION. Any order, judgment or decree shall be entered against the Borrower decreeing its involuntary dissolution or split up; or the Borrower shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

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            (j)   LOAN DOCUMENTS. At any time, for any reason, any Loan Document ceases to be in full force and effect or the Borrower seeks to repudiate its obligations thereunder or an "event of default" exists under the Guaranty following expiration of any applicable grace or cure period provided for in the Guaranty.

            (k) ERISA TERMINATION EVENT. Any ERISA Termination Event occurs which the Administrative Agent reasonably believes could subject either the Borrower or any ERISA Affiliate to liability in excess of $2,000,000.

            (l) WAIVER APPLICATION. The plan administrator of any Benefit Plan applies under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Administrative Agent reasonably believes that the substantial business hardship upon which the application for the waiver is based could subject either the Borrower or any ERISA Affiliate to liability in excess of $2,000,000.

            (m) CERTAIN DEFAULTS PERTAINING TO GGP, INC. AND/OR THE PARTNERSHIP. GGP, Inc. shall fail to (i) maintain its status as a REIT for federal income tax purposes, (ii) continue as a general partner of the Partnership, and (iii) remain listed on the New York Stock Exchange or other national stock exchange, or the Partnership shall fail to continue as the managing member of the Company, or either GGP, Inc. or the Borrower shall fail to (A) comply in all material respects with all Requirements of Law applicable to it and its businesses and Properties, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect, or (B) file all tax returns and reports required to be filed by it with any Governmental Authority as and when required to be filed or to pay any taxes, assessments, fees or other governmental charges upon it or its Property, assets, receipts, sales, use, payroll, employment, licenses, income, or franchises which are shown in such returns, reports or similar statements to be due and payable as and when due and payable, except for taxes, assessments, fees and other governmental charges (1) that are being contested by it in good faith by an appropriate proceeding diligently pursued, (2) for which adequate reserves have been made on its books and records, and (3) the amounts the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

            (n) MERGER OR LIQUIDATION OF THE BORROWER. The Borrower shall merge or liquidate with or into any other Person and, as a result thereof and after giving effect thereto, (i) the Borrower is not the surviving Person or
(ii) such merger or liquidation would effect an acquisition of or Investment in any Person not otherwise permitted under the terms of this Agreement, provided that nothing herein or in any other Loan Document shall prohibit a merger between the Company and the Partnership, regardless of which entity is the surviving entity, so long as the surviving Borrower assumes the non-surviving Borrower's obligations under the Loan Documents pursuant to documentation in form and substance reasonably satisfactory to the Requisite Lenders.

An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with SECTION 15.7.

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     11.2   RIGHTS AND REMEDIES.

            (a) ACCELERATION AND TERMINATION. Upon the occurrence of any Event of Default described in SECTIONS 11.1(f) or 11.1(g) with respect to the Company and/or the Partnership, the Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Requisite Lenders, by written notice to the Borrower, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of each Lender to make any Loan hereunder shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without any other presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower.

            (b) RESCISSION. If at any time after termination of the Commitments and/or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to SECTION 15.7, then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Commitments and/or the acceleration and the consequences thereof may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

            (c) ENFORCEMENT. The Borrower acknowledges that in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the other Lenders; therefore, the Borrower agrees that the Administrative Agent and the other Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                             ARTICLE XII - THE AGENT

     12.1 APPOINTMENT. Eurohypo is hereby irrevocably appointed Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes

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the Administrative Agent to act as the agent of such Lender. The Administrative
Agent agrees to act as such upon the express conditions contained in this
ARTICLE XII. The Administrative Agent shall not have any duties or responsibilities to the Lenders except those expressly set forth herein and shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement. Bank of America is hereby irrevocably appointed as the Syndication Agent for the Lenders. Neither the Syndication Agent nor any documentation agent shall have any fiduciary relationship in respect of any Lender by reason of this Agreement, or any duties or responsibilities to the Lenders in that capacity, in connection with the administration of the Facility or otherwise.

     12.2 POWERS. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto (but subject to SECTION 15.7 below). The Administrative Agent shall have no implied duties, obligations or liabilities to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent. Only the Administrative Agent may perform the duties reserved to it under the Loan Documents and no Lender shall act or purport to act on behalf of the other Lenders or Administrative Agent on any such matters. Without limiting the generality of the foregoing:

            (a) The Administrative Agent shall have the exclusive right to collect from Borrower, any Guarantor or third parties, on account of the Facility, including, principal, interest, fees and protective advances, whether such sums are received directly from Borrower, any guarantor (including, without limitation, GGP, Inc. or the Partnership, as the guarantors under the Guaranty) or any other Persons, or are obtained by right of offset by the Administrative Agent of any kind, or by enforcement of the Loan Documents. The Administrative Agent will receive and hold all collections with respect to the Loan for the benefit of the Lenders in accordance with their respective Pro Rata Shares or as otherwise provided herein.

            (b) If any Lender shall receive any payments or property in connection with the Facility (whether or not voluntary), from any Person other than the Administrative Agent, such Lender shall transfer to the Administrative Agent all such payments or property within one (1) Business Day of receipt.

            (c) No Lender shall independently initiate any judicial action or other proceeding against Borrower or any Guarantor with respect to the Facility.

     12.3 GENERAL IMMUNITY. None of the Lead Agents nor any of their respective directors, officers, agents or employees shall be liable to the Borrower or the Lenders for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

     12.4 NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. None of the Lead Agents nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii)

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the satisfaction of any condition specified in ARTICLE VI, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith.

     12.5 ACTION ON INSTRUCTIONS OF LENDERS. The Administrative Agent shall in all cases be fully protected by the Lenders, as against any claim or other action of any kind or nature whatsoever by any Lender, in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Requisite Lenders (or, in the case of any waiver or amendment listed in SECTION 15.7(b) hereof, all of the Lenders) and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all Holders. As between the Administrative Agent and the Lenders, the Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first receive such advice or concurrence, if it so requests, of the Requisite Lenders and shall first be indemnified to its satisfaction by the Lenders in accordance with their respective Pro Rata Shares against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     12.6 EMPLOYMENT OF ADMINISTRATIVE AGENTS AND COUNSEL. Each of the Lead Agents may execute any of its duties as Administrative Agent or Syndication Agent (as the case may be) hereunder and under any other Loan Document by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. As between each of the Lead Agents, on the one hand, and the Lenders, on the other hand, such Lead Agent shall be entitled to engage and rely upon advice of legal counsel (including the Borrower's counsel), independent accountants and other professionals and experts selected by such Lead Agent concerning all matters pertaining to its agency hereby created and its duties hereunder and under any other Loan Document.

     12.7 RELIANCE ON DOCUMENTS. The Administrative Agent shall be entitled to rely upon any Note or other Loan Document, writing, notice, consent, certificate, facsimile, affidavit, letter, telegram, statement, paper, document or other communication believed by it to be genuine and correct and to have been signed, sent or otherwise communicated by the proper person or persons.

     12.8 ADMINISTRATIVE AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders, ratably in accordance with their respective Pro Rata Shares, agree to reimburse and indemnify upon demand each of the Lead Agents (i) for any amounts not reimbursed by the Borrower for which such Lead Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses (including reasonable attorneys' fees) incurred by such Lead Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration, modification and enforcement of the Loan Documents, if not paid by the Borrower, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Lead Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such

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other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Lead Agent. Each Lender shall indemnify each of the Lead Agents and each of the other Lenders with respect to claims, liabilities, damages, costs, losses and expenses (including, without limitation, attorneys' fees) arising from or relating to the failure of such indemnifying Lender to satisfy its obligations under this Agreement and the other Loan Documents. No Lead Agent shall have any liability or obligation hereunder with respect to any negligence or misconduct of any other Lead Agent.

     12.9 RIGHTS AS A LENDER. With respect to the Loans made by it, the Note issued to it and otherwise, each of the Lead Agents shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not one of the Lead Agents, and the term "LENDER" or "LENDERS" shall, unless the context otherwise indicates, include each of the Lead Agents in its capacity as a Lender. Each of the Lead Agents, in its capacity as a Lender, may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower in which the Borrower is not restricted hereby from engaging with any other Person. The Lenders acknowledge that each of the Lead Agents and their respective Affiliates now or in the future may have banking or other financial relationships, including being an agent on other loans, with the Borrower and its Affiliates, as though it were not one of the Lead Agents hereunder and without notice to or consent of the Lenders. Each Lender hereby expressly waives any objection to such actual or potential conflict of interest. The Lenders acknowledge that in the course of such activities, any of the Lead Agents or their respective Affiliates may receive information regarding the Borrower or its Affiliates and acknowledge that none of the Lead Agents shall be under any obligation to provide such information to them, whether or not confidential.

     12.10 LENDER CREDIT DECISION. Each Lender acknowledges that none of the Lead Agents nor any of their respective agents has made any representation or warranty to such Lender and that no action or statement hereafter made or taken by any of the Lead Agents or any of their respective agents shall be deemed to be representation or warranty by any other of the Lead Agents to such Lenders. Each Lender further acknowledges that it has, independently and without reliance upon any of the Lead Agents or any other Lender and based on the financial statements prepared by Borrower and such other documents and information as such Lender has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon any of the Lead Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

     12.11 SUCCESSOR ADMINISTRATIVE AGENT. Each Lender agrees that Eurohypo shall serve as the Administrative Agent at all times during the term of this Facility, except that Eurohypo may appoint one of its Affiliates to serve in such capacity or may resign from its agency at any time, in its sole discretion, upon thirty (30) days' prior written notice to the Lenders and the Borrower. If the Administrative Agent is permitted to (in accordance with the terms of this Agreement) and does participate or assign its total interests in the Facility, other than to a successor entity to the Administrative Agent or any Affiliate of the Administrative Agent, then the Administrative Agent agrees to resign upon the request of any Lender or the Borrower.

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Upon the gross negligence or willful misconduct of the Administrative Agent in respect of its responsibilities as administrative agent for the Lenders under this Agreement, the Administrative Agent agrees to resign at the request of the Requisite Lenders. Upon any such resignation, the Requisite Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent, which successor Administrative Agent, other than a successor entity to the Administrative Agent, shall, so long as no Event of Default exists hereunder, be subject to the approval of the Borrower (such approval not to be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Requisite Lenders (and, if applicable, approved by Borrower) and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent, which successor Administrative Agent, other than a successor entity to the Administrative Agent, shall, so long as no Event of Default exists hereunder, be subject to the approval of Borrower (such approval not to be unreasonably withheld or delayed). Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, including the right to receive any fees for performing such duties which accrue thereafter, and the retiring Administrative Agent shall be discharged from its duties and obligations subsequently arising hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE XII shall continue in effect for its benefit and that of the other Lenders in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

     12.12 NOTICE OF DEFAULTS. If a Lender becomes aware of a Potential Event of Default or Event of Default, such Lender shall notify the Administrative Agent of such fact. Upon receipt of such notice that a Potential Event of Default or Event of Default has occurred, the Administrative Agent shall notify each of the Lenders of such fact. Except for defaults in the payment of principal, interest and fees payable to Administrative Agent for the account of the Lenders and such other Obligations for which Administrative Agent is expressly responsible for determining the Borrower's compliance, Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Event of Default or Event of Default, unless Administrative Agent shall have received written notice from a Lender or the Borrower referring to the Loan, describing such Potential Event of Default or Event of Default and stating that such notice is a "notice of default". Administrative Agent will notify the Lenders of its receipt of any such notice. Administrative Agent shall take action with respect to such Potential Event of Default or Event of Default in accordance with the provisions of this Agreement and the Loan Documents.

     12.13 REQUESTS FOR APPROVAL. If the Administrative Agent requests in writing the consent or approval of a Lender, whether or not such consent or approval is required hereunder (and no such requirement shall be inferred from any such request), such Lender shall respond and either approve or disapprove definitively in writing to the Administrative Agent within ten (10) Business Days (or sooner if such notice specifies a shorter period based on Administrative Agent's good faith determination that circumstances warrant an earlier response) after such

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written request from the Administrative Agent. If any Lender does not so respond, that Lender shall be deemed to have approved the request. Upon request, the Administrative Agent shall notify the Lenders which Lenders, if any, failed to respond to a request for approval.

     12.14 COPIES OF DOCUMENTS. Administrative Agent shall promptly deliver to each of the Lenders copies of all notices of default and other formal notices sent to or received by the Administrative Agent pursuant to SECTION 15.1 of this Agreement. Within fifteen (15) Business Days after a request by a Lender to the Administrative Agent for other documents furnished to the Administrative Agent by the Borrower, the Administrative Agent shall provide copies of such documents to such Lender except where this Agreement obligates Administrative Agent to provide copies in a shorter period of time.

     12.15 WITHHOLDING TAX. All taxes due and payable on any payments to be made to a Lender under this Agreement shall be such Lender's sole responsibility, except to the extent such taxes are actually reimbursed by the Borrower under the Loan Documents. All payments to be made to each Lender under this Agreement shall be made after deduction for any taxes, charges, levies or withholdings which are imposed by the country of organization of the Borrower, the United States of America or any other applicable taxing authority. Each Lender agrees to provide to Administrative Agent completed and signed copies of any forms that may be required by the IRS (and any applicable state authority), or as requested by the Administrative Agent, in order to certify such Lender's exemption from or reduction of United States (or applicable state) withholding taxes with respect to payments to be made to such Lender under this Agreement or the Loan Documents. Each Lender agrees to promptly notify Administrative Agent of any change which would modify or render invalid any claimed exemption or reduction. If any governmental authority of the United States or other jurisdiction asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender, such Lender shall indemnify Administrative Agent fully for all amounts paid by Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amount payable to Administrative Agent under this section, together with all costs and expenses (including legal expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

     12.16 BORROWER'S DEFAULT; ENFORCEMENT. Upon the occurrence of an Event of Default under any Loan Document, the Requisite Lenders shall have the right, upon written notice to Administrative Agent, to require that Administrative Agent exercise the rights of the Lenders as directed by the Requisite Lenders; provided, however, that the Lenders shall indemnify, exonerate and hold Administrative Agent harmless from and against any and all claims, losses, liabilities, damages and costs (including reasonable legal fees) incurred by Administrative Agent as a result of any such exercise of rights at the direction of the Lenders and not resulting from the gross negligence or willful misconduct of Administrative Agent.

     12.17 WORKOUT. If an Event of Default has occurred, Administrative Agent may declare by written notice to the Lenders (with a copy to the Borrower) that the Loan is "in workout" (the "NOTICE OF WORKOUT"). The Lenders acknowledge that workouts of defaulted loans usually are resolved by either a borrower cure of the default; or a restructure of or other modification to the loan; or by exercising remedies; and that it is in the interest of the Lenders to attain a resolution

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within a reasonable period of time. Notwithstanding any action by Administrative
Agent under this SECTION 12.17, Administrative Agent shall follow the direction of the Requisite Lenders under SECTION 12.16 above at any time. Nevertheless, unless and until the Requisite Lenders shall direct Administrative Agent to the contrary, Administrative Agent shall have the right but not the obligation to take such action as it may deem appropriate to preserve the rights of the Lenders to recover any amounts owing under the Loan Documents, without the consent of the Requisite Lenders.

     12.18 BANKRUPTCY OF BORROWER. In the event of a bankruptcy by the Borrower, the Lenders shall act through Administrative Agent to petition the court, make any motion for relief from the automatic stay, participate in any appropriate creditors' committee, vote on a plan of reorganization or pursue other remedies or actions in accordance with the approval of the Requisite Lenders.

     12.19 RELATIONSHIP OF PARTIES. This Agreement is not intended to establish a partnership or joint venture between any of the Lead Agents, on the one hand, and the Lenders, on the other hand. The provisions of the Loan Documents regarding the relationships among each of the Lead Agents and the Lenders and this ARTICLE XII are intended solely to facilitate co-lending relationships among the Lenders for the Facility. No security or investment contract under any federal or state law is intended to be created among the Lenders or between any of the Lead Agents and the Lenders. The execution of this Agreement, the performance of the terms thereof, and the Lenders' purchase of and ownership interest in the Facility and the Loan Documents shall not constitute any Lender as owner, purchaser or seller of any security (as that term is defined in the Securities Act of 1933 or the Securities Exchange Act of 1934) issued, owned, purchased or sold by Eurohypo or Bank of America or any of their Subsidiaries or Affiliates, either as principal or as agent for the Borrower. Each Lender is purchasing and acquiring legal and equitable ownership of its Pro Rata Share and is not making a loan to Eurohypo or Bank of America, and no debtor-creditor relationship exists between them as a result of this Agreement.

     12.20 COUNSEL. The Lenders acknowledge that the Lead Agents' counsel has represented and shall represent only the Lead Agents, respectively, in their respective capacities as such, in connection with the Loan Documents and this Agreement. Each other Lender shall have the right (at their own expense) to retain independent legal counsel regarding all such matters, documents and agreements. After an Event of Default, the Lenders shall enter into a joint privilege agreement regarding the exchange of information that is or may be subject to attorney-client privilege or related privileges. The Administrative Agent's counsel shall prepare such joint privilege agreement, subject to the approval of the Requisite Lenders which approval shall not be unreasonably withheld by any Lender.

                         ARTICLE XIII - YIELD PROTECTION

     13.1   TAXES.

            (a) PAYMENT OF TAXES. Any and all payments by the Borrower hereunder or under any Note or other document evidencing any Obligations shall be made, in accordance with SECTION 4.2, free and clear of and without reduction for any and all present or future taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad

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valorem taxes and other taxes imposed on the value of the Property, charges or levies which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Commitments and all other liabilities with respect thereto excluding, in the case of each Lender, taxes imposed on or measured by net income or overall gross receipts and capital and franchise taxes imposed on it by (i) the United States,
(ii) the Governmental Authority of the jurisdiction in which such Lender's Applicable Lending Office is located or any political subdivision thereof or
(iii) the Governmental Authority of the jurisdiction in which such Person is organized, managed and controlled or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges and withholdings being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or document to any Lender, (x) the sum payable to such Lender shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this SECTION 13.1) such Lender receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) the Borrower shall make such withholding or deductions, and (z) the Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law. Notwithstanding the foregoing, in the event that any Lender is or becomes so subject to such Taxes, at Borrower's sole election, Borrower may identify an Eligible Assignee not so subject to such Taxes to whom the Lender which is so subject shall assign its interest in the Loans pursuant to the terms of an Assignment and Acceptance substantially in the form attached as EXHIBIT A.

            (b) INDEMNIFICATION. The Borrower will indemnify each Lender against, and reimburse each on demand for, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this SECTION 13.1 resulting therefrom) incurred or paid by such Lender or any of its respective Affiliates and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable. A certificate as to any additional amount payable to any Person under this SECTION 13.1 submitted by a Lender to the Borrower shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each Lender agrees, within a reasonable time after receiving a written request from the Borrower, to provide the Borrower and the Administrative Agent with such certificates as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as such Lender may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this SECTION 13.1 in respect of any payments under this Agreement or under the Notes.

            (c) RECEIPTS. Within thirty (30) days after the date of any payment of Taxes by the Borrower, it will furnish to the Administrative Agent, at its address referred to in SECTION 15.8, the original or a certified copy of a receipt evidencing payment thereof.

            (d)   FOREIGN BANK CERTIFICATIONS.

                  (i) Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof shall deliver to the Borrower and the Administrative Agent on the Closing Date or the date on which such Lender becomes a

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     Lender pursuant to SECTION 15.1 hereof a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender to the effect that such Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax (I) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form W-8BEN (or any successor or substitute form or forms)) or (II) under Sections 1442(c)(1) and 1442(a) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form W-8ECI (or any successor or substitute form or forms)).

                  (ii) Each Lender further agrees to deliver to the Borrower and the Administrative Agent from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Administrative Agent pursuant to this SECTION 13.1(d). Each certificate required to be delivered pursuant to this SECTION 13.1(d)(ii) shall certify as to one of the following:

                         (A) that such Lender can continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;

                         (B) that such Lender cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to SECTION 13.1(a) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrower; or

                         (C) that such Lender is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrower.

Each Lender agrees to deliver to the Borrower and the Administrative Agent further duly completed copies of the above-mentioned IRS forms on or before the earlier of (x) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) fifteen (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender to the Borrower and Administrative Agent, unless any change in treaty, law, regulation, or official interpretation thereof which would render such form inapplicable or which would prevent the Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required and the Lender promptly advises the Borrower that it is not capable of receiving payments hereunder and under the Notes without any deduction or withholding of United States federal income tax.

     13.2 INCREASED CAPITAL. If after the date hereof any Lender determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any

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law or regulation or any guideline or request from any central bank or other
Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender or banks or financial institutions generally (whether or not having the force of law), compliance with which affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (ii) the amount of such capital is increased by or based upon the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans or other advances made hereunder or the existence of any Lender's obligation to make Loans, then, in any such case, within thirty (30) days after written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, in the event of any such demand, at Borrower's sole election, Borrower may identify an Eligible Assignee not making such a demand to whom the demanding Lender shall assign its interest in the Loans pursuant to the terms of an Assignment and Acceptance substantially in the form attached as EXHIBIT A.

     13.3 CHANGES; LEGAL RESTRICTIONS. If after the date hereof any Lender determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, or over banks or financial institutions generally (whether or not having the force of law), compliance with which:

            (a) does or will subject a Lender (or its Applicable Lending Office or Eurodollar Affiliate) to charges (other than taxes) of any kind which such Lender reasonably determines to be applicable to the Commitments of the Lenders to make Eurodollar Rate Loans or change the basis of taxation of payments to that Lender of principal, fees, interest, or any other amount payable hereunder with respect to Eurodollar Rate Loans; or

          (b) does or will impose, modify, or hold applicable, in the reasonable determination of a Lender, any reserve (other than reserves taken into account in calculating the Eurodollar Rate), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or any Applicable Lending Office or Eurodollar Affiliate of that Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining the Loans or its Commitment or to reduce any amount receivable thereunder; then, in any such case, within thirty (30) days after written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, such amount or amounts as may be necessary to compensate such Lender or its Eurodollar Affiliate for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary

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of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, in the event of any such demand, at Borrower's sole election, Borrower may identify an Eligible Assignee not making such a demand to whom the demanding Lender shall assign its interest in the Loans pursuant to the terms of an Assignment and Acceptance substantially in the form attached as EXHIBIT A.

                     ARTICLE XIV - [INTENTIONALLY OMITTED.]

                           ARTICLE XV - MISCELLANEOUS

     15.1   ASSIGNMENTS AND PARTICIPATIONS.

            (a) ASSIGNMENTS. No assignments or participations of any Lender's rights or obligations under this Agreement shall be made except in accordance with this SECTION 15.1. Each Lender may assign to one or more Eligible Assignees all or, except as otherwise provided in subsection (b) below, a portion of its rights and obligations under this Agreement in accordance with the provisions of this SECTION 15.1.

            (b) LIMITATIONS ON ASSIGNMENTS. For so long as no Event of Default has occurred and is continuing, each assignment shall be subject to the following conditions: (i) unless otherwise agreed to by each of the Lead Agents, each assignment shall be of a constant, and not a varying, ratable percentage of the assigning Lender's rights and obligations under this Agreement, provided, that after a Successful Secondary Syndication has been achieved as set forth in
Section 2.6, separate assignments of (x) Term Loans and (y) Revolving Loan Commitments and Revolving Loans (which must be assigned on a constant ratable percentage), is permitted so long as they are done on a constant ratable percentage with regard to the amount of Term Loans, Revolving Loans and Revolving Loan Commitments allocated between the Borrowers), (ii) each such assignment, in the case of a partial assignment, shall be in a minimum principal amount of at least $5,000,000, (iii) each such assignment shall be to an Eligible Assignee approved by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing hereunder, by the Borrower (which approval shall not be unreasonably withheld, conditioned or delayed by the Administrative Agent or the Borrower), (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, and (v) each Lender shall, unless assigning all of its Loans, maintain minimum Commitments of at least $5,000,000 and PROVIDED HOWEVER that, following the occurrence and during the continuation of an Event of Default hereunder, none of the foregoing restrictions on assignments shall apply, and, notwithstanding any subsequent cure or elimination of such Event of Default, neither the assignee nor the assignor in any assignment made during the continuance of such Event of Default shall thereafter be required to cause such assignment or any condition or state of affairs resulting therefrom to satisfy the foregoing requirements. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by the Administrative Agent, (A) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by

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law, have the same rights and benefits hereunder as if it were an original
Lender hereunder, (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, the assigning Lender shall cease to be a party hereto) and (C) the Borrower shall execute and deliver to the assignee thereunder a Note evidencing its obligations to such assignee with respect to the Loans upon the cancellation or amendment of the original thereby being replaced.

            (c) THE REGISTER. The Administrative Agent shall maintain at its address referred to in SECTION 15.8 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders, the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time and whether such Lender is an original Lender, a Lender pursuant to a Joinder Agreement or the assignee of another Lender pursuant to an Assignment and Acceptance or a Lender's Commitment is increased pursuant to an Addendum. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of its Subsidiaries, the Guarantor, the Administrative Agent and the other Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (d) FEE. Upon its receipt of an Assignment and Acceptance executed by the assigning Lender and an Eligible Assignee and a processing and recordation fee of $3,500 (payable by the assignee to the Administrative Agent), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in compliance with this Agreement and in substantially the form of EXHIBIT A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the other Lenders; provided, however that no such processing and recordation fee shall be payable in connection with an assignment to an Affiliate of a Lender.

            (e) PARTICIPATIONS. Each Lender may sell participations to one or more other financial institutions in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement (including, without limitation, all or a portion of any or all of its Commitments hereunder and the Loans owing to it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitments hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) each participation shall be in a minimum amount of $5,000,000, and (v) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents, shall be limited to the right to consent to (A) increase in the Commitments of the Lender from whom such participant purchased a participation, (B) reduction of the principal of,

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or rate or amount of interest on the Loans subject to such participation (other than by the payment or prepayment thereof), (C) postponement of any date fixed for any payment of principal of, or interest on, the Loan(s) subject to such participation and (D) release of any guarantor of the Obligations. Commensurate with the sale of any participation, the selling Lender shall provide the Administrative Agent and the Borrower with the amount of such participation, the name of the participant and the participant's contact information.

            (f) CERTAIN TRANSFERS. Notwithstanding the foregoing or anything to the contrary contained herein (other than SECTION 15.1(b)(i) and SECTION 15.1(b)(iv), to which any transaction described in this SECTION 15.1(f) shall be subject) any of the Lenders may, from time to time in its sole discretion, without the consent of the Borrower or the Administrative Agent and without the payment of any fee, assign, pledge, convey, sell participations or otherwise sell or transfer, in one or more transactions and in whole or in part, any of its Loans, Commitment, rights to payment of principal, interest or fee and other rights or interests created or existing under this Agreement (including any rights to any related collateral), to any Affiliate or branch of such Lender, or to any trust or special purpose funding vehicle, whether or not such Lender maintains any interest in such trust or special funding vehicle; PROVIDED, HOWEVER, that no such assignment, pledge, conveyance, sale of participations or other sale or transfer shall cause the Borrower or any other party hereto to incur any greater expense or liability than the Borrower or such other party hereto would have incurred had no such assignment, pledge, conveyance, sale of participations or other sale or transfer occurred. The Administrative Agent and the Borrower shall be provided a copy of the applicable Assignment and Assumption agreement evidencing such assignment together with the relevant contact information for the assignee.

            (g) INFORMATION REGARDING THE BORROWER. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 15.1, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries furnished to such Lender by the Administrative Agent or by or on behalf of the Borrower; PROVIDED, that, prior to any such disclosure, such assignee or participant, or proposed assignee or participant, shall agree, in writing, to preserve in accordance with SECTION 15.20 the confidentiality of any confidential information described therein.

            (h) PAYMENT TO PARTICIPANTS. Anything in this Agreement to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

            (i) LENDERS' CREATION OF SECURITY INTERESTS. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it and any Note held by it) in favor of any Federal Reserve bank in accordance with Regulation A of the Federal Reserve Board.

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     15.2   EXPENSES.

            (a) GENERALLY. The Borrower agrees upon demand to pay, or reimburse the each of the Lead Agents for all of their respective reasonable external audit and investigation expenses and for the reasonable fees, expenses and disbursements of their legal counsel and for all other reasonable out-of-pocket costs and expenses of every type and nature incurred by the Lead Agents, or any of them, in connection with (i) the audit and investigation of the Consolidated Businesses, the Real Properties and other Properties of the Consolidated Businesses in connection with the preparation, negotiation, and execution of the Loan Documents; (ii) the preparation, negotiation, execution, syndication and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in
Article VI), the Loan Documents, and the making of the Loans hereunder; (iii) the ongoing administration of this Agreement and the Loans, including, without limitation, consultation with attorneys in connection therewith and with respect to the Administrative Agent's rights and responsibilities under this Agreement and the other Loan Documents, but excluding any allocation of overhead; (iv) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (v) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, the Borrower, this Agreement or any of the other Loan Documents; (vi) the response to, and preparation for, any subpoena or request for document production with which any of the Lead Agents or any other Lender is served or deposition or other proceeding in which any Lender is called to testify, in each case, relating in any way to the Obligations, a Real Property, the Borrower, any of the Consolidated Businesses, this Agreement or any of the other Loan Documents; and (vii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same. Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to pay the fees, expenses or disbursements of more than one law firm acting as counsel for the Lead Agents or any of them.

            (b) AFTER DEFAULT. The Borrower further agrees to pay or reimburse each of the Lead Agents and each of the Lenders upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement) incurred by such entity after the occurrence of an Event of Default
(i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "workout" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, a Real Property, any of the Consolidated Businesses and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through
(iii) above.

     15.3 INDEMNITY. The Borrower further agrees (a) to defend, protect, indemnify, and hold harmless each of the Lead Agents and each and all of the other Lenders and each of their respective officers, directors, employees, attorneys and agents (including, without limitation,

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those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in ARTICLE VI) (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims and reasonable expenses, costs and disbursements of any kind or nature whatsoever (excluding any taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of this Agreement or the other Loan Documents, or any act, event or transaction related or attendant thereto, the making of the Loans hereunder, the management of such Loans, the use or intended use of the proceeds of the Loans hereunder, or any of the other transactions contemplated by the Loan Documents (collectively, the "INDEMNIFIED MATTERS"); PROVIDED, HOWEVER, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction in a nonappealable final judgment; and (b) not to assert any claim against any of the Indemnitees, on any theory of liability, for consequential or punitive damages arising out of, or in any way in connection with, the Commitments, the Obligations, or the other matters governed by this Agreement and the other Loan Documents. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

     15.4 CHANGE IN ACCOUNTING PRINCIPLES. If any change in the accounting principles used in the preparation of the most recent financial statements referred to in SECTIONS 8.1 or 8.2 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrower, as applicable, with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in ARTICLE X, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrower shall be the same after such changes as if such changes had not been made; PROVIDED, HOWEVER, that no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Administrative Agent and the Borrower, to so reflect such change in accounting principles.

     15.5 SETOFF. In addition to any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by the Borrower at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower then due to such Lender, including, but not limited to, all Loans and all claims of any nature or description arising out of

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or in connection with this Agreement, irrespective of whether or not (i) such
Lender shall have made any demand hereunder or (ii) the Administrative Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by ARTICLE XI and even though such Obligations may be contingent or unmatured. Each Lender agrees that it shall not, without the express consent of the Requisite Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Requisite Lenders, exercise its setoff rights hereunder against any accounts of the Borrower now or hereafter maintained with such Lender.

     15.6 RATABLE SHARING. The Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the fees described in Section 5.2(f) and ARTICLE
XIII) equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or crossaction or by the enforcement of any or all of the Obligations (excluding the amounts described in SECTION 5.2(f) and ARTICLE XIII), (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it, which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; PROVIDED, HOWEVER, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this SECTION 15.6 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to SECTION 15.5, the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     15.7   AMENDMENTS AND WAIVERS.

            (a) GENERAL PROVISIONS. Unless otherwise provided for or required in this Agreement, no amendment or modification of any provision of this Agreement or any of the other Loan Documents shall be effective without the written agreement of the Requisite Lenders (which the Requisite Lenders shall have the right to grant or withhold in their sole discretion) and the Borrower; PROVIDED, HOWEVER, that the Borrower's agreement shall not be required for any amendment or modification of ARTICLE XII (other than any portions thereof on which the Borrower is entitled to rely or which the Borrower is entitled to enforce). No termination or waiver of any provision of this Agreement or any of the other Loan Documents, or consent to any departure by the Borrower therefrom, other than those specifically reserved to the Administrative Agent or the other Lenders, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion. All amendments, waivers and consents not specifically reserved to the

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Administrative Agent or the other Lenders in SECTION 15.7(b), 15.7(c), and in other provisions of this Agreement shall require only the approval of the Requisite Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

            (b) AMENDMENTS, CONSENTS AND WAIVERS BY AFFECTED LENDERS. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender affected thereby as described below:

                  (i)    increase in the amount of such Lender's Commitment,

                  (ii) reduction of the principal of, rate or amount of interest on the Loans or any fees or other amounts payable to such Lender (other than by the payment or prepayment thereof), and

                  (iii) postponement or extension of any date (other than the Termination Date postponement or extension of which is governed by SECTION 15.7(c)(i)) fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable to such Lender (except with respect to any modifications of the applicable provisions relating to prepayments of Loans and other Obligations which are governed by SECTION 4.2(b)).

            (c) AMENDMENTS, CONSENTS AND WAIVERS BY ALL LENDERS. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender:

                  (i)    postponement or extension of the Termination Date,

                  (ii) increase in the amount of the Facility to any amount in excess of $1,000,000,000,

                  (iii) change in the definition of Requisite Lenders or in the aggregate Pro Rata Share of the Lenders which shall be required for the Lenders or any of them to take action hereunder or under the other Loan Documents,

                  (iv)   amendment of SECTION 15.6 or this SECTION 15.7,

                  (v) assignment of any right or interest in or under this Agreement or any of the other Loan Documents by the Borrower, except as expressly permitted in this Agreement,

                  (vi) any release of the Guarantor under the Guaranty prior to the satisfaction in full of the Obligations, and

                  (vii) waiver of any Event of Default described in SECTION 11.1(a).

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            (d)   AGENT AUTHORITY. The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Notwithstanding anything to the contrary contained in this SECTION 15.7, no amendment, modification, waiver or consent shall affect the rights or duties of the Administrative Agent as Administrative Agent under this Agreement and the other Loan Documents, unless made in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action. Notwithstanding anything herein to the contrary, in the event that the Borrower shall have requested, in writing, that any Lender agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions of this Agreement or the other Loan Documents, and such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (in the case of its statement of agreement, subject to satisfactory documentation and such other reasonable conditions it may specify) within ten (10) Business Days after such request, then such Lender hereby irrevocably authorizes the Administrative Agent to agree or disagree, in full or in part, and in the Administrative Agent's sole discretion, to such requests on behalf of such Lender as such Lender's attorney-in-fact and to execute and deliver any writing approved by the Administrative Agent which evidences such agreement as such Lender's duly authorized agent for such purposes.

     15.8 NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by facsimile transmission or by courier service or United States certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile transmission, or four (4) Business Days after deposit in the United States mail with postage prepaid and properly addressed. Notices to the Administrative Agent pursuant to ARTICLES II, IV OR XII shall not be effective until received by the Administrative Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this SECTION 15.8) shall be as set forth below each party's name on the signature pages hereof or the signature page of any applicable Assignment and Acceptance or Joinder Agreement, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties to this Agreement.

     15.9 SURVIVAL OF WARRANTIES AND AGREEMENTS. All representations and warranties made herein and all obligations of the Borrower in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery of this Agreement and the other Loan Documents, the making and repayment of the Loans and the termination of this Agreement and, except as otherwise expressly provided in SECTION 6.2(a) hereof, shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when the Administrative Agent or any of the other Lenders may have come into possession or control of any Property of the Borrower or any of its Subsidiaries. Notwithstanding the foregoing, however, such representations, warranties and obligations shall terminate and be of no further force and effect two years after payment in full of the Loans.

     15.10 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. Subject to the terms of SECTION 15.7(d) of this Agreement, no failure or delay on the part of the Administrative Agent or any other Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any

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

default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

     15.11 MARSHALLING: PAYMENTS SET ASIDE. Neither the Administrative Agent nor any other Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent or any other Lender or any such Person exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     15.12 SEVERABILITY. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     15.13 HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

     15.14 GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

     15.15 LIMITATION OF LIABILITY. No claim may be made by any Lender, any of the Lead Agents or any other Person against any Lender (acting in any capacity hereunder) or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Lender and the Administrative Agent hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. In addition, no claim may be made by any Lender, the Administrative Agent or any other Person against any directors, officers or trustees of the Borrower or the Guarantor.

     15.16 SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their successors and permitted assigns.

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

     15.17  CERTAIN CONSENTS AND WAIVERS.

            (a)   PERSONAL JURISDICTION.

                  (i) EACH OF THE LENDERS AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY ILLINOIS STATE COURT OR FEDERAL COURT SITTING IN CHICAGO, ILLINOIS AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE BORROWER (IN SUCH CAPACITY, THE "PROCESS AGENT") AGREES TO ACCEPT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE LENDERS AND THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE LENDERS (AS TO COURTS IN ILLINOIS ONLY) AND THE BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

                  (ii) THE BORROWER AGREES THAT THE ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION NECESSARY OR APPROPRIATE TO ENABLE THE ADMINISTRATIVE AGENT AND THE OTHER LENDERS TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENT OR ANY OTHER LENDER IN ANY PROCEEDING DESCRIBED IN SUBSECTION (i) ABOVE. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT OR ANY LENDER TO ENFORCE SUCH A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE ADMINISTRATIVE AGENT OR ANY LENDER. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENT OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SUBSECTION (ii).

            (b) SERVICE OF PROCESS. EACH OF THE LENDERS (WITH RESPECT TO ILLINOIS ONLY) AND THE BORROWER IRREVOCABLY CONSENTS TO THE

SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT (FOR BORROWER) OR THE BORROWER'S NOTICE ADDRESS SPECIFIED BELOW, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. EACH OF THE LENDERS (WITH RESPECT TO ILLINOIS ONLY) AND THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE OTHER LENDERS OR THE BORROWER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

            (c) WAIVER OF JURY TRIAL. EACH OF THE ADMINISTRATIVE AGENT AND THE OTHER LENDERS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

     15.18 COUNTERPARTS; EFFECTIVENESS; INCONSISTENCIES. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered (including delivery via facsimile) shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against the Borrower and each Lender on the Closing Date. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern. In the event the Lenders enter into any co-lender agreement with the Administrative Agent pertaining to the Lenders' respective rights with respect to voting on any matter referenced in this Agreement or the other Loan Documents on which the Lenders have a right to vote under the terms of this Agreement or the other Loan Documents, such co-lender agreement shall be construed to the extent reasonable to be consistent with this Agreement and the other Loan Documents, but to the extent that the terms and conditions of such co-lender agreement are actually inconsistent with the terms and conditions of this Agreement and/or the other Loan Documents, such co-lender agreement shall govern as among the Administrative Agent and the Lenders. Notwithstanding the foregoing, any rights reserved to the Administrative Agent under this Agreement and the other Loan Documents shall not be varied or in any way affected by such co-lender agreement and the rights and obligations of the Borrower under the Loan Documents will not be varied.

     15.19 LIMITATION ON AGREEMENTS. All agreements between the Borrower, the Administrative Agent and each Lender in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by the Borrower under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

     15.20 CONFIDENTIALITY. Subject to SECTION 15.1(g), the Lenders shall hold all nonpublic information obtained pursuant to the requirements of this Agreement, and identified as such by the Borrower or the Guarantor, in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices (provided that such Lender may share such information with its Affiliates in accordance with such Lender's customary procedures for handling confidential information of this nature and provided further that such Affiliate shall hold such information confidential) and in any event the Lenders may make disclosure reasonably required by a bona fide offeree, transferee or participant in connection with the contemplated transfer or participation or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such offeree, transferee or participant to agree (and require any of its offerees, transferees or participants to agree) to comply with this SECTION 15.20. In no event shall any Lender be obligated or required to return any materials furnished by the Borrower; PROVIDED, HOWEVER, each offeree shall be required to agree that if it does not become a transferee or participant it shall return all materials furnished to it by the Borrower or any Lender in connection with this Agreement. Any and all confidentiality agreements entered into between any Lender and the Borrower shall survive the execution of this Agreement. Notwithstanding anything herein to the contrary, "nonpublic information" shall not include, and any party may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure; PROVIDED that with respect to any document or similar item that in either case contains nonpublic information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans and transactions contemplated hereby.

     15.21 DISCLAIMERS. The Administrative Agent and the other Lenders shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer, tenant or other party for services performed or materials supplied in connection with any work performed on the Real Properties. The Administrative Agent and the other Lenders shall not be liable for any debts or claims accruing in favor of any such parties against the Borrower or others or against any of the Real Properties. The Borrower is not and shall not be an agent of any of the Administrative Agent or the other Lenders for any purposes and none of the Lenders nor the Administrative Agent shall be deemed partners or joint venturers with the Borrower or any of their Affiliates as a result of the consummation of the transactions contemplated by this Agreement. None of the Administrative Agent or the other Lenders shall be deemed to be in privity of contract with any contractor or provider of services to any Real Property, nor shall any payment of funds directly to a contractor or subcontractor or provider of services be deemed to create any third party beneficiary status or recognition of same by any of the Administrative Agent or the other Lenders and the Borrower agrees to hold the Administrative Agent and the other Lenders harmless from any of the damages and expenses resulting from such a construction of the relationship of the parties or any assertion thereof solely to the extent, if any, that the Borrower has requested that the Administrative Agent or any other Lender deal directly with or make any payments directly to such a contractor or provider of services.

     15.22 NO THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement or any other Loan Document, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement or such other Loan Documents on any Persons other than the parties hereto from time to time and, to the extent specifically provided herein, their respective officers, directors, shareholders, agents, attorneys, employees, Affiliates, successors and assigns (including, without limitation, the Indemnitees); nor is anything herein or therein intended to relieve or discharge the obligation or liability of any Persons other than those referred to above, or give any Persons other than those referred to above any right of subrogation or action over or against any party hereto.

     15.23 ENTIRE AGREEMENT. This Agreement, taken together with all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

     15.24 NATURE OF THE BORROWER'S LIABILITY. Notwithstanding anything to the contrary contained in this Agreement or in any of the other Loan Documents, each of the Partnership and the Company undertakes their respective monetary Obligations and, to the extent divided, their respective non-monetary Obligations contained in this Agreement or in any of the other Loan Documents on an individual, not joint, basis and neither the Partnership nor the Company shall be liable for damages or breach by the other of its respective Obligations under this Agreement or any of the other Loan Documents; PROVIDED, HOWEVER, that
(i) the covenants of Borrower contained in SECTION 10.11(d) and SECTION 10.12 of this Agreement are undertaken collectively and (ii) nothing herein shall impair or limit the obligations of the Partnership (or GGP, Inc.) pursuant to the Guaranty.

     [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXECUTED as of the date first above written.

                       BORROWERS:


                       GGPLP L.L.C., a Delaware limited liability
                            company

                       By:  GGP LIMITED PARTNERSHIP, a Delaware
                            limited partnership, its sole managing
                            member

                            By:   GENERAL GROWTH PROPERTIES,
                                  INC., a Delaware corporation, its sole
                                  general partner


                                  By:  /s/ BERNARD FREIBAUM
                                     ----------------------------------------
                                  Name:  Bernard Freibaum
                                  Title: Executive Vice President





                       GGP LIMITED PARTNERSHIP, a Delaware
                       limited partnership

                       By:  GENERAL GROWTH PROPERTIES,
                            INC., a Delaware corporation, its sole
                            general partner

                            By: /s/ BERNARD FREIBAUM
                               -----------------------------------------
                            Name:  Bernard Freibaum
                            Title: Executive Vice President

Term Loan Commitment:           $77,592,857.15    EUROHYPO AG, NEW YORK
                                                  BRANCH
Revolving Loan Commitment:      $43,107,142.86


                                                  By:  /s/ BEN MARCIANO
                                                      ------------------------
                                                  Name:  Ben Marciano
                                                  Title: Managing Director


                                                  By: /s/  ANDREW CHERRICK
                                                      ------------------------
                                                  Name:  Andrew Cherrick
                                                  Title: Vice President

ADDRESS FOR NOTICES:
-------------------

Eurohypo AG
123 North Wacker Drive
Suite 2300
Chicago, Illinois  60606
Attention: Maureen Slentz
Telephone: (312) 267-8868
Facsimile: (312) 267-8875
Email: maureen.slentz@ehy-us.com

Term Loan Commitment:         $77,592,857.14    BANK OF AMERICA, N.A.

Revolving Loan Commitment:    $43,107,142.85

                                                By:  /s/ MICHAEL W. EDWARDS
                                                   ----------------------------
                                                Name:  Michael W. Edwards
                                                Title: Managing Director

ADDRESS FOR FUNDING NOTICES:
---------------------------

Bank of America, N.A.
TXI-492-14-05
901 Main Street
Dallas, TX 75202
Attention: Kenneth M. Smith
Telephone: (214) 209-0592
Facsimile: (214) 290-9673
Email: kenneth.m.smith@bankofamerica.com


ADDRESS FOR ALL OTHER NOTICES:
-----------------------------

Bank of America, N.A.
IL 1-231-10-35
231 South LaSalle Street
Chicago, Illinois 60697
Attention: Michael Edwards
Telephone: (312) 828-5175
Facsimile: (312) 974-4970
Email: michael.w.edwards@bankofamerica.com

Term Loan Commitment:           $77,592,857.14   LEHMAN COMMERCIAL PAPER
                                                 INC.
Revolving Loan Commitment:      $43,107,142.86

                                                 By: /s/ FRANCIS X. GILHOOL
                                                    ---------------------------
                                                 Name:  Francis X. Gilhool
                                                 Title: Authorized Signatory

ADDRESS FOR ALL OTHER NOTICES:
-----------------------------

Lehman Brothers Inc.
399 Park Avenue, 8th Floor
New York, NY 10022
Attention: Thomas Buffa
Telephone: 212-526-5153
Facsimile: 646-758-4672
Email: tbuffa@lehman.com

Term Loan Commitment:         $77,592,857.14     U.S. BANK NATIONAL
                                                 ASSOCIATION

Revolving Loan Commitment:    $43,107,142.86

                                                 By:  /s/ GREGORY S. PEARSON
                                                    --------------------------
                                                 Name:  Gregory S. Pearson
                                                 Title: Vice President


ADDRESS FOR NOTICES:
-------------------

U.S. Bank National Association
400 North Michigan Avenue, 2nd Floor
Chicago, Illinois 60611
Attention: Gregory S. Pearson
Telephone: (312) 836-6723
Facsimile: (312) 836-6702
Email: gregory.pearsonl@usbank.com

Term Loan Commitment:         $77,592,857.14    FLEET NATIONAL BANK

Revolving Loan Commitment:    $43,107,142.86

                                                By: /s/ MARGARET A. MULCAHY
                                                   ---------------------------
                                                Name:  Margaret A. Mulcahy
                                                Title: Director


ADDRESS FOR NOTICES:
-------------------

Fleet National Bank
100 Federal Street
Mail Code MA DE 10008H
Boston, MA  02110
Attention: Peter A. Olivier
Telephone: (617) 434-5115
Facsimile: (617) 434-0645
Email: peter_a_olivier@fleet.com

Term Loan Commitment:          $62,035,714.29    COMMERZBANK AG NEW YORK
                                                 BRANCH
Revolving Loan Commitment:     $34,464,285.71

                                                 By:  /s/ CHRISTIAN BERRY
                                                    --------------------------
                                                 Name:  Christian Berry
                                                 Title: Vice President

                                                 By:  /s/ DOUGLAS TRAYNOR
                                                    ---------------------------
                                                 Name:  Douglas Traynor
                                                 Title: Senior Vice President

ADDRESS FOR NOTICES:
-------------------
Commerzbank AG New York Branch
2 World Financial Center
New York, NY 10281-1050
Attention: Douglas Traynor
Telephone: (212) 266-7569
Facsimile: (212) 266-7565
Email: dtraynor@cbkna.com